    As filed with the Securities and Exchange Commission on January 22, 2003

                                                      Registration No. 333-_____

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------


              PHEAA STUDENT LOAN
                FOUNDATION, INC.                    PHEAA STUDENT LOAN TRUST I
  (Depositor to the Issuer described herein)         (Issuer of the Notes)
----------------------------------------------    -----------------------------
        (Exact name of registrant as              (Exact name of registrant as
        specified in its charter)                   specified in its charter)


            Pennsylvania                                    Delaware
          ----------------                     -------------------------------
   (State or other jurisdiction of             (State or other jurisdiction of
   incorporation or organization)              incorporation or organization)

            51-0423553                                    Applied for
 -----------------------------------       ------------------------------------
 (I.R.S. Employer Identification No.)      (I.R.S. Employer Identification No.)


                                                 c/o Wachovia Bank of Delaware
                                                 One Rodney Square, Suite 102
    1200 North Seventh Street,                          920 King Street
    Harrisburg, PA 17102-1444                        Wilmington, DE 19801
          717-720-2023                                   302-888-7528
---------------------------------------  ---------------------------------------
(Address, including ZIP Code, telephone  (Address, including ZIP Code, telephone
     number, including area code, of          number, including area code, of
    registrant's principal executive         registrant's principal executive
              offices)                                   offices)

                              --------------------

                               Timothy A. Guenther
                 Pennsylvania Higher Education Assistance Agency
                            1200 North Seventh Street
                           Harrisburg, PA 17102 - 1444
                                  717-720-2023
                          ----------------------------
            (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)
                                 ---------------

                                   COPIES TO:

                  Kenneth R. Dugan, Esq.                Wesley R. Kelso, Esquire
                       Stevens & Lee                         Stevens & Lee
                  111 North Sixth Street                 25 North Queen Street
                  Reading, PA 19603-0679                       Suite 602
                                                          Lancaster, PA 17603

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                            CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                PROPOSED
      TITLE OF EACH              MAXIMUM                PROPOSED
        CLASS OF                 OFFERING                MAXIMUM                                        AMOUNT OF
      SECURITIES TO            AMOUNT TO BE             AGGREGATE              OFFERING               REGISTRATION
      BE REGISTERED            REGISTERED(1)         PRICE PER UNIT            PRICE(2)                   FEE
========================= ====================== ======================= ====================== ======================
Notes(1)                      $1,000,000,000               100%              $1,000,000,000              $92,000
========================= ====================== ======================= ====================== ======================

(1) The amount of securities being registered represents the maximum aggregate principal amount of securities currently expected to be offered for sale.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

         THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

         The information contained in this prospectus supplement and the accompanying prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission becomes effective. This prospectus supplement and the accompanying prospectus is not an offer to sell or the solicitation of an offer to buy these securities in any state in which such offer is not permitted.

SUBJECT TO COMPLETION, Dated ________________

PROSPECTUS SUPPLEMENT
(To prospectus dated ____________ __, 2003)

                                 $______________
                         STUDENT LOAN ASSET-BACKED NOTES
                                   SERIES ____

                           PHEAA STUDENT LOAN TRUST I
                                     ISSUER

                       PHEAA STUDENT LOAN FOUNDATION, INC.
                                    DEPOSITOR

                 PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY
                               SELLER AND SERVICER

         We are offering our notes in the following _____ classes:

====================================================================================================================

                      ORIGINAL          [INITIAL]         FINAL         PRICE TO
                      PRINCIPAL          INTEREST         LEGAL         PUBLIC(1)        UNDERWRITING    PROCEEDS TO
      CLASS            AMOUNT             RATE           MATURITY         [(1)]            DISCOUNT       ISSUER(2)
====================================================================================================================

                   $----------                                                            $----------
____________________________________________________________________________________________________________________

Total
====================================================================================================================

(1)      Plus accrued interest, if any, from ____ 200_.

(2) The proceeds to issuer before deducting expenses are estimated to be $_______________.

         The notes will be secured by student loans. [The ____ notes will be rated _____ by ___________ and _________________.] [The ___ notes will not be rated.]

         The notes will [not] be listed on any exchange or the NASDAQ Stock Market.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The sole beneficiary of PHEAA Student Loan Foundation, Inc. is the Pennsylvania Higher Education Assistance Agency, which acts as administrator of PHEAA Student Loan Trust I and is the servicer of the student loans held by the Trust.

         YOU SHOULD CAREFULLY REVIEW THE "RISK FACTORS" SECTION BEGINNING ON PAGE S-__ OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 11 OF THE ACCOMPANYING PROSPECTUS.

         THESE NOTES ARE ASSET-BACKED SECURITIES ISSUED BY A TRUST. THE NOTES ARE NOT OBLIGATIONS OF PHEAA STUDENT LOAN FOUNDATION, INC., THE PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY, OR ANY OF THEIR AFFILIATES. [THE [SERIES ___] [CLASS ___] NOTES ARE INSURED AS TO TIMELY PAYMENTS OF PRINCIPAL AND INTEREST BY [NOTE INSURER]].

          THIS PROSPECTUS SUPPLEMENT MAY BE USED TO OFFER AND SELL THE NOTES ONLY IF ACCOMPANIED BY THE PROSPECTUS.

         The underwriters named below are offering the notes subject to approval of certain legal matters by their counsel. The notes will be delivered in book-entry form only on or about ______ __, ____.

         [Underwriters]

                                             TABLE OF CONTENTS

                                           PROSPECTUS SUPPLEMENT
Summary..........................................................................................      S-
The Seller.......................................................................................      S-
[Previously Issued Notes]........................................................................      S-
Fees Paid by Trust...............................................................................      S-
Credit Enhancement and Derivative Products.......................................................      S-
Use of Proceeds..................................................................................      S-
Characteristics of Our Student Loans.............................................................      S-
Information Relating to the Guarantee Agencies...................................................      S-
[Subservicing Agreement].........................................................................      S-
[Capitalization of the Trust]....................................................................      S-
Eligible Lender Trustee..........................................................................      S-
Management's Discussion and Analysis of Financial Condition and Results of
 Operations......................................................................................      S-
Special Note Regarding Forward Looking Statements................................................      S-
Plan of Distribution.............................................................................      S-
Legal Matters....................................................................................      S-
Reports to Security Holders......................................................................      S-
Annex I..........................................................................................      S-


                                                PROSPECTUS

Incorporation of Documents by Reference; Where to Find More Information..........................         2
About This Prospectus............................................................................         3
Summary of the Offering..........................................................................         4
Risk Factors.....................................................................................        11
Special Note Regarding Forward Looking Statements................................................        18
Description of the Notes.........................................................................        19
Security and Sources of Payment for the Notes....................................................        28
Book-Entry Registration..........................................................................        31
Additional Notes.................................................................................        35
Summary of the Indenture Provisions..............................................................        36
Description of Credit Enhancement................................................................        50
The Student Loan Program of PHEAA Student Loan Trust I...........................................        52
Additional Fundings..............................................................................        54
PHEAA Student Loan Trust I.......................................................................        55
Eligible Lender Trustee..........................................................................        56
PHEAA  Student Loan Foundation, Inc..............................................................        57
The Pennsylvania Higher Education Assistance Agency..............................................        58
Servicing of the Student Loans...................................................................        58
Administration of the Student Loans..............................................................        63
Description of the Federal Family Education Loan Program.........................................        65
Material U.S. Federal Income Tax Considerations..................................................        80
ERISA Considerations.............................................................................        87
Plan of Distribution.............................................................................        88
Legal Matters....................................................................................        89
Ratings..........................................................................................        89
Glossary of Terms................................................................................        91


              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         We provide information to you about the notes in two separate documents that progressively provide more detail. This prospectus supplement describes the specific terms of the notes. The accompanying prospectus provides general information, some of which may not apply to the notes. You are urged to read both the prospectus and this prospectus supplement in full to obtain information concerning the notes.

         Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in the materials where you can find further discussions about related topics. The table of contents on the preceding page provides the pages on which these captions are located.

         The terms "we," "us," "our," and "the Trust" refer to PHEAA Student Loan Trust I, the issuer of the notes offered by this prospectus supplement and the accompanying prospectus.

         Some of the terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Glossary of Terms" beginning on page 91 in the accompanying prospectus.

                                     SUMMARY

         o The following summary is a very general overview of the terms of the notes and does not contain all of the information that you need to consider in making your investment decision.

         o Before deciding to purchase the notes, you should consider the more detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus.

         o This prospectus supplement contains forward-looking statements that involve risks and uncertainties. See "Special Note Regarding Forward Looking Statements" in the accompanying prospectus.

General Terms of the Offering

         Notes We will issue $__________ of Series ___ Class ___ notes and $______ of Series _____ Class ____ notes in minimum denominations of $____ and any integral multiple of $_____.


                                    Subject to earlier redemption, the Class
                                    ____ notes will mature on ________ and the Class ____ notes will mature on ________.

                                    The Class ___ notes will bear interest at a [fixed] [variable] rate, and the Class ____ notes will bear interest at a [fixed] [variable] rate as described below.

                                    The Class ____ notes are [senior]
                                    [subordinate] and the Class ___ notes are [senior] [subordinate] in priority as to payment as described in this prospectus supplement and the accompanying prospectus.

         Use of Funds               The proceeds from the sale of the notes will
                                    be used to purchase student loans, establish a reserve fund, and pay the costs of issuing the notes. The student loans and other funds held by the Trust will be pledged to the indenture trustee to secure the repayment of the notes.

         [Prior Offerings           We have previously issued other series of
                                    notes and have similarly used the proceeds that we received to purchase student loans.
                                    All of those student loans previously
                                    acquired, together with the student loans that we purchase with the proceeds of the notes offered by this prospectus supplement, are pledged to the trustee to secure repayment of all of the notes issued under the indenture, including the notes offered by this prospectus supplement. The composition of this common pool of student loans will change over time as student loans are repaid and new student loans are purchased with the proceeds of future note offerings.]

Principal Parties

         Issuer:                            PHEAA Student Loan Trust I

         Depositor:                         PHEAA Student Loan Foundation, Inc.

         Seller and Servicer:               Pennsylvania Higher Education Assistance Agency

         [Sub-Servicer:]                    [Name of subservicer]

         Administrator:                     Pennsylvania Higher Education Assistance Agency

         Indenture Trustee:                 Allfirst Bank

         Eligible Lender Trustee:           Allfirst Bank

         Owner Trustee:                     Wachovia Bank of Delaware, National Association

         [Auction Agent:]                   [Name of Auction Agent]

         [Calculation Agent:]               [Name of calculation agent]

         [Swap Counterparty:]               [Name of Counterparty]

Interest Rates

[Fixed Rate Notes]

         [The class __-__ notes and the class __-__ notes will bear interest at the following rates per annum:

                  class ______                __________%

                  class ______                __________%

[Auction Rate Securities]

                                               Initial           Initial Rate
                                             Auction Date      Adjustment Date
                                             ------------      ---------------
class __-__
class __-__

         [For each auction period, the interest rate for the class ___-___ notes and the class ___-___ notes will equal the least of:

         o the rate determined pursuant to the auction procedures described in the accompanying prospectus under "Description of Notes - Auction Rate Securities;"

         o  a maximum rate defined in the indenture as the least of:

               - the LIBOR rate for a comparable period plus a margin ranging from _____% to [___] % depending upon the ratings of the notes,

               -  18%, or

               -  the maximum rate permitted by law; and

         o  a net loan rate, defined in the indenture to mean the greater of:

               - the interest rate on specified Commercial Paper Rate (90-day) plus ____%,

               - the weighted average interest rate on our student loans less our program expense percentage. This percentage, which is currently [___]%, is determined by us and equals our estimated annual expenses divided by the outstanding principal balance of all our loans, or

               -  some other limiting formula.

         [After the initial auction period, the period between auctions for the class __-__ notes and class __-__ notes will generally be 28 days. We may change the length of the auction period for any class of auction rate securities as described in the accompanying prospectus under the heading "Description of the Notes-Auction Rate Securities."]

[LIBOR Rate Notes]

                                   Initial          Initial          Initial
                                  Interest         LIBOR Rate       Interest
                                Payment Date       Based Rate        Period
                                ------------       ----------        ------

class __-__
class __-__

For each subsequent interest period, the class ___-___ notes and class ___-___ notes will bear interest at a per annum rate equal to:

         o the [three] month LIBOR rate plus _____%, subject to an interest rate cap. See "Description of the Notes-LIBOR Rate Notes" in the accompanying prospectus.

[Treasury Rate Notes]

                        Initial Interest    Initial Treasury        Initial
                          Payment Date         Based Rate        Interest Period
                          ------------         ----------        ---------------

class __-__
class __-__

For each subsequent interest period, the class ___-___ notes and class ___-___ notes will bear interest at a per annum rate equal to:

         o the 91-day Treasury Bill plus _____%, subject to an interest rate cap. See "Description of the Notes-Treasury Rate Notes" in the accompanying prospectus.

[Commercial Paper Rate Notes]

                        Initial Interest    Initial Commercial      Initial
                          Payment Date       Paper Based Rate    Interest Period
                          ------------       ----------------    ---------------

class __-__
class __-__

For each subsequent interest period, the class ___-___ notes and class ___-___ notes will bear interest at a per annum rate equal to:

         o 90- day commercial paper rate plus _____%, subject to an interest rate cap. See "Description of the Notes-Commercial Paper Rate Notes" in the accompanying prospectus.

Interest Payments

         o [On each interest payment date, we will pay the holders of each class of fixed rate notes interest calculated at the respective interest rates listed on the cover page. We will calculate interest on the basis of a 360-day year consisting of twelve 30-day months. For the interest payment due ______ __, ____, the interest accrual period begins on ______ __, ____ and ends on ______, ____. For all other interest payment dates, the interest accrual period will be the preceding calendar month.]

         o [On the first business day after each auction period for a class of auction rate securities, we will pay the holders of those auction rate securities the interest accrued on their notes during the preceding auction period at the applicable interest rate. We will calculate interest on the basis of a 360-day year and the actual number of days elapsed during the related auction period.] For the interest payment due ______ __, ____, the interest accrual period begins on ______ __, ____ and ends on ______, ____. For all other interest payment dates, the interest accrual period will be the [preceding auction period.]

         o [On [the first business day of each month, commencing _________ __, ____,] [each _____, ____, ____, ___, ____, ___ and ____, __] we will pay the holders of the LIBOR Rate class __- __ notes and class __-__ notes the interest accrued on their notes during the preceding interest accrual period at the applicable interest rate. We will calculate interest on the basis of a 360- day [365-day] year consisting of twelve 30-day months.] For the interest payment due ______ __, ____, the interest accrual period begins on ______ __,
            ____ and ends on ______, ____. For all other interest payment dates, the interest accrual period will be [three] months.]

         o [On [the first business day of each calendar quarter, commencing _________ __, ____,] we will pay the holders of the Treasury Rate class __- __ notes and class __-__ notes the interest accrued on their notes during the preceding interest accrual period at the applicable interest rate. We will calculate interest on the basis of a 365/366-day year.] For the interest payment due ______ __, ____, the interest accrual period begins on ______ __, ____ and ends on ______, ____. For all other interest payment dates, the interest accrual period will be three months.]

         o [On [the first business day of each calendar quarter, commencing _________ __, ____,] we will pay the holders of the Commercial Paper Rate class __- __ notes and class __-__ notes the interest accrued on their notes during the preceding interest accrual period at the applicable interest rate. We will calculate interest on the basis of a 365/366-day year.] For the interest payment due ______ __, ____, the interest accrual period begins on ______ __, ____ and ends on ______, ____. For all other interest payment dates, the interest accrual period will be three months.]

Principal Redemptions

         The notes are subject to redemption as follows:

         o We will [may] redeem notes with the principal payments that we receive on the student loans.

         o At anytime when the value of our assets, as determined in accordance with the indenture, is less than [____%] of the principal balance of the outstanding notes plus accrued interest and other accrued liabilities of the Trust we will [may] redeem notes with that portion of interest payments received on the student loans that is not needed to pay interest on the notes and to pay our expenses.

         o On _______ _, 20__, we will redeem notes with any funds remaining in the Acquisition Fund.

         o We may also redeem all outstanding notes when the aggregate outstanding principal balance of all of our notes is 10% or less of the aggregate initial principal balance of all of the notes issued under the indenture.

         We cannot predict when the notes offered by this prospectus supplement will be redeemed. However, they will be paid in full on ________ __, 20__.

         The redemption price for notes to be redeemed will be the principal balance of the notes plus accrued interest to the date of redemption[, any carry-over amounts and interest on the carry-over amounts].

         We will redeem all Class A notes before any Class B notes are redeemed [provided, however, at any time when the ratio of our assets to our liabilities exceeds [__] we may redeem Class B notes prior to redeeming Class A notes. These percentages may be lowered if the rating agencies rating our notes confirm their ratings.]

         See the discussion under "Description of the Notes" in the accompanying prospectus for a more complete discussion of how we will pay your notes.

Acquisition of Our Student Loan Portfolio

         The funding period begins on the closing date and ends on _____ _, 200_, or such later date not exceeding six months from the closing date. During the funding period, we will continue to acquire student loans originated under the Federal Family Education Loan Program using funds on deposit in the Acquisition Fund. The Acquisition Fund will be created by the depositor on the closing date and held by the indenture trustee. On the closing date, the depositor will use a portion of the proceeds of the sale of the notes to make a deposit of $[____], or [__]% of the initial principal amount of the notes, into the Acquisition Fund. Amounts in the Acquisition Fund will be used by the Trust to purchase from time to time student loans from the depositor and to redeem notes.

         [From time to time after the closing date, if a borrower under a student loan held by the Trust elects to consolidate such loan with other student loans to such borrower not held by the Trust, we may purchase such resulting federal consolidation loan. The funds for the purchase of such federal consolidation loans will be provided from prepayments on other student loans held by the Trust that have been prepaid as a result of federal consolidation loans originated by other lenders. The maximum amount of federal consolidation loans that may be purchased by the Trust is $__________. See " Additional Fundings - Federal Consolidation Loans" in the accompanying prospectus.]

Characteristics of Our Student Loan Portfolio

         The portfolio of student loans [that we currently own and] that we expect to acquire with the proceeds of the notes is described below under "Characteristics of our Student Loans" in this prospectus supplement.

         The cut-off date for the initial student loans is _____, 200_. For any additional student loan transferred to the Trust, the cut-off date will be established when such loan is transferred to the Trust. The Trust will receive all payments made on a student loan after its cut-off date.

         The information presented in this prospectus supplement relating to the student loans is as of ____ _, 200_, which we refer to as the statistical cut-off date. The depositor believes that the information set forth in this prospectus supplement about the student loans as of the statistical cut-off date is representative of the characteristics of the student loans as they will exist at the date of issuance of the notes, although certain characteristics of the student loans may vary. We refer to the date of issuance of the notes as the closing date.

[Definitive Notes]

         [The [designate classes] notes will be evidenced by definitive notes registered in the name or names of the holders of those notes or their nominee.]

Book-Entry Registration

         We expect that the notes will be delivered in book-entry form through the Same Day Settlement System of The Depository Trust Company.

[Additional Offerings]

         [Describe any additional offerings.]

Federal Income Tax Consequences

         Treatment of the Notes as Indebtedness. Based on a number of factors, including certain representations of the Trust, certain information provided by the servicer regarding the student loans to be acquired by the Trust, the assumption that the holders will in fact treat the notes as indebtedness for U.S. federal, state and local income and franchise tax purposes, and the assumption that the notes will be rated investment grade by a nationally recognized statistical rating agency, tax counsel to the Trust will deliver an opinion that for federal income tax purposes the notes will be treated as indebtedness. [You will be required to include in your income interest on the notes as paid or accrued, in accordance with your accounting methods and the provisions of the Internal Revenue Code.] See "Material U.S. Federal Income Tax Considerations" in the accompanying prospectus.

         [Original Issue Discount. Generally, under the Treasury regulations, a debt instrument will be treated as issued with original issue discount if the excess of the security's "stated redemption price at maturity" over its "issue price" (each as defined below) equals or exceeds a de minimis amount (generally 0.25% of the security's stated redemption price at maturity multiplied by the number of years to its maturity, based on the anticipated weighted average life of the securities, calculated using the "prepayment assumption," if any, used in pricing the securities, and weighing each payment by reference to the number of full years elapsed from the closing date to the anticipated date of such payment). A note's "stated redemption price at maturity" generally includes all payments on the note other than payments of "qualified stated interest." The term "issue price" generally means the first price at which a substantial portion of the notes is sold, excluding sales to placement agents, underwriters, brokers or wholesalers.

         Generally, under the Treasury regulations, "qualified stated interest" is stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate or at certain variable rates that are described in the Treasury regulations, and interest is "unconditionally payable" only if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise includes terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a "remote" contingency. Generally, a contingency is "remote" if there is a remote likelihood that the contingency will occur. If there is a remote likelihood that the contingency will occur, it is assumed that the contingency will not occur. The Treasury regulations provide a "consistency rule," under which the issuer's determination that a contingency is "remote" is binding on all holders, except a holder that explicitly discloses on the holder's federal income tax return for the year in which the debt instrument is acquired that its determination is different from the issuer's determination.

         Under the indenture, any default in the punctual payment of the principal of or interest on any class of notes other than the class __ notes solely as a result of insufficient funds is not an event of default. Thus, under the Treasury regulations, stated interest on the class __ notes is not qualified stated interest unless the class __ notes include terms and conditions that make the likelihood of late payment (other than a late payment that occurs within a reasonable grace period) or nonpayment a "remote" contingency.

         The Trust intends to take the position that, under current law and interpretations thereof, stated interest on the class __ notes will be qualified stated interest, because [unpaid interest on the class __ notes will bear interest at __ % and] the class ___ notes are expected to be rated [single A] by a nationally recognized statistical rating agency. Therefore, the Trust intends to take the position that, under current law and interpretations thereof, the class __ notes will not be issued with original issue discount. Under this position, stated interest on the class ___ notes will be taxable to a U.S. Holder as ordinary interest income as the interest accrues or is paid (in accordance with the holder's method of tax accounting). Nevertheless, it is possible that the Internal Revenue Service could take a position contrary to the position taken by the Trust. If the Internal Revenue Service takes a position contrary to the position taken by the Trust and successfully asserts that the class __ notes have been issued with original issue discount, a holder of class __ notes will be required to include original issue discount in ordinary income as it accrues, before (and without regard to the timing of) receipt of the cash attributable to such income, and without regard to the U.S. Holder's method of accounting, using a constant yield method, computed taking into account the prepayment assumption, if any.

         If there is a default in the punctual payment of the principal of or interest on any class of notes other than the class __ notes solely as a result of insufficient funds, the class ___ notes will be treated, solely for purposes of the rules governing original issue discount, as being "re-issued" at such time with original issue discount. Under these circumstances, a holder of class __ notes will be required to include original issue discount in ordinary income as it accrues, before (and without regard to the timing of) receipt of the cash attributable to such income, and without regard to the U.S. Holder's method of accounting, using a constant yield method, computed taking into account the prepayment assumption, if any. See "Material U.S. Federal Income Tax Considerations" in the accompanying prospectus.]

ERISA Considerations

         If the notes are treated as indebtedness without substantial equity features, the notes are eligible for purchase by or on behalf of employee benefit plans, retirement arrangements and individual retirement accounts, subject to the considerations discussed under "ERISA Considerations" in the accompanying prospectus.

                                  RISK FACTORS

         The discussion under the heading "Risk Factors" in the prospectus describes the general risks associated with your investment in the notes. In addition, you should consider the following factors:

         Our assets may not be sufficient to pay our notes upon the occurrence of an event of default. On the closing date, the aggregate principal balance of the student loans we own and the other assets pledged as collateral for the notes will be [__]% of the aggregate principal balance of all of our notes outstanding under the indenture. In addition, the price we pay for additional student loans that we acquire during the funding period may exceed the principal balance of those loans. As a result, if an event of default should occur under the indenture and we were required to redeem all of our notes, our liabilities may exceed our assets. If this were to occur, we would be unable to repay in full all of the holders of our notes, and this would affect our Class B notes before affecting our Class A notes.

         The acquisition of additional student loans after the closing date may cause the characteristics of the student loan portfolio to differ significantly from those described in this prospectus supplement. Upon the purchase of additional student loans by the Trust after the closing date, the characteristics of the student loan portfolio may differ significantly from the information as of the statistical cut-off date presented in this prospectus supplement. The characteristics that may differ include the composition of the student loans, changes in the relative concentration of guarantors in the student loan portfolio, the distribution by loan type, the distribution by interest rate, the distribution by principal balance and the distribution by remaining term. Student loans may be added to the Trust with the proceeds of the issuance of additional notes by the Trust and by the use of funds remaining in the Acquisition Fund after the closing date.

         The concentration of the student loans in specific geographic areas may increase your risk of loss. Economic conditions in the states where obligors reside may affect the delinquency, loan loss and recovery experience with respect to the student loan portfolio. As of the statistical cut-off date, [_]% of the student loan portfolio (by outstanding principal balance of the student loans as of the statistical cut-off date) were recorded as being made to borrowers located in ______________.

         Economic conditions in any state or region may decline over time and from time to time. Because of the concentration of the borrowers in _______________, any adverse economic conditions in __________________ may have a greater effect on the performance of the notes than if this concentration did not exist.

         [The basis risk associated with the notes may result in shortfalls if the swap counterparty defaults. The Trust will enter into a swap agreement intended to mitigate the basis risk associated with the notes. Basis risk is the risk that shortfalls might occur because, among other things, the interest rates of the student loans and those of the notes adjust on the basis of different indices. If a payment is due to the Trust under the swap agreement, a default by the swap counterparty may reduce the amount of available funds for any collection period and shortfalls in the payment of interest on the notes could result.]

         [Issuing the notes and holding the proceeds in the Acquisition Fund until the student loans are purchased could result in the Trust incurring losses until the student loans are purchased. The yield on the funds held in the Acquisition Fund will probably be lower than the yield on the student loans that we intend to purchase with such funds. Until we are able to purchase such student loans, however, the income from the investments purchased with such funds will probably be less than the interest required to be paid on the notes. This difference between the yield on such investments and the interest rate on the notes could impair our ability to make the interest payments on the notes when due if there is a substantial period of time between the date the notes are issued and the date student loans are purchased with the proceeds of the notes.]

         An increase in the number of borrowers called to active military duty status may result in an increase in delayed payments from borrowers. The Soldiers' and Sailors' Civil Relief Act of 1940, provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their student loans. The response of the United States to the terrorist attacks on September 11, 2001 is expected to increase the number of citizens who are in active military service, including persons in reserve status who have been called or will be called to active duty.

         The Soldiers' and Sailors' Civil Relief Act of 1940 also limits the ability of a lender in the Federal Family Education Loan Program to take legal action against a borrower during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. As a result, there may be delays in payment and increased losses on the student loans.

         In the past, the United States Department of Education has issued guidelines that extended the in-school status, in-school deferment status, grace period status or forbearance status of certain borrowers ordered to active duty. Further, if a borrower is in default on a Federal Family Education Loan Program Loan, the applicable guarantee agency may be required to cease all collection activities for the expected period of the borrower's military service, or some other period determined by the United States Department.

         We do not know how many student loans may be affected by the application of the Soldiers' and Sailors' Civil Relief Act of 1940 or any guidelines that the Department of Education may adopt.

                                   THE SELLER

         We expect to use the proceeds of the notes being offered by this prospectus supplement to purchase a portfolio of student loans having a principal balance of approximately $__________ from the depositor. The depositor purchased that portfolio of student loans from the Pennsylvania Higher Education Assistance Agency.

         The Pennsylvania Higher Education Assistance Agency has made representations and warranties with respect to the student loans that we will purchase from the depositor, and the Pennsylvania Higher Education Assistance Agency has agreed to repurchase any student loan for which any representation or warranty is later determined to be materially incorrect. See "The Student Loan Program of PHEAA Student Loan Trust I" in the accompanying prospectus.

                            [PREVIOUSLY ISSUED NOTES]

         [Information concerning each outstanding series and class of notes that we have previously issued under the indenture is provided below. The student loans and other assets pledged to the indenture trustee will serve as collateral for the outstanding notes and any additional notes that we may issue under the indenture in the future, as well as the notes being offered by means of this prospectus supplement.

                                                        Original        Outstanding
                                                       Principal     Principal Amount      Interest
     Series             Class         Date Issued        Amount      (as of        )      Rate/Mode     Maturity Date
     ------             -----         -----------        ------      ---------------      ---------     -------------

         We have paid in full all scheduled principal and interest due and payable on each series of notes specified above. As of ___________________, the student loans that are in repayment and pledged to the indenture trustee as collateral for the outstanding notes had delinquencies as follows:

         o  $___________________ was 30 to 60 days delinquent;

         o  $___________________ was 61 to 90 days delinquent;

         o  $___________________ was 91 to 120 days delinquent;

         o  $___________________ was 121 to 180 days delinquent; and

         o  $___________________ was 181 to 240 days delinquent.

         As of ___________________, there were $___________________ of our student loans in claim status with a guarantee agency.

         [As of ___________________, the cumulative amount of net losses of principal balance of the student loans experienced by the Trust was $___________________.]

                               FEES PAID BY TRUST

         The Trust will incur fees for services provided by the servicer, the administrator, the owner trustee, the eligible lender trustee, and the indenture trustee in connection with the servicing of the portfolio of loans comprising the trust estate and the administration of the Trust. The Trust may also incur auction agent fees, broker dealer fees and calculation agent fees depending on the basis on which the interest rate on a particular series of notes is determined. In addition, these service providers are generally entitled to reimbursement for certain expenses incurred in connection with the performance of their services. These fees and expenses will be paid from the revenues of the trust estate and will be paid prior to any payment being made on the notes.

         The following fees are payable annually with respect to the notes and notes previously issued by the Trust:

                                                 Administration  Maintenance and     Broker      Calculation       Operating
     Series        Trustee Fee    Servicing Fee       Fee         Auction Fees    Dealer Fees     Agent Fees       Expenses
     ------        -----------    -------------       ---         ------------    -----------     ----------       --------

         We have paid in full all fees and expenses due and payable prior to the date of this prospectus supplement.

                   CREDIT ENHANCEMENT AND DERIVATIVE PRODUCTS

[Note Insurance]

         [We will obtain note insurance for the [class __ notes] which will insure timely payments of interest and ultimate payments of principal. Principal payments will be insured by the insurance provider on the following basis:

[Describe terms of insurance]

         The amount of the note insurance will be [____]% of the aggregate initial principal amount of the [class __ notes] [student loans]. The amount available under the note insurance policy on any subsequent interest payment date will be [the initial amount minus the sum of all of the prior claims under the policy] [[____]% of the then existing principal amount of the [class __ notes] [student loans]].

         The insurance provider is [name of note insurance provider] [which is a member of [name of insurance group]. The claims paying ability of the [name of insurance provider] [name of insurance group] is rated "____" by the [name of rating agency]]. The address of the insurance provider is [address].]

Reserve Fund

         [The Reserve Fund is currently funded in an amount equal to $_______.]We will make a deposit to the Reserve Fund on the date the notes are issued in an amount equal to $_______.] If funds available in the Revenue Fund are not sufficient to make payments when due, moneys in the Reserve Fund may be used to pay amounts due and payable to noteholders. Money withdrawn from the Reserve Fund will be restored to the required minimum balance through transfers from the Revenue Fund or the Acquisition Fund as directed by us and as available [up to the maximum transfer amount of $____]. [The required minimum balance in the Reserve Fund is $_________.] We may withdraw from the Reserve Fund, free from the lien of the indenture, any amount in excess of the required minimum balance [provided that the indenture trustee receives a confirmation of the ratings assigned to any notes that are presently outstanding].

[Interest Rate Swap]

         [We have entered into an interest rate swap agreement with [insert name of the swap counterparty]. The interest rate swap will terminate on the _____ payment date. We will owe the swap counterparty a net swap payment when [the weighted average discount rate on 91-day United States Treasury Bills plus a specified percentage is greater than ____% of the three-month LIBOR]. The swap counterparty will owe us a net swap receipt when [the three-month LIBOR is greater than ____% of the weighted average discount rate on the 91-day United States Treasury Bills plus a specified percentage]. The amount of a net swap payment or a net swap receipt is the product of the difference in the rates described above and the interest rate swap's scheduled notional amount.]

         [The scheduled notional amount for any [quarterly] payment date is set forth in Exhibit __ to this prospectus supplement. We expect the scheduled notional amount for any [quarterly] payment date to equal approximately [__]% of the then outstanding principal balance of the class ___ notes.]

         [While the interest rate swap is in effect, it will reduce, but not eliminate, the risk that the rate of interest on the notes will be determined by the applicable interest rate cap.]

[Insert Description of Interest Rate Swap Party]

[Letter Of Credit]

         [We will obtain an irrevocable [standby] [direct pay] letter of credit from [name of bank]. The letter of credit will protect [class __] noteholders against losses on student loans to the maximum of the stated amount of the letter of credit. The initial letter of credit will expire no earlier than
__________.

         The initial amount of the letter of credit will be [__]% of the aggregate initial principal amount of the [class __ notes] [student loans]. The amount available under the letter of credit on any interest payment date will be equal to this initial amount minus the sum of all of the prior draws under the letter of credit to cover any shortfall in the amounts payable to the [class __] noteholders [and the class __ noteholders].

         We will be required to renew or replace the letter of credit before its expiration until the [designate class] notes are no longer outstanding. If we do not renew or replace a letter of credit before the expiration of the then existing letter of credit, the indenture trustee will draw under the letter of credit an amount equal to the full amount available under the indenture and will transfer those funds to a separate trust fund. Thereafter, the trustee will be entitled to withdraw those funds on each interest payment date if and to the extent draws would have been required under the letter of credit.

         [The long-term debt of the bank issuing the letter of credit is rated "____" by [name of rating agency] [and "____" by [name of rating agency]]. For the year ended [end of fiscal year], the issuing bank reported total assets of $__________, total deposits of $__________ and total capital and reserves of $__________. Upon request to [name of issuing bank], a copy of the annual report of [name of issuing bank] may be obtained [without charge] from [name of issuing bank] at [address].]

Subordinated Notes

         The rights of the Class B noteholders [and holders of any notes subordinate to the Class B notes] to receive payments of interest and principal are subordinated to the rights of the Class A noteholders to receive such payments. This subordination is intended to enhance the likelihood of regular receipt by the Class A noteholders of the full amount of scheduled monthly payments of principal and interest due them and to protect the Class A noteholders against losses.

         Class A noteholders have a preferential right to receive, before any distributions to Class B noteholders, distributions from the trust estate created under the indenture and, if necessary, the right to receive future distributions on our student loans that would otherwise have been payable to the holders of Class B notes. [The Class B notes are then entitled to the available amounts, if any, remaining in the trust estate.] See "Description of Credit Enhancement-Subordinate Notes" in the prospectus.

[Surety Bonds]

         [We will obtain a surety bond in the amount of $________ with respect to the notes in favor of the indenture trustee solely for the benefit of the holders of the [class __] notes. The surety bond will provide for coverage of timely payment of all interest and ultimate payment of all principal due on the class ___ notes.
We will pay $________ to the issuer of the surety bond.]

         [Description of the issuer of the surety bond including its summary financials to be provided.]

                                 USE OF PROCEEDS

         We expect that on the date of issuance of the notes approximately $_______ will be deposited in the Reserve Fund and approximately $_______ will be deposited in the Acquisition Fund from the proceeds from the sale of the notes. Of the amount deposited in the Acquisition Fund, approximately $___________ will be used to pay the cost of issuing the notes and approximately $__________ will be used to acquire a portfolio of student loans. [The remaining proceeds deposited to the Acquisition Fund are expected to be used to acquire portfolios of student loans prior to _________, ____.]

                      CHARACTERISTICS OF OUR STUDENT LOANS

         [We have previously acquired student loans.] The pool of student loans beneficially owned by the Trust will include the student loans [previously acquired, the student loans] to be acquired by the Trust on the closing date and the additional student loans that will be acquired by the Trust from time to time after the closing date. Except for consolidation loans and substitution loans, no additional loans will be acquired by the Trust after ______, 20__. See "Additional Fundings."

         The depositor will purchase the student loans from the Pennsylvania Higher Education Assistance Agency under a loan sale and contribution agreement and will transfer the student loans to the Trust. Following the transfer of additional student loans to the Trust, the aggregate characteristics of the entire pool of student loans, including the composition of the student loan portfolio, the distribution by loan type, the distribution by interest rate, the distribution by principal balance and the distribution by remaining term to scheduled maturity described in the following tables, may vary significantly from those of the initial student loans as of the statistical cut-off date.

         In addition, the distribution by weighted average interest rate applicable to the student loan portfolio on any date following the statistical cut-off date may vary significantly from that set forth in the following tables as a result of variations in the effective rates of interest applicable to the student loans. Moreover, the information described below with respect to the original term to maturity and remaining term to maturity of the student loans as of the cut-off date may vary significantly from the actual term to maturity of any of the student loans as a result of the granting of deferral and forbearance periods with respect thereto.

         The information presented in this prospectus supplement relating to the student loan portfolio is as of ____ _, 200_, the "statistical cut-off date". The depositor believes that the information included in this prospectus supplement with respect to the student loan portfolio as of the statistical cut-off date is representative of the characteristics of the student loan portfolio as it will be constituted at the closing date, although certain characteristics of the student loan portfolio may vary.

         Set forth below in the following tables is a description of certain characteristics of the student loan portfolio as of the statistical cut-off date. The aggregate outstanding principal balance of the loans in the following tables includes net principal balances due from borrowers and excludes all accrued interest, including accrued interest to be capitalized upon commencement of repayment, due from borrowers. Total borrower accrued interest, including interest to be capitalized upon commencement of repayment, as of the statistical cut-off date is $[____]. The percentages set forth in the tables below may not always add to 100% due to rounding.

               Composition of Our Student Loan Portfolio as of the
                            Statistical Cut-Off Date

Aggregate outstanding principal balance..........................      $
Number of borrowers..............................................
Average outstanding principal balance per borrower...............      $
Number of loans..................................................
Average outstanding principal balance per loan...................      $
Weighted average annual interest rate [(2)]......................             %
Approximate weighted average remaining term (months)
 (does not include school, grace, deferment, forbearance or
 claims) [(1)]...................................................
Weighted average remaining term (months).........................

----------
[(1) Determined from the date of origination or the statistical cut-off date, as the case may be, to the stated maturity date of the applicable student loans, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See "Federal Family Education Loan Program" in the accompanying prospectus.]

[(2) Determined using the interest rates applicable to the student loans as of the statistical cut-off date. However, because some of the student loans bear interest generally at a variable rate, there can be no assurance that the student loans will bear interest at that weighted average rate at any time after the statistical cut-off date. See "Federal Family Education Loan Program" in the accompanying prospectus.]

                                   Distribution of Our Student Loans By Loan Type
                                         as of the Statistical Cut-Off Date


                                          Number                Aggregate Outstanding           Percent of Pool
          Loan Types                     of Loans                 Principal Balance         by Outstanding Balance
          ----------                     --------                 -----------------         ----------------------
Consolidation                                                        $                                    %

PLUS

Stafford - Subsidized

Stafford - Unsubsidized
                                         --------                    -----------                     -----
     Total                                                           $                                    %
                                         ========                    ===========                     =====

                                        Distribution of Our Student Loans By
                                  Interest Rate as of the Statistical Cut-Off Date


                                          Number                Aggregate Outstanding           Percent of Pool
        Interest Rate                    of Loans                 Principal Balance         by Outstanding Balance
        -------------                    --------                 -----------------         ----------------------
Less than __%                                                        $                                    %

__% to __%

__% to __%

Greater than __%
                                         --------                    -----------                     -----
     Total                                                           $                                    %
                                         ========                    ===========                     =====

                                  Distribution of Our Student Loans By School Type
                                         as of the Statistical Cut-Off Date


                                                                Aggregate Outstanding           Percent of Pool
         School Type                  Number of Loans             Principal Balance         by Outstanding Balance
         -----------                  ---------------             -----------------         ----------------------
2-Year Institution                                                   $                                    %

4-Year Institution

Proprietary/Vocational

Unknown
                                      ---------------                -----------                     -----
     Total                            $                                         %
                                      ===============                ===========                     =====

                                Distribution of Our Student Loans By Remaining Term
                              to Scheduled Maturity as of the Statistical Cut-Off Date

       Number of Months                                                                    Percent of Initial Student
         Remaining to                     Number               Aggregate Outstanding         Loans by Outstanding
      Scheduled Maturity                 of Loans                 Principal Balance            Principal Balance
      ------------------                 --------                 -----------------            -----------------
Less than 25                                                         $                                    %
25 to 36
27 to 48
49 to 60
61 to 72
73 to 84
85 to 96
97 to 108
109 to 120
121 to 132
133 to 144
145 to 156
157 to 168
169 to 180
181 to 192
193 and above                            --------                    -----------                   -------
Total                                    $                                      %
                                         ========                    ===========                   =======

         We have determined the numbers of months remaining to scheduled maturity shown in the table from the cutoff date to the stated maturity date of the applicable student loans without giving effect to any deferral or forbearance periods that may be granted in the future. See "Description of the Federal Family Education Loan Program" in the accompanying prospectus.

                               Distribution of Our Student Loans By Borrower Payment
                                     Status as of the Statistical Cut-Off Date

                 Current Borrower                              Aggregate Outstanding          Percent of Pool by
                  Payment Status      Number of Loans            Principal Balance            Outstanding Balance
                  --------------      ---------------            -----------------            -------------------
In-School                                                           $                                    %
Grace
Deferment
Forbearance
Claim
Repayment
     First Year in
       Repayment
     Second Year in
       Repayment
     Third Year in
       Repayment
     More than 3 years in
       Repayment                      _______________               ____________                    ______
     Total                                                          $                               100.00%
                                      ===============               ============                    ======

         Current borrower payment status refers to the status of the borrower of each student loan as of the cutoff date. The borrower:

         o  may still be attending school - in-school

         o may be in a grace period after completing school and prior to repayment commencing - grace

         o may have temporarily ceased repaying the loan through a deferral or a forbearance period

         o  may be currently required to repay the loan - repayment.

                  Geographic Distribution of Our Student Loans
                       as of the Statistical Cut-Off Date

         The following chart shows the geographic distribution of our student loans based on the permanent billing addresses of the borrowers as shown on the servicer's records:

                                          Number                Aggregate Outstanding           Percent of Pool
           Location                      of Loans                 Principal Balance         By Outstanding Balance
           --------                      --------                 -----------------         ----------------------
Alabama
Alaska
American Samoa
Arizona
Arkansas

                                          Number                Aggregate Outstanding           Percent of Pool
           Location                      of Loans                 Principal Balance         By Outstanding Balance
           --------                      --------                 -----------------         ----------------------
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Foreign Country
Georgia
Guam
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Military (Atlantic)
Military (Europe)
Military (Pacific)
Minnesota
Mississippi
Missouri
Montana
Northern
Mariana Islands
North Carolina
North Dakota
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
New York
Ohio
Oklahoma
Oregon
Pennsylvania
Puerto Rico
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Virginia
Virgin Islands
Vermont
Washington
West Virginia
Wisconsin
Wyoming
Other
                                         --------                 -----------------         ----------------------

Total                                                             $                                         100.00%
                                         ========                 =================                         ======

                               [Distribution of Our Student Loans By Guarantee Status
                                         as of the Statistical Cut-Off Date

                                                                Aggregate Outstanding           Percent of Pool
         Disbursement                 Number of Loans             Principal Balance         by Outstanding Balance
         ------------                 ---------------             -----------------         ----------------------
FFELP Loans - Guaranteed 100%
FFELP Loans - Guaranteed 98%          _______________             _________________                   ____.__
Total                                                             $                                    100.00%
                                      ===============             =================                    ======

                              Distribution of Our Student Loans By the Number of Days
                                 of Delinquency as of the Statistical Cut-Off Date

                                                           Aggregate Outstanding      Percent of Pool by Outstanding
       Days Delinquent             Number of Loans           Principal Balance             Principal Balance
       ---------------             ---------------           -----------------             -----------------
          0   -  30                                     $                                            %
                                                                                                     -
         31   -  60
         61   -  90
         91   - 120
        121   - 150
        151   - 180
        181   - 220                        _________    _______________                        ____________
            Total



             Distribution of Our Student Loans By Range of Principal
                   Balance as of the Statistical Cut-Off Date

     Range of Outstanding                 Number                Aggregate Outstanding         Percent of Loans by
      Principal Balance                  of Loans                 Principal Balance           Outstanding Balance
      -----------------                  --------                 -----------------           -------------------
Less than $500                                                         $__________                  _______%
$500       -    $999.00
$1,000     -  $1,999.00
$2,000     -  $2,999.00
$3,000     -  $3,999.00
$4,000     -  $5,999.00
$6,000     -  $7,000.00
$8,000     -  $9,999.00
$10,000    - $14,999.99
$15,000    - $19,999.99
$20,000 or Greater
     Total                                                    $                                      100.00%
                                            ===                ===================                   =======

                 INFORMATION RELATING TO THE GUARANTEE AGENCIES

         General. Each student loan is required to be guaranteed as to principal and interest by one of the guarantee agencies described below and reinsured by the United States Department of Education under the Higher Education Act and must be eligible for special allowance payments and, in the case of some student loans, interest subsidy payments by the United States Department of Education.

         Guarantee Agencies for the Student Loans. The eligible lender trustee has entered into a separate guarantee agreement with each of the guarantee agencies listed below, under which each of the guarantors has agreed to serve as guarantor for specified student loans.

         Under the Higher Education Amendments of 1992, if the United States Department of Education has determined that a guarantee agency is unable to meet its insurance obligations, a loan holder may submit claims directly to the United States Department of Education and the United States Department of Education is required to pay the full guarantee payment in accordance with guarantee claim processing standards no more stringent than those of the guarantee agency. We cannot assure you that the United States Department of Education would ever make such a determination with respect to a guarantee agency or, if such a determination was made, whether that determination or the ultimate payment of guarantee claims would be made in a timely manner. See "Description of the Federal Family Education Loan Program--Description of the Guarantee Agencies" in the accompanying prospectus.

         The following table provides information with respect to the portion of the student loan portfolio guaranteed by each guarantor:

                               Distribution of the Student Loans By Guarantee Agency

                                                                Aggregate Outstanding         Percent of Pool by
           Name of                       Number of                Principal Balance          Outstanding Principal
       Guarantee Agency              Loans Guaranteed            of Loans Guaranteed          Balance Guaranteed
       ----------------              ----------------            -------------------          ------------------
                                                                     $----------                             %



                                        ----------                    ----------                     -------

                                        __________                   $__________                             %
                                        ==========                    ==========               ==============

         Some historical information about each of the guarantee agencies that guarantees student loans comprising at least 10% of the initial pool balance is provided below. For purposes of the following tables we refer to these guarantee agencies as "Significant Guarantors." The information shown for each Significant Guarantor relates to all student loans guaranteed by that Significant Guarantor.

         We obtained the information in these tables from various sources, including United States Department of Education publications and data or from the Significant Guarantors. None of the issuer, the depositor, the seller, the indenture trustee, the administrator, the servicer, or the underwriters have audited or independently verified this information for accuracy or completeness.

         Guarantee Volume. The following table describes the approximate aggregate principal amount of federally reinsured student loans, excluding federal consolidation loans, that first became guaranteed by each Significant Guarantor and by all guarantee agencies, including but not limited to those guaranteeing student loans, in each of the five federal fiscal years shown:

                                                                     LOANS GUARANTEED
                                           ---------------------------------------------------------------------
                                                                   FEDERAL FISCAL YEAR
                                           ---------------------------------------------------------------------
NAME OF GUARANTY AGENCY                        1997          1998          1999          2000          2001
-----------------------                        ----          ----          ----          ----          ----

                                               $             $             $             $             $



         Reserve Ratio. Each Significant Guarantor's reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding loans it has agreed to guarantee. For this purpose:

         o Cumulative cash reserves are cash reserves plus (a) sources of funds, including insurance premiums, state appropriations, federal advances, federal reinsurance payments, administrative cost allowances, collections on claims paid and investment earnings, minus (b) uses of funds, including claims paid to lenders, operating expenses, lender fees, the United States Department of Education's share of collections on claims paid, returned advances and reinsurance fees.

         o The original principal amount of outstanding loans consists of the original principal amount of loans guaranteed by the Significant Guarantor minus the original principal amount of loans cancelled, claims paid, loans paid in full and loan guarantees transferred to the Significant Guarantor from other guarantors.

         The following table shows the Significant Guarantors' reserve ratios and the national average reserve ratio for all guarantors for the five federal fiscal years shown for which information is available:

                                                               RESERVE RATIO AS OF CLOSE OF
                                                                   FEDERAL FISCAL YEAR
                                           ---------------------------------------------------------------------
GUARANTORS                                     1997          1998          1999          2000          2001
----------                                     ----          ----          ----          ----          ----
                                                    %             %             %             %             %

         Recovery Rates. A guarantor's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined for each year by dividing the cumulative amount recovered from borrowers by the guarantor by the cumulative aggregate amount of default claims paid by the guarantor in such year. The table below shows the cumulative recovery rates for each of the Significant Guarantors for the five federal fiscal years shown for which information is available:

                                                                    RECOVERY RATE FOR
                                                                   FEDERAL FISCAL YEAR
                                           ---------------------------------------------------------------------
GUARANTORS                                     1997          1998          1999          2000          2001
----------                                     ----          ----          ----          ----          ----
                                                   %             %             %             %             %



         Claims Rate. The following table shows the claims rates of each Significant Guarantor for each of the five federal fiscal years shown:

                                                                     CLAIMS RATE FOR
                                                                   FEDERAL FISCAL YEAR
                                           ---------------------------------------------------------------------
GUARANTORS                                     1997          1998          1999          2000          2001
----------                                     ----          ----          ----          ----          ----
                                                   %             %             %             %             %

         The United States Department of Education is required to make reinsurance payments to guarantors with respect to Federal Family Education Loan Program loans in default. Those reinsurance payments are subject to specified reductions when the guarantor's claims rate for a fiscal year equals or exceeds certain trigger percentages of the aggregate original principal amount of Federal Family Education Loan Program loans guaranteed by that guarantor that are in repayment on the last day of the prior fiscal year.

         Each guarantee agency's guarantee obligations with respect to any student loan is conditioned upon the satisfaction of all the conditions in the applicable guarantee agreement. These conditions include, but are not limited to, the following:

         o the origination and servicing of the student loan being performed in accordance with the Federal Family Education Loan Program, the Higher Education Act, the guarantee agency's rules and other applicable requirements;

         o the timely payment to the guarantee agency of the guarantee fee payable on the student loan; and

         o the timely submission to the guarantee agency of all required pre-claim delinquency status notifications and of the claim on the student loan.

         Failure to comply with any of the applicable conditions, including those listed above, may result in the refusal of the guarantee agency to honor its guarantee agreement on the student loan, in the denial of guarantee coverage for certain accrued interest amounts or in the loss of certain interest subsidy payments and special allowance payments.

         Prospective investors may consult the United States Department of Education Data Books for further information concerning the guarantors.

                            [SUB-SERVICING AGREEMENT]

         [Describe sub-servicer and sub-servicer agreement]

                          [CAPITALIZATION OF THE TRUST]

         The following table illustrates the capitalization of the Trust as of the cut-off date, as if the issuance and sale of the notes had taken place on that date:

Floating Rate Class ___ Student Loan-Backed Notes......................      $
Floating Rate Class ___ Student Loan-Backed Notes......................      $
Floating Rate Class ___ Student Loan-Backed Notes......................      $
Trust Equity...........................................................      $
       Total...........................................................      $

                             ELIGIBLE LENDER TRUSTEE

         Allfirst Bank is the eligible lender trustee for the Trust under the trust agreement. Allfirst Bank is a Maryland banking corporation whose corporate trust offices are located at 213 Market Street, Harrisburg, PA 17101. The eligible lender trustee will acquire on behalf of the Trust legal title to all of the student loans acquired under a sale agreement. See "Eligible Lender Trustee" in the accompanying prospectus.

         The eligible lender trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the eligible lender trustee in the trust agreement and the sale agreement.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Sources Of Capital And Liquidity

         The Trust's primary sources of capital will be the net proceeds from the sale of the notes and the transfer of the student loans to the Trust by the depositor. The Trust's primary sources of liquidity will be collections on the student loans, as supplemented by payments, if any, from [the swap counterparties and] amounts on deposit in the Reserve Fund.

Results Of Operations

         [The Trust is newly formed and, accordingly, has no results of operations as of the date of this prospectus supplement. Because the Trust does not have any operating history, we have not included in this prospectus supplement any historical or pro forma ratio of earnings to fixed charges. The earnings on the student loans and other assets owned by the Trust and the interest costs of the notes will determine the Trust's results of operations in the future. The income generated from the Trust's assets will pay operating costs and expenses of the Trust and interest and principal on the notes. The principal operating expenses of the Trust are expected to include, but are not limited to, servicing, administration and swap fees.]

            [Insert discussion and analysis of results of operation]

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

         Statements in this prospectus supplement and the accompanying prospectus, including those concerning our expectations as to our ability to purchase eligible student loans, to structure and to issue competitive securities, our ability to pay our notes, and certain other information presented in this prospectus supplement and the accompanying prospectus, constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may vary materially from such expectations. For a discussion of the factors that could cause our actual results to differ from expectations, please see the caption entitled "Risk Factors" in this prospectus supplement and in the accompanying prospectus.

                              PLAN OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement dated as of __________, ____, among ourselves and the underwriters named below, we have agreed to sell to each of the underwriters, and each of the underwriters has agreed to purchase from us, the principal amount of the notes set forth opposite its name.

Underwriter                       Class -         Class -              Class -
-----------                       -------         -------              -------




Total


         We have been advised by the underwriters that they propose to offer the notes to the public initially at the respective offering prices set forth on the cover page of this prospectus supplement, [and to certain dealers at those prices less commissions not in excess of __% for the Class A notes and __% for the Class B notes]. Until the distribution of notes is completed, the rules of the Securities and Exchange Commission may limit the ability of the underwriters and selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of the notes. These transactions consist of bids to purchase and open market purchases and sales for the purpose of pegging, fixing or maintaining the price of the notes.

         The lead underwriter may over-allot the notes for the account of the underwriters to create a short position for the account of the underwriters by accepting orders for more notes than are to be sold.

         In addition, the underwriters may impose a penalty bid on the broker-dealers who sell the notes. This means that if an underwriter purchases notes in the open market to reduce a broker-dealer's short position or to stabilize the prices of the notes, it may reclaim the selling concession from the broker-dealer who sold those notes as part of the offering.

         In general, over-allotment transactions and open market purchases of the notes for the purpose of stabilization or to reduce a short position could cause the price of a note to be higher than it might be in the absence of such transactions.

         Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

         We have been advised by the underwriters that they presently intend to make a market in the notes; however, they are not obligated to do so. In addition, any market-making may be discontinued at any time, and an active public market for the notes may not develop.

         From time to time, the underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to the seller and servicer and its affiliates. From time to time, we may invest funds in the Reserve Fund and other accounts under the indenture in eligible instruments either acquired from the underwriters or issued by affiliates of the underwriters.

         The underwriting agreement provides that we will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, [and we have agreed to reimburse the underwriters for the fees and expenses of their counsel].

                                  LEGAL MATTERS

         Certain legal matters, including certain federal income tax matters, will be passed upon by Stevens & Lee, P.C., Philadelphia and Reading, Pennsylvania, counsel to the Trust, the depositor and the seller and servicer. Certain legal matters will be passed upon for the underwriters by
_______________________________.

                           REPORTS TO SECURITYHOLDERS

         Monthly and annual reports concerning the Trust will be delivered to noteholders. See "Incorporation of Documents by Reference; Where to Find More Information" in the prospectus.

         Unless notes are issued in definitive form, you will not receive these reports directly from the Trust. Instead, you will receive them through Cede & Co., as the nominee of The Depository Trust Company and registered holder of the notes. See "Book- Entry Registration" in the prospectus.

                                     ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

Global Clearance and Settlement

         Except in certain limited circumstances, the notes (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlements and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior asset-backed securities issues.

         Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the applicable depositories of Clearstream and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities may be subject to U.S. withholding or backup withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States) may be subject to 30% U.S. withholding tax on interest paid on the Global Securities, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are Non-U.S. Persons entitled to an exemption from U.S. withholding tax can claim the exemption by filing a complete and executed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States tax withholding). Non-U.S. Persons that are beneficial owners of Global Securities entitled to an exemption or reduced rate of U.S. withholding tax under a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing a complete and executed Form W-8BEN (Certificate of Foreign Status of Beneficial Owners for United States Tax Withholding) that properly claims such exemption or reduced tax rate. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

         Exemption for Non-U.S. Persons (Form W-8IMY). A Non-U.S. Person that is a "nonwithholding partnership" that is treated as a foreign partnership or trust for U.S. federal income tax purposes can claim an exemption by filing a complete and executed Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding). Form W-8IMY generally requires additional Forms from beneficial owners and the beneficial owners of such beneficial owners of such foreign partnership or trust. Certain entities that have entered into agreements with the Internal Revenue Service (for example "qualified intermediaries") may be subject to different documentation requirements.

         Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch with respect to which the interest income is effectively connected with its conduct of a trade or business in the United States, can claim an exemption from the withholding tax by filing a complete and executed Form W-8ECI (Certificate of Foreign Persons Claim of Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption for U.S. Persons (Form W-9). U.S. Persons can claim a complete exemption from backup withholding tax by filing a complete and executed Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Global Securities holder files by submitting the appropriate form to the person through whom it holds those securities (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Generally, Form W-8BEN and Form W-8ECI are effective until the last day of the third succeeding calendar year from the date the form is signed.

         U.S. Person. As used herein the term "U.S. Person" generally means a beneficial owner of a Global Security that is for United States federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation or partnership that is created or organized in or under the laws of the United States or any State thereof (including the District of Columbia), (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions of the trust or (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, that are treated as United States persons prior to that date and that elect to continue to be treated as United States persons. As used herein, the term "Non-U.S. Person" means a beneficial owner of a Global Security that is not a U.S. Person.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

                           PHEAA STUDENT LOAN TRUST I
                                     Issuer

                       PHEAA STUDENT LOAN FOUNDATION, INC.
                                    Depositor

                 PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY
                               Seller and Servicer

                                $________________
                         STUDENT LOAN ASSET-BACKED NOTES

         We will periodically issue our notes in one or more series. Each series will consist of one or more classes of notes. The specific terms of the notes included in each series and class will be described in a supplement to this prospectus.

         We will use proceeds from the sale of the notes to pay our expenses relating to the issuance of the notes, acquire portfolios of student loans, and fund certain accounts for the benefit of the holders of the notes. Those student loans and accounts will be pledged to a trust estate established to secure repayment of the notes. The notes will be limited obligations of PHEAA Student Loan Trust I payable solely from all or a portion of that trust estate as specified in the applicable prospectus supplement. The notes are not guaranteed or insured by the United States of America, The Pennsylvania Higher Education Assistance Agency, or any governmental agency.

         You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may be used to offer and sell the notes only if it is accompanied by a prospectus supplement.

         YOU SHOULD CAREFULLY REVIEW THE "RISK FACTORS" SECTION BEGINNING ON PAGE 11 IN THIS PROSPECTUS AND THE "RISK FACTORS" SECTION IN THE RELATED PROSPECTUS SUPPLEMENT.

         Offers of the notes may be made by different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" below and in the related prospectus supplement. No market will exist for the notes of any series before the notes are issued.

              The date of this prospectus is January 21, 2003.

--------------------------------------------------------------------------------

                         TABLE OF CONTENTS TO PROSPECTUS
--------------------------------------------------------------------------------

                                                                          Page

Incorporation of Documents by Reference; Where to Find More
 Information............................................................    2
About This Prospectus ..................................................    3
Summary of the Offering.................................................    4
Risk Factors............................................................   11
Special Note Regarding Forward Looking Statements.......................   18
Description of the Notes................................................   19
Security and Sources of Payment for the Notes...........................   28
Book-Entry Registration.................................................   31
Additional Notes........................................................   35
Summary of the Indenture Provisions.....................................   36
Description of Credit Enhancement.......................................   50
The Student Loan Program of PHEAA Student Loan Trust I..................   52
Additional Fundings.....................................................   54
PHEAA Student Loan Trust I..............................................   55
Eligible Lender Trustee.................................................   56
PHEAA Student Loan Foundation, Inc......................................   57
The Pennsylvania Higher Education Assistance Agency.....................   58
Servicing of the Student Loans .........................................   58
Administration of the Student Loans.....................................   63
Description of the Federal Family Education Loan Program................   65
Material U.S. Federal Income Tax Considerations.........................   80
ERISA Considerations....................................................   87
Plan of Distribution....................................................   88
Legal Matters...........................................................   89
Ratings.................................................................   89
Glossary of Terms.......................................................   91

________________________________________________________________________________

                    INCORPORATION OF DOCUMENTS BY REFERENCE;
                         WHERE TO FIND MORE INFORMATION

         Until the registration statement of which this prospectus is a part becomes effective, we will not be subject to the reporting requirements of the Securities Exchange Act of 1934. Thereafter we will be subject to such requirements, and to comply with those requirements, we will file annual, monthly and special reports and other information with the SEC. The SEC allows us to incorporate by reference into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to the reports we file with the SEC. We hereby incorporate by reference all periodic reporting documents that we file with the SEC after the date of this prospectus until the termination of the offering of the notes.

         We will provide you, without charge, a copy of any of the documents incorporated by reference upon written or oral request directed to The Pennsylvania Higher Education Assistance Agency, at 1200 North Seventh Street, Harrisburg, Pennsylvania 17102-1444, or by phone at 717-720-2023.

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, you should review the registration statement and the documents and agreements filed as exhibits to the registration statement. Statements contained in this prospectus or the prospectus supplement concerning any document filed as an exhibit to the registration statement are qualified in their entirety by the actual provisions of such documents. We may sell our notes in one or more offerings pursuant to the registration statement up to a total dollar amount of $1,000,000,000.

         We provide information about the notes in two separate documents: (a) this prospectus which provides general information, some of which may not apply to a particular series of notes, and (b) a prospectus supplement that describes the specific terms of the series and each class of notes being offered, including:

         o a description of the aggregate principal amount, authorized denominations and interest rate or rates, or the manner of determining the rate or rates, of each class of the notes;

         o a description of the redemption price to be paid upon any redemption of the notes and the conditions upon which the notes may be redeemed prior to maturity;

         o  information concerning the student loans underlying the notes;

         o information with respect to any notes that we have previously issued that also are secured by a common pool of assets that secures payment of the notes being offered;

         o information concerning the guarantee agencies providing guarantees for the student loans that will secure payment of the notes described in the prospectus supplement;

         o  information with respect to any credit enhancement;

         o  the credit ratings of the notes; and

         o  the method of selling the notes.

         Whenever information in a prospectus supplement is more specific than the information in this prospectus, you should rely on the information in the prospectus supplement.

         You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of the notes in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date appearing on the front cover of those documents.

         To understand the structure of these securities, you must read carefully both this prospectus and the prospectus supplement in their entirety.

                             SUMMARY OF THE OFFERING

         The following summary highlights selected information from this prospectus, but does not contain all of the information you should consider before making an investment decision. Before deciding to purchase the notes, you should read the more detailed information appearing in this prospectus, in the related prospectus supplement, and in the documents we refer you to.

Overview We will from time to time sell one or more series of our notes pursuant to this prospectus and a related prospectus supplement. We will pay the costs of issuing the notes, fund any reserve fund, and acquire pools of student loans with the proceeds that we receive from the sale of the notes. The student loans that we purchase will be pledged to the indenture trustee as collateral for our notes.

                                Although we may issue one or more series of notes that are secured by separate pools of student loans, generally, all of the notes we sell will be secured by all of the student loans that we acquire and pledge as collateral under the indenture. This is different from most other issuers that create separate trusts each time they sell securities.

                                We may from time to time issue a particular series of notes in different classes. The priority of payments of principal and interest among the various classes and series of notes will be described in the related prospectus supplement. These payments will come principally from amounts received on the student loans.

Principal Parties

     o Issuer PHEAA Student Loan Trust I, a Delaware statutory trust, is the issuer of the notes. The owner trustee of the Trust is Wachovia Bank of Delaware, National Association. You may contact us through The Pennsylvania Higher Education Assistance Agency, the administrator, at 1200 North Seventh Street, Harrisburg, PA 17102-1444, or by phone at (717) 720-2023.

     o Depositor                PHEAA Student Loan Foundation, Inc., will be the
                                depositor. The depositor is a special purpose
                                Pennsylvania nonprofit corporation formed to acquire student loans originated or acquired by The Pennsylvania Higher Education Assistance
                                Agency. The depositor will transfer these student loans to PHEAA Student Loan Trust I.

     o Eligible Lender Trustee  Because the depositor and we are not institutions eligible to hold legal title to student loans, an eligible lender trustee will hold legal title to the student loans on our behalf and on behalf of the depositor. Allfirst Bank will be the eligible lender trustee, unless otherwise specified in the related prospectus supplement.

     o Seller and Servicer      The Pennsylvania Higher Education Assistance
                                Agency, a public corporation and an
                                instrumentality of the Commonwealth of
                                Pennsylvania, will act as the seller and the servicer of our student loans. The servicer may transfer its obligations to other entities
                                [provided that the indenture trustee receives a confirmation that such transfer will not result in a downgrade or withdrawal of any rating of the notes]. The servicer may also contract with various other servicers or sub-servicers. The related prospectus supplement will describe any sub- servicers.

     o Indenture Trustee        Allfirst Bank will serve as the indenture
                                trustee under the indenture governing the issuance of the notes. Allfirst Bank may be replaced by another qualified indenture trustee.

     o Administrator            The Pennsylvania Higher Education Assistance
                                Agency will act as administrator of the Trust.
                                The Pennsylvania Higher Education Assistance
                                Agency may transfer its obligations as
                                administrator [provided that the indenture trustee receives a confirmation that such transfer will not result in a downgrade or withdrawal of any rating of the notes].

Interest Rates The prospectus supplement will specify the interest that will be paid on our notes. The interest rate may be fixed for the full term of the notes, or the interest rate may be subject to periodic adjustment as described below.

                                o Auction Rate Securities. We may issue classes
                                  of notes that bear interest at a rate
                                  determined by auction. The initial interest rate for these auction rate securities will be set forth, or the method for determining the initial interest rate will be described, in the related prospectus supplement. The interest rates for the auction rate securities will be reset at the end of each interest period pursuant to the auction procedures. The auction procedures are summarized and an example of an auction is included under "Description of the Notes-- Auction Rate Securities."

                                o Index Rate Notes. The interest rate for some
                                  of our notes may be determined by reference to LIBOR, by reference to commercial paper, by reference to United States Treasury Securities, or by reference to some other index. These notes will bear interest at an initial rate described in the prospectus supplement. Thereafter, the interest rate for LIBOR rate notes will be determined periodically by reference to the designated LIBOR rate, the interest rate for commercial paper rate notes will be determined periodically by reference to the rate of interest paid on designated commercial paper, the interest rate for treasury rate notes will be determined periodically by reference to the yield on designated U.S. Treasury Securities and the interest rate for notes determined by reference to any other index will be determined periodically by reference to that index. See "Description of the Notes--LIBOR Rate Notes," "--Commercial Paper Rate Notes," "-- Treasury Rate Notes" and "-- Other Index Rate Notes."

                                o Accrual Notes. We may issue one or more
                                  classes of accrual notes. Accrual notes will not be entitled to receive payments of interest during the designated accrual period. Instead, interest accrued on the accrual notes will be capitalized and added to their principal balance. The rate of interest to be accrued and the accrual period will be specified in the prospectus supplement. See "Description of the Notes--Accrual Notes."

Payments On Notes               We will make payment of principal and interest
                                due on the notes solely from the assets pledged to the indenture trustee in the trust estate created by the indenture. That trust estate will consist of student loans, payments made on the student loans and funds in accounts held by the indenture trustee under the indenture. Interest on the notes will be paid on the dates specified in the prospectus supplement. The principal balance of the notes of each series will be payable in full on the stated maturity date, unless earlier redeemed or repaid as described in this prospectus or in the related prospectus supplement.

Redemption Provisions           Each series of the notes will be subject to
                                redemption as described in the related
                                prospectus supplement. Redemption provisions that may apply to a series of the notes are described below.

                                o Mandatory Redemption. We will be required
                                  under the indenture to redeem notes with any proceeds of the sale of each series of notes that remain in the Acquisition Fund after the date specified in the related prospectus supplement. We may also be required to use the principal payments that we receive on the student loans to redeem notes. Until the principal balance of the student loans reaches the percentage of the principal balance of the outstanding notes specified in the prospectus supplement, we will also redeem notes with any interest received on the student loans that is not needed to pay operating expenses and interest on the notes.

                                o Optional Redemption. We may redeem notes from
                                  interest payments received on student loans that are not needed to pay interest on the notes and to pay our expenses.

                                o Optional Cleanup Redemption. We may redeem all
                                  of the notes in whole in our sole discretion when the aggregate current principal balance of the notes that remain outstanding is less than or equal to 10% of the initial aggregate principal balance of all the notes issued under the indenture on their respective date of original issuance.

                                o Partial Redemption. If less than all of the
                                  notes of any series are to be redeemed, to the extent permitted by the indenture, we will determine the classes of notes of that series that we will redeem. Generally, Class A notes will be redeemed before Class B notes and any other class of notes subordinate to the Class A notes. However, if the ratio of our assets to our liabilities exceeds levels specified in the applicable prospectus supplement, we may have the option of redeeming some or all of the Class B notes before all of the Class A notes are redeemed, and we may redeem some or all of the notes subordinate to the Class B notes before all the Class A notes and Class B notes are redeemed. See "Description of the Notes--Notice and Partial Redemption of Notes" in this prospectus.

The Student Loans We Acquire    All of the student loans that we acquire will
                                have been originated under the Federal Family
                                Education Loan Program ("FFELP") and will have been made to students enrolled in qualified, accredited institutions of higher education.

                                The characteristics of the portfolio of student loans we expect to acquire with the proceeds of the notes of any series, and the characteristics of the existing portfolio pledged to the indenture trustee, will be described in the prospectus supplement.

Student Loan Guarantees         The payment of principal and interest on our
                                student loans will be guaranteed by designated guarantee agencies and will be reinsured by the Department of Education pursuant to the Higher
                                Education Act. This guarantee, however, is contingent upon our compliance with a variety of regulations concerning origination and servicing of the loans. Failure to follow these regulations may result in the guarantee claim for a loan being denied. Student loans originated under the FFELP prior to October 1, 1993 generally are fully guaranteed as to principal and accrued interest. Student loans originated under the FFELP after October 1, 1993 are guaranteed as to 98% of principal and accrued interest.

                                The Higher Education Act provides that if the Secretary of Education determines that a guarantee agency is unable to meet its obligations to holders of loans, such as the Trust, then the holders may submit guarantee claims directly to the Department of Education. The Department of Education is required to pay the guarantee agency's full insurance obligation to the holders until the obligations are transferred to a new guarantee agency capable of meeting the obligations, or until a qualified successor guarantee agency assumes the obligations. Delays in receiving reimbursement could occur if a guarantee agency fails to meet its obligations.

Subordinated Notes              The rights of the owners of Class B notes to
                                receive payments of principal and interest will be subordinated to the rights of the owners of the Class A notes to receive payments of principal and interest. This subordination is intended to enhance the likelihood that the owners of the more senior notes will regularly receive the full amount of scheduled payments of principal and interest due them and to protect those owners against losses.

                                We may from time to time issue one or more classes of notes that are secured on a parity with or junior to the Class A notes and that are senior to, junior to, or on a parity with the Class B notes.

Funds                           o Revenue Fund. We will deposit all funds that
                                  we receive with respect to the student loans in the Revenue Fund. Generally, the funds on deposit in the Revenue Fund will be used by us to pay the fees and expenses of the trust estate (such as the fees and reimbursable expenses of the owner trustee, the indenture trustee, the servicer, the eligible lender trustee, and the administrator) and interest and principal on the notes, payments due on any derivative products (such as interest rate swaps) included in the trust estate, and payments due on any subordinated debt. Amounts in the Revenue Fund may also be used to purchase federal consolidation loans and add-on consolidation loans. Certain amounts in the Revenue Fund will be transferred to the Reserve Fund, but only to the extent of any deficiency in the Reserve Fund.

                               o Acquisition Fund. When we sell a series of notes, we will deposit into the Acquisition Fund most of the proceeds we receive. These funds will be used to acquire the student loans identified in the related prospectus supplement and pay certain costs related to the issuance of the series of notes. On a date specified in the prospectus supplement, we will redeem notes with any proceeds of the sale of notes that remain in the Acquisition Fund on that date.

                                  If moneys in the Revenue Fund are insufficient to pay interest, redeem notes, or pay expenses, we will fund the insufficiency from transfers from the Acquisition Fund.

                                o Reserve Fund. When we issue a series of notes,
                                  we expect to deposit the amount specified in the related prospectus supplement into one or more Reserve Funds. At any later time, the amount required to be deposited in the Reserve Fund with respect to a series of notes will be an amount specified in the related prospectus supplement. We will use money in the Reserve Fund to pay interest and principal on the notes if there are no funds left in the other funds and accounts securing repayment of the notes under the indenture. Money in the Reserve Fund will be used to purchase add-on consolidation loans and also may be withdrawn as specified in the prospectus supplement.

Credit Enhancement              We may establish credit enhancement for a series
                                of notes in the form of insurance policies or surety bonds, subordination of certain classes or subclasses of notes, one or more reserve funds, letters of credit, guarantees or other arrangements to provide for coverage of risks of defaults or losses, as described in the related prospectus supplement. See "Credit Enhancement and Derivative Products" in this prospectus.

Derivative Products             We may enter into swap agreements and other
                                derivative products to reduce certain risks. Our obligation to make payments in connection with a derivative product may be secured by a pledge of and lien on the trust estate. That lien may be on a priority equal, senior, or junior to the lien securing certain series or classes of notes. We will not enter into a derivative product unless the indenture trustee has received a confirmation from each rating agency providing a rating for our notes that the derivative product will not adversely affect the rating on any series of the notes.

Reports to Noteholders          Monthly reports concerning the notes and the
                                student loans held in the Trust will be provided to the noteholders. Those reports will not be reviewed by a certified public accounting firm.
                                If notes are issued in book-entry form and registered in the name of Cede & Co., the nominee of The Depository Trust Company, then all reports will be provided to that entity, which will in turn provide the reports to its participants. Those participants will then forward the reports to the beneficial owners of notes. See "Book-Entry Registration" in this prospectus.

                                  RISK FACTORS

         You should consider the following factors before purchasing the notes.

Risks Related to the Notes.

         The notes are not suitable investments for those investors that require or desire a regular or predictable schedule of payments. Due to the uncertainty concerning when payments of principal and interest will be made on student loans, the amount and timing of principal payments on the notes may vary based on factors beyond our control, including the number of loans for which payments are deferred. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

         The notes are payable solely from the trust estate, and you will have no other recourse against us. We will pay interest and principal on the notes solely from the funds and assets held in the trust estate created under the indenture. No insurance or guarantee of the notes will be provided by any government agency or instrumentality, by The Pennsylvania Higher Education Assistance Agency or any of its affiliates, by any insurance company or by any other person or entity, except to the extent that credit enhancement is provided for a series or class of notes as described in a prospectus supplement. Therefore, your receipt of payments on the notes will depend solely

         o on the amount and timing of payments and collections on the student loans held in the trust estate (including payments by the guarantee agencies) and interest paid or earnings on the funds held in the accounts established pursuant to the indenture;

         o amounts on deposit in the Reserve Fund and other funds held in the trust estate; and

         o any form of credit enhancement or derivative product described in the prospectus supplement.

         You will have no other recourse against us or any of our other assets if those sources of funds for repayment of the notes are insufficient.

         A secondary market for your notes may not develop, and this could diminish their value. Each series of notes will be a new issue without an established trading market. We do not intend to list any series of notes on any national stock exchange or NASDAQ. As a result, we cannot assure you that a secondary market for the notes will develop, and therefore it may be difficult for you to resell your notes at the time and at a price you desire. If a secondary market does not develop, the spread between the bid price and the asked price for the notes may widen, thereby reducing the net proceeds to you from the sale of your notes.

         If we cannot purchase student loans with the proceeds from the sale of the notes within ___ days after the date of issuance, we will redeem our notes. We expect to use the proceeds of the notes to acquire student loans from the depositor. The Pennsylvania Higher Education Assistance Agency will make certain representations and warranties with respect to each student loan. To the extent that The Pennsylvania Higher Education Assistance Agency cannot deliver student loans complying with the representations and warranties or fails to deliver student loans, we will use those proceeds to redeem notes.

         The Class B notes are subordinated to the Class A notes. Payments of interest and principal on the Class B are subordinated in priority of payment to payments of interest and principal due on the Class A notes. Accordingly, holders of the subordinate notes will bear a greater risk of loss than holders of senior notes in the event of a shortfall in available funds due to losses or for any other reason. As a result, the subordinate notes will be very sensitive to losses on the student loans and the timing of these losses. If the actual rate and amount of losses on the student loans exceeds your expectations, and if amounts in the Reserve Fund are insufficient to cover the resulting shortfalls, the yield to maturity on the subordinate notes may be lower than you anticipate and you could suffer a loss if you own Class B notes.

         We intend to issue additional notes secured by the trust estate. We intend to issue additional notes that are secured by the same trust estate that is securing your notes without obtaining the consent or approval of the owners of any notes then outstanding. Those additional notes may be issued on a parity with or subordinate to any of the Class A notes and senior to, on a parity with or subordinate to the Class B notes. Before issuing additional notes secured by the entire student loan portfolio, we must receive written evidence from each rating agency then rating any outstanding notes that the rating or ratings will not be reduced or withdrawn as a result of the issuance of the proposed additional notes. See "Additional Notes" in this prospectus.

         The rate of payments on our student loans may affect the maturity and yield of the notes. Our student loans may be prepaid at any time without penalty. If we receive prepayments on our student loans, we will use those amounts to redeem notes, which could shorten the average life of the notes. Factors affecting prepayment of loans include general economic conditions, prevailing interest rates and changes in the borrower's job, including transfers and unemployment. Refinancing opportunities that may provide more favorable repayment terms, including those offered under consolidation loan programs like the federal direct consolidation loan program, also affect prepayment rates. We do not have sufficient information to be able to predict the rate of prepayment with respect to the student loans in the trust estate.

         Scheduled payments on, and the maturities of, our student loans may be extended as authorized by the Higher Education Act. Also, periods of forbearance or refinancings through consolidation loans having longer maturities may lengthen the remaining term of the loans and the average life of the notes. During a period in which long term interest rates are low, the percentage of student loans held by us that are consolidated may increase if borrowers elect to consolidate their student loans at a low fixed rate of interest. Any reinvestment risks resulting from a faster or slower incidence of prepayment of loans will be borne entirely by you.

         The rate of principal payments on the notes and the yield to maturity of the notes will be directly related to the rate of payments of principal on our student loans. Changes in the rate of prepayments may significantly affect your actual yield to maturity, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier a prepayment of principal of a loan, the greater the effect on your yield to maturity. The effect on your yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by you during the period immediately following the issuance of the notes will not be offset by a subsequent like reduction, or increase, in the rate of principal payments.

         The ratings of the notes are not a recommendation to purchase and such ratings may change. It is a condition to our issuance of the notes that they be rated as indicated in the related prospectus supplement. Ratings are based primarily on the creditworthiness of the underlying student loans, the levels of subordination, the amount of any credit enhancement and the legal structure of the transaction. The ratings are not a recommendation to you to purchase, hold or sell any class of notes. The ratings do not take into account the market price or suitability for you as an investor. An additional rating agency may rate the notes, and that rating may not be equivalent to the initial rating described in the related prospectus supplement. Ratings may be lowered or withdrawn by any rating agency if in the rating agency's judgment circumstances warrant that action. A lowered rating is likely to decrease the price a subsequent purchaser will be willing to pay for your notes.

Risks Related to our Student Loans.

         You may incur losses or delays in payment on your notes if borrowers default on their student loans. In general, a guarantee agency reinsured by the Department of Education will guarantee 98% of each student loan. As a result, if a borrower of a student loan defaults, the Trust will experience a loss of approximately 2% of the outstanding principal and accrued interest on each of the defaulted loans. The Trust may not have any right to pursue the borrower for the remaining 2% unguaranteed portion. If any credit enhancement described in the related prospectus supplement is not sufficient, you may suffer a delay in payment or a loss on your investment.

         Our student loans are unsecured and the ability of the guarantee agencies to honor their guarantees may become impaired. All student loans will be unsecured. As a result, the only security for payment of a student loan is the guarantee provided by the guarantee agency.

         A deterioration in the financial status of a guarantee agency and its ability to honor guarantee claims on defaulted student loans could result in a failure of that guarantor to make its guarantee payments to the eligible lender trustee in a timely manner. The financial condition of a guarantee agency can be adversely affected if it submits a large number of reimbursement claims to the Department of Education, which results in a reduction of the amount of reimbursement that the Department of Education is obligated to pay the guarantee agency. The Department of Education may also require a guarantee agency to return its reserve funds to the Department of Education upon a finding that the reserves are unnecessary for the guarantee agency to pay its program expenses or to serve the best interests of the federal student loan program. The inability of any guarantee agency to meet its guarantee obligations could reduce the amount of principal and interest paid to you as the owner of the notes or delay those payments past their due date.

         If the Department of Education has determined that a guarantee agency is unable to meet its guarantee obligations, the loan holder may submit claims directly to the Department of Education and the Department of Education is required to pay the full guaranty claim amount due with respect thereto. See "Description of the Guarantee Agencies" in this prospectus. However, the Department of Education's obligation to pay guarantee claims directly in this fashion is contingent upon the Department of Education making the determination that a guarantee agency is unable to meet its guarantee obligations. The Department of Education may not ever make this determination with respect to a guarantee agency and, even if the Department of Education does make this determination, payment of the guarantee claims may not be made in a timely manner.

         The characteristics of the portfolio of student loans held in the trust estate will change, which could affect the amount and timing of payments that you receive. As a master trust, we intend to issue from time to time several series of notes and to use the proceeds to acquire additional student loans to add to the trust estate. The prospectus supplement for a series of notes will describe the characteristics of our student loan portfolio at that time. However, the actual characteristics of the loans in our portfolio will change from time to time due to factors such as the purchase of additional student loans from the proceeds of the issuance of additional series of notes, the purchase of federal consolidation loans, the repayment of the loans in the normal course of business and the occurrence of delinquencies or defaults.

         Our cash flow, and our ability to make payments due on our notes, will be reduced to the extent interest is not currently payable by the borrowers on our student loans. The borrowers on most student loans are not required to make payments during the period in which they are in school and for certain authorized periods thereafter as described in the Higher Education Act. The Department of Education will make all interest payments while payments are deferred under the Higher Education Act on certain of the student loans. For most other student loans, interest generally will be capitalized and added to the principal balance of the loans. The trust estate will include student loans for which payments are deferred as well as student loans for which the borrower is currently required to make payments of principal and interest. The proportions of the loans in our portfolio for which payments are deferred and those currently in repayment will vary during the period that the notes are outstanding.

         If the payments we receive on our student loans are different from the payments that are actually due we may not be able to pay our notes. For a variety of economic, social and other reasons, we may not receive all the payments that are actually due from borrowers on our student loans. Failures by borrowers to make timely payments of the principal and interest due on the loans will affect the revenues of the trust estate, which may reduce the amounts available to pay principal and interest due on the notes.

         Different rates of change in interest rate indexes may affect our cash flow and our ability to make timely payments on the notes. The interest rates on our notes may fluctuate from one interest period to another as a result of the auction procedures described in this prospectus or changes in LIBOR, Commercial Paper, or Treasury security rates. Our Stafford and PLUS student loans bear interest at rates that are effectively based upon the bond equivalent yield of the 91-day Treasury Bill rate or the 90-day Commercial Paper rate. Although some older federal consolidation loans have a variable rate, federal consolidation loans made on or after October 1, 1998 bear a fixed rate, which is determined at the time the loan is made. See "Description of the Federal Family Education Loan Program" in this prospectus. If there is a decline in the rates payable on our student loans, the amount of interest received may be reduced. If the interest rates payable on our notes do not decline in a similar manner and time, we may not have sufficient funds to pay interest on the notes when it becomes due. Even if there is a similar reduction in the rates applicable to the notes, there may not necessarily be a reduction in the other amounts required to be paid out of the trust estate, such as administrative expenses, causing interest payments to be deferred to future periods. Sufficient funds may not be available in future periods to make up for any shortfalls in the current payments of interest on the notes or expenses of the trust estate.

Risks Relating to Administration and Servicing of the Student Loans.

         Failure to comply with loan origination and servicing procedures for student loans may result in loss of guarantee and other benefits. The Higher Education Act and its implementing regulations require holders of student loans and guarantee agencies guaranteeing student loans to follow specified procedures in making and collecting on student loans.

         If we fail to follow these procedures, or if The Pennsylvania Higher Education Assistance Agency or any other originator, servicer or subservicer of our student loans fails to follow these procedures, the Department of Education and the guarantee agencies may refuse to pay claims on defaulted loans submitted by the servicer on behalf of the trust estate. If the Department of Education or a guarantee agency refused to pay a claim, it would reduce the revenues of the trust estate and impair our ability to pay principal and interest on your notes. See "Description of the Federal Family Education Loan Program" in this prospectus.

         If the servicer or any subservicer fails to comply with the Department of Education's third-party servicer regulations, payments on the notes could be adversely affected. The Department of Education regulates each servicer of federal student loans. Under these regulations, a third-party servicer, including the servicer or any subservicer, is jointly and severally liable with its client lenders for liabilities to the Department of Education arising from its violation of applicable requirements. In addition, if the servicer or any subservicer fails to meet standards of financial responsibility or administrative capability included in the regulations, or violates other requirements, the Department of Education may fine the servicer or any subservicer and/or limit, suspend, or terminate the servicer's or subservicer's eligibility to contract to service federal student loans. If a servicer or any subservicer were so fined or held liable, or its eligibility were limited, suspended, or terminated, its ability to properly service the student loans and to satisfy its obligation to purchase student loans with respect to which it has breached its representations, warranties or covenants could be adversely affected. In addition, if the Department of Education terminates a servicer's or any subservicer's eligibility, a servicing transfer will take place and there may be delays in collections and temporary disruptions in servicing. Any servicing transfer may temporarily adversely affect payments to you.

Risks Relating to the Pennsylvania Higher Education Assistance Agency

         The inability of the Pennsylvania Higher Education Assistance Agency to meet its repurchase obligations may result in losses on your investment. Under some circumstances, the trust estate will have the right to require The Pennsylvania Higher Education Assistance Agency to repurchase or substitute a student loan. This right arises generally from a breach of the representations and warranties of The Pennsylvania Higher Education Assistance Agency or if a claim for a loan is denied because of events occurring before the sale. We cannot guarantee to you that The Pennsylvania Higher Education Assistance Agency will have the financial resources to repurchase a student loan, or will have available student loans to substitute a student loan, if a breach occurs. In this case, you, rather than The Pennsylvania Higher Education Assistance Agency may bear any resulting loss.

Bankruptcy or insolvency of the Pennsylvania Higher Education Assistance Agency could result in payment delays to you. We have taken steps to structure transfers of loans from The Pennsylvania Higher Education Assistance Agency to the depositor as a "true sale" under applicable law. A true sale helps to establish that the loans would not continue to be the property of The Pennsylvania Higher Education Assistance Agency if The Pennsylvania Higher Education Assistance Agency becomes bankrupt or insolvent. If a court disagrees with this position, we could experience delays in receiving payments on our student loans and you could then expect delays in receiving payments on your notes or even a reduction in payments on your notes. A court could also subject the student loans to a superior tax or government lien arising before the sale of the student loans to us.

Risks Relating to Legislation and Regulation.

         Consolidation of federal benefit billings and receipts and guarantor claims with other trusts could result in delays in payments received by the Trust. Due to a Department of Education policy limiting the granting of new lender identification numbers, the eligible lender trustee may use the Department lender identification number applicable to the Trust in connection with other trusts established by The Pennsylvania Higher Education Assistance Agency for the securitization of student loans. In that event, the billings submitted to the Department for interest subsidy and special allowance payments on loans in the Trust would be consolidated with the billings for such payments for student loans in other trusts using the same lender identification number, and the payments on such billings would be made by the Department to the eligible lender trustee in lump sum form. These lump sum payments would then be allocated by the eligible lender trustee among the various trusts using the same lender identification number.

         In addition, the sharing of the lender identification number with other trusts may result in the receipt of claim payments from guarantee agencies in lump sum form. In that event, these payments would be allocated by the eligible lender trustee among the trusts in a manner similar to the allocation process for interest subsidy and special allowance payments.

         The Department of Education regards the eligible lender trustee as the party primarily responsible to the Department for any liabilities owed to the Department or guarantee agencies resulting from the eligible lender trustee's activities in the FFELP. As a result, if the Department or a guarantee agency were to determine that the eligible lender trustee owes a liability to the Department or a guarantee agency on any student loan included in a trust using the shared lender identification number, the Department or that guarantee agency would be likely to collect that liability by offsetting against amounts due the eligible lender trustee under the shared lender identification number, including amounts owed in connection with the Trust.

         In addition, other trusts using the shared lender identification number may in a given quarter owe to the Department fees incurred in connection with the origination of federal consolidation loans that exceed the amount payable by the Department as interest subsidy and special allowance payments on the loans in the other trusts, resulting in the consolidated payment from the Department received by the eligible lender trustee under the lender identification number for that quarter equaling an amount that is less than the amount owed by the Department on the loans in the Trust for that quarter.

         The servicing agreement for the Trust and the servicing agreements for the other trusts established by the seller that share the lender identification number to be used by the Trust will require any trust to indemnify the other trusts against a shortfall or an offset by the Department or a guarantee agency arising from the student loans held by the eligible lender trustee on the Trust's behalf.

         Interpretation of the application of the single-holder rule to the consolidation of student loans owned by entities such as the Trust may result in a greater percentage of prepayments of the student loans than you or we estimate, which would affect the anticipated maturity and yield of the notes. Under the "single-holder rule," a borrower whose student loans are all held by the same lender can only consolidate such loans by obtaining a federal consolidation loan from that lender. Therefore, if a lender such as the Pennsylvania Higher Education Assistance Agency owns all of the student loans made to a borrower, that borrower can obtain a federal consolidation loan only from the Pennsylvania Higher Education Assistance Agency. As a result, after the federal consolidation loan is made the lender will continue to own a student loan to that borrower with an outstanding principal balance equal to the aggregate principal balance of the student loans made to that borrower prior to the consolidation of such loans. If, for purposes of the "single-holder rule," entities such as the Trust are determined to be an owner separate from the lender that organized them, if the Trust does not purchase every student loan obtained by that borrower, then the borrower may obtain a federal consolidation loan from any other eligible student loan lender. This could result in a greater percentage of prepayment of the student loans and earlier repayment of the notes than anticipated. Moreover, if the Trust is required to provide such federal consolidation loan to such borrowers, the expected maturity of the student loan portfolio may be extended.

         Congressional actions may affect our student loan portfolio. The Department of Education's authority to provide interest subsidies and federal insurance for loans originated under the Higher Education Act terminates on a date specified in the Higher Education Act. The Higher Education Amendments of 1998 extended the authorization for the Federal Family Education Loan Program to loans made on or before September 30, 2004. While Congress has consistently extended the effective date of the Higher Education Act and the Federal Family Education Loan Program, it may elect not to reauthorize the Department's ability to provide interest subsidies and federal insurance for loans. While this failure to reauthorize would not affect the student loans we then owned, it would reduce the number of loans available for us to acquire in the future.

         Funds for payment of interest subsidies and other payments under the Federal Family Education Loan Program are subject to annual budgetary appropriation by Congress. In recent years, federal budget legislation has contained provisions that restricted payments made under the Federal Family Education Loan Program to achieve reductions in federal spending. Future federal budget legislation may adversely affect expenditures by the Department of Education, and the financial condition of the guarantee agencies.

         Congressional amendments to the Higher Education Act or other relevant federal laws, and rules and regulations promulgated by the Secretary of Education, may adversely impact holders of student loans. For example, changes might be made to the rate of interest paid on student loans, to the level of insurance provided by guarantee agencies or to the servicing requirements for student loans. See "Description of the Federal Family Education Loan Program" and "Description of the Guarantee Agencies" in this prospectus.

         Competition created by the federal direct student loan program may impact our student loan program. In 1992, Congress created the Federal Direct Student Loan Program. Under this program, the Department of Education makes loans directly to student borrowers through the educational institutions that they attend. The volume of student loans made under the Federal Family Education Loan Program and available to us for purchase may be reduced to the extent loans are made to students under the Federal Direct Student Loan Program. If the Federal Direct Student Loan Program expands, our servicer may experience increased costs due to reduced economies of scale to the extent the volume of loans serviced by the servicer is reduced. Those cost increases could affect the ability of the servicer to satisfy its obligations to service our student loans. Loan volume reductions could further reduce revenues received by the guarantee agencies available to pay claims on defaulted student loans. The level of competition currently in existence in the secondary market for loans made under the Federal Family Education Loan Program could be reduced, resulting in fewer potential buyers of student loans and lower prices available in the secondary market for those loans. The Department of Education has implemented a direct consolidation loan program, which may further reduce the volume of Federal Family Education Loan Program loans available to purchase and may increase the rate of repayment of our student loans. See "Description of the Federal Family Education Loan Program" in this prospectus.

                SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

         Statements in this prospectus and the prospectus supplement, including those concerning our expectations as to our ability to acquire eligible student loans, to structure and to issue competitive securities, and certain of the information presented in this prospectus and the prospectus supplement, constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements preceded by, followed by, or that include the words "may," "could," "should," "will," "would," "believe," "expect," "anticipate," "estimate," "intend," "plan," "assume," or similar expressions constitute forward-looking statements.

         These forward-looking statements, implicitly and explicitly, include the assumptions underlying the statements and other information with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates, intentions, and future performance. Although we believe that the expectations reflected in our forward-looking statements are reasonable, these statements involve risks and uncertainties that are subject to change based on various factors (some of which are beyond our control). The following factors could cause actual results to differ materially from our expectations:

         o the strength of the United States economy in general and the hiring demand for college graduates in general;

         o changes in laws and regulations governing the federally insured student loan programs and judicial and administrative interpretations of such laws and regulations;

         o  demand for student loans at qualified institutions; and

o        increases in college tuition and other related costs.

         For a discussion of other factors which could cause actual results to differ from expectations, please see the caption entitled "Risk Factors" in this prospectus and in the prospectus supplement.

                            DESCRIPTION OF THE NOTES

         The notes of each series will be issued pursuant to the indenture and a related supplemental indenture that we will enter into with the indenture trustee.

         The following description of the notes is only a summary of their principal terms. It is not complete. You should refer to the provisions of the indenture and the related supplemental indenture filed with the Commission for a complete description of the terms of the notes. A copy of the indenture and the supplemental indenture can be obtained by sending a written request to the Pennsylvania Higher Education Assistance Agency, as administrator, at 1200 North Seventh Street, Suite ____, Harrisburg, Pennsylvania 17102-1444. Definitions of some of the terms used in this description can be found in the Glossary of Terms appearing at page 91 of this prospectus.

Fixed Rate Notes

         The fixed rate notes will have a stated maturity set forth in the applicable prospectus supplement. The notes will bear interest from the date and at the rate per annum specified in the applicable prospectus supplement. The dates on which the holders of fixed rate notes will receive payments of principal and interest will be specified in the applicable prospectus supplement.

Auction Rate Securities

         The auction rate securities will have a stated maturity set forth in the applicable prospectus supplement and will bear interest at the rate per annum specified in the prospectus supplement through the first auction date. The interest period for auction rate securities will initially consist of the number of days set forth in the applicable prospectus supplement. The interest rate for the auction rate securities will be reset at the interest rate determined pursuant to the auction procedures described below, but the rate will not exceed the maximum auction rate per annum set forth in the applicable prospectus supplement. Interest on the auction rate securities will accrue daily and will be computed for the actual number of days elapsed on the basis of a year consisting of 360 days or 365 days as specified in the prospectus supplement. Interest on the auction rate securities will be payable on the first business day following the expiration of each interest period for the notes.

         Determination of Note Interest Rate. The procedures that will be used in determining the interest rates on the auction rate securities are summarized in the following paragraphs.

         The interest rate on each class of auction rate securities will be determined periodically by means of a "Dutch Auction." In this Dutch Auction, investors and potential investors submit orders through an eligible broker-dealer as to the principal amount of auction rate securities they wish to buy, hold or sell at various interest rates. The broker-dealers submit their clients' orders to the auction agent. The auction agent processes all orders submitted by all eligible broker-dealers and determines the interest rate for the upcoming interest period. The broker-dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of auction rate securities. Auction rate securities will be purchased and sold between investors and potential investors at a price equal to their then-outstanding principal balance plus any accrued interest. _____________________________ will serve as auction agent for the auction rate securities and _______________________ will serve as a broker-dealer, unless otherwise specified in the related prospectus supplement.

         In the auction, the following types of orders may be submitted:

         o "bid/hold orders" -- specify the minimum interest rate that a current investor is willing to accept in order to continue to hold auction rate securities for the upcoming interest period;

         o "sell orders" -- an order by a current investor to sell a specified principal amount of auction rate securities, regardless of the upcoming interest rate; and

         o "potential bid orders" -- specify the minimum interest rate that a potential investor, or a current investor wishing to purchase additional auction rate securities, is willing to accept in order to buy a specified principal amount of auction rate securities.

         If an existing investor does not submit orders with respect to all its auction rate securities, the investor will be deemed to have submitted a hold order at the new interest rate for that portion of its auction rate securities for which no order was received.

         The following example helps illustrate how the auction procedures are used in determining the interest rate on the auction rate securities.

         (a) Assumptions:

             1. Denominations (Units)                 = $50,000

             2. Interest period                       = 28 days

             3. Principal amount outstanding          = $50 Million
                                                        (1,000 Units)

         (b) Summary of all orders received for the auction

Bid/Hold Orders               Sell Orders             Potential Bid Orders
---------------               -----------             --------------------
 20 Units at 2.90%            100 Units Sell           40 Units at 2.95%
 60 Units at 3.02%            100 Units Sell           60 Units at 3.00%
120 Units at 3.05%            200 Units Sell          100 Units at 3.05%
                              --------------

200 Units at 3.10%            400 Units               100 Units at 3.10%
200 Units at 3.12%                                    100 Units at 3.11%
------------------

600 Units                                             100 Units at 3.14%
                                                      200 Units at 3.15%
                                                      ------------------
                                                      700 Units

         The total units under bid/hold orders and sell orders always equal the issue size (in this case 1,000 units), less any units held by investors not submitting a bid (in this case 0 units).

         (c) Auction agent organizes orders in ascending order

 Cumulative Order       Number      Total                      Cumulative         Number         Total
      Number           of Units      (units)     Percent      Order Number       of Units       (units)     Percent
-------------------- -------------- ----------- ----------- ----------------- --------------- ------------ -----------
        1.              20 (W)            20        2.90%          7.            200 (W)          600      3.10%
        2.              40 (W)            60        2.95%          8.            100 (W)          700      3.10%
        3.              60 (W)           120        3.00%          9.            100 (W)          800      3.11%
        4.              60 (W)           180        3.02%         10.            200 (W)        1,000      3.12%
        5.             100 (W)           280        3.05%         11.            100 (L)                   3.14%
        6.             120 (W)           400        3.05%         12.            200 (L)                   3.15%
--------------------
(W)  Winning Order                  (L)  Losing Order

         Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next interest period, at the end of which another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis. Regardless of the results of the auction, the interest rate will not exceed the maximum auction rate specified in the applicable prospectus supplement.

         The example assumes that a successful auction has occurred, that is, that all sell orders and all bid/hold orders below the new interest rate were fulfilled. However, there may be insufficient potential bid orders to purchase all the auction rate securities offered for sale. In these circumstances, the interest rate for the upcoming interest period will equal the maximum auction rate. Also, if all the auction rate securities are subject to hold orders (i.e., each holder of auction rate securities wishes to continue holding its auction rate securities, regardless of the interest rate), the interest rate for the upcoming interest period will equal the all hold rate, which is the LIBOR rate for a period comparable to the auction period less 0.20%, or as otherwise specified in the related prospectus supplement.

         If a payment default has occurred, the rate will be the non-payment rate, which will be specified in the related prospectus supplement.

         Maximum Auction Rate And Interest Carry-Overs. If the auction rate for a series of auction rate securities is greater than the maximum auction rate described in the related prospectus supplement, then the interest rate applicable to those auction rate securities will be the maximum auction rate.

         In such event, if the interest rate for a series of auction rate securities is set at the net loan rate, the excess of the lower of the auction rate and the maximum auction rate which would have been applied if the net loan rate were not a component of the maximum loan rate, over the net loan rate will be carried over for that series of auction rate securities. If there are insufficient bid orders to purchase all the auction rate securities of a series offered for sale in an auction and the interest rate for that series is set at the net loan rate, the excess of the maximum auction rate which would have been applied if the net loan rate was not a component of the maximum loan rate over the net loan rate will be carried over for that series of auction rate securities. The carry-over amount will bear interest calculated at the One-Month LIBOR rate, or as otherwise specified in the related prospectus supplement. The rating of the notes does not address the payment of carry-over amounts or interest on carry-over amounts.

         The carry-over amount, and interest accrued thereon, for a class of auction rate securities will be paid on an interest payment date if there are sufficient moneys in the Revenue Fund to pay all interest due on the notes on that interest payment date, and in the case of subordinate notes, payment of the interest carryover on more senior notes. Any carry-over amount, and any interest accrued on the carry-over amount, due on any auction rate note that is to be redeemed will be paid to the registered owner on the redemption date to the extent that moneys are available. The prospectus supplement for a series of notes will specify whether or not the carry-over amount will be included in the redemption price if an auction rate security is redeemed.

         Changes In Auction Period. We may, from time to time, change the length of the auction period for a class of auction rate securities in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the auction period and the interest rate borne by the auction rate securities. We will initiate the auction period adjustment by giving written notice to the indenture trustee, the auction agent, the applicable broker-dealer, each rating agency and the registered owners of the notes at least ten days prior to auction date for the notes. Any adjusted auction period will be at least seven days but not more than 366 days. The auction period adjustment will take effect only if approved by the market agent and if the auction agent receives orders sufficient to complete the auction for the new auction period at a rate of interest below the maximum auction rate.

         Changes In The Auction Date. The applicable broker-dealer, with the written consent of the administrator on our behalf, may specify a different auction date for a class of auction rate securities in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an auction date for the auction rate securities. If the administrator consents to the change, the broker-dealer will provide written notice to us, the indenture trustee, the auction agent, each rating agency and the registered owners of the notes of its determination to specify an earlier auction date at least ten days prior to the proposed changed auction date.

LIBOR Rate Notes

         The LIBOR rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the LIBOR rate notes will be paid in arrears on each interest payment date. The interest payment date for the LIBOR rate notes will be the first business day following the end of the interest period for the notes specified in the applicable prospectus supplement, unless another date is specified in the prospectus supplement. The amount of interest payable to registered owners of LIBOR rate notes for any interest period will be calculated by the indenture trustee on the basis of a 360-day year for the number of days actually elapsed.

         The rate of interest on the LIBOR rate notes for each interest period will be determined by a calculation agent identified in the related prospectus supplement. The interest rate will be the LIBOR rate for the interest period for the notes plus the margin specified in the related prospectus supplement. The interest rate payable on the LIBOR rate notes cannot exceed the adjusted student loan rate specified in the prospectus supplement. The adjusted student loan rate is the percentage equivalent of a fraction:

                  - the numerator of which is equal to the sum of the expected interest collections on our student loans and payments we receive on a derivative product, if any, less the sum of the amounts payable to the Department of Education and guarantee agencies with respect to the student loans, the servicing fee, the administration fee, and payments we make on derivative products, if any, with respect to an interest period; and

                  - the denominator of which is the aggregate principal amount of the notes as of the last day of the interest period.

         With respect to any interest period, expected interest collections include:

                  - the amount of interest accrued with respect to the student loans for the interest period preceding the applicable interest payment date, whether or not that interest is actually paid;

                  - all interest subsidy payments and special allowance payments estimated to have accrued for the interest period preceding the applicable interest payment date, whether or not actually received; and

                  - investment earnings on assets in the trust estate for the interest period preceding the applicable interest payment date.

         If the interest rate for LIBOR rate notes determined by the calculation agent is greater than the adjusted student loan rate or any other maximum interest rate specified in the related prospectus supplement, the difference will be carried forward and paid when moneys are available in the Revenue Fund. However, no interest carry-over will be payable unless the aggregate value of our student loans and other assets in the trust estate determined in accordance with the indenture exceeds the principal balance of the outstanding notes issued under the indenture. Any interest carry-over will be payable on an interest payment date, but only out of funds remaining in the Revenue Fund after payment of all interest due on the notes, and in the case of subordinate notes, payment of the interest carryover on more senior notes. The prospectus supplement for a series of notes will specify whether or not the carry-over amount will be included in the redemption price if a LIBOR rate security is redeemed. The rating of the notes does not address the payment of carry-over amounts or interest on carry-over amounts.

Treasury Rate Notes

         The treasury rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the treasury rate notes will be paid in arrears on each interest payment date. An interest payment date for the treasury rate notes means the first business day following the end of the interest period specified in the applicable prospectus supplement, or as otherwise specified in the related prospectus supplement.

         The amount of interest payable on the treasury rate notes will generally be adjusted weekly on the calendar day following each auction of 91-day Treasury Bills which are direct obligations of the United States with a maturity of 13 weeks. The rate will be calculated by a calculation agent to be the sum of the bond equivalent yield for auctions of 91-day Treasury Bills on a rate determination date for an interest period, plus a spread described in the related prospectus supplement. Interest on the treasury rate notes will be computed for the actual number of days elapsed on the basis of a year consisting of 365 or 366 days, as applicable.

         The interest rate payable on the treasury rate notes for any interest period cannot at any time exceed the adjusted student loan rate. The adjusted student loan rate will be determined in the same manner as described above for LIBOR rate notes.

         If the interest rate for the treasury rate notes determined by the calculation agent is greater than the adjusted student loan rate or any other maximum interest rate specified in the related prospectus supplement, the difference will be carried forward and paid when moneys are available in the Revenue Fund. However, no interest carry-over will be payable unless the aggregate value of our student loans and other assets in the trust estate determined in accordance with the indenture exceeds the principal balance of the outstanding notes issued under the indenture. Any interest carry-over will be payable on an interest payment date, but only out of funds remaining in the Revenue Fund after payment of all interest due on the notes, and in the case of subordinate notes, payment of the interest carryover on more senior notes. The prospectus supplement for a series of notes will specify whether or not the carry-over amount will be included in the redemption price if a treasury rate security is redeemed. The rating of the notes does not address the payment of carry-over amounts or interest on carry-over amounts.

Commercial Paper Rate Notes

         The commercial paper rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the commercial paper rate notes will be paid in arrears on each interest payment date. An interest payment date for the commercial paper rate notes means the first business day following the end of the interest period specified in the applicable prospectus supplement, or as otherwise specified in the related prospectus supplement.

         The amount of interest payable on the commercial paper rate notes will generally be adjusted quarterly on the last day of each calendar quarter. The rate will be calculated by a calculation agent to be the sum of the daily average of that quarter's bond equivalent yield for three-month financial commercial paper rates, plus a spread described in the related prospectus supplement. Interest on the commercial paper rate notes will be computed for the actual number of days elapsed on the basis of a year consisting of 365 or 366 days, as applicable.

         The interest rate payable on the commercial paper rate notes for any interest period cannot at any time exceed the adjusted student loan rate. The adjusted student loan rate will be determined in the same manner as described above for LIBOR rate notes.

         If the interest rate for the commercial paper rate notes determined by the calculation agent is greater than the adjusted student loan rate or any other maximum interest rate specified in the related prospectus supplement, the difference will be carried forward and paid when moneys are available in the Revenue Fund. However, no interest carry-over will be payable unless the aggregate value of our student loans and other assets in the trust estate determined in accordance with the indenture exceeds the principal balance of the outstanding notes issued under the indenture. Any interest carry-over will be payable on an interest payment date, but only out of funds remaining in the Revenue Fund after payment of all interest due on the notes, and in the case of subordinate notes, payment of the interest carry-over on more senior notes. The prospectus supplement for a series of notes will specify whether or not the carry-over amount will be included in the redemption price if a commercial paper rate security is redeemed. The rating of the notes does not address the payment of carry-over amounts or interest on carry-over amounts.

Other Index Rate Notes

         In connection with changes in the laws or regulations governing the federal student loan programs or changes in the market for student loan backed notes, we may issue one or more series of notes providing for the determination of interest based on an index or procedure that is not described in this prospectus. The manner in which interest on such notes is determined will be described in the related prospectus supplement.

         Such other index rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the other index rate notes will be paid in arrears on each interest payment date. An interest payment date for the other index rate notes means the first business day following the end of the interest period specified in the applicable prospectus supplement, or as otherwise specified in the related prospectus supplement.

         The interest rate payable on the other index rate notes for any interest period cannot at any time exceed the adjusted student loan rate. The adjusted student loan rate will be determined in the same manner as described above for LIBOR rate notes.

         If the interest rate for the other index rate notes determined by the calculation agent is greater than the adjusted student loan rate or any other maximum interest rate specified in the related prospectus supplement, the difference will be carried forward and paid when moneys are available in the Revenue Fund. However, no interest carry-over will be payable unless the aggregate value of our student loans and other assets in the trust estate determined in accordance with the indenture exceeds the principal balance of the outstanding notes issued under the indenture. Any interest carry-over will be payable on an interest payment date, but only out of funds remaining in the Revenue Fund after payment of all interest due on the notes, and in the case of subordinate notes, payment of the interest carryover on more senior notes. The prospectus supplement for a series of notes will specify whether or not the carry-over amount will be included in the redemption price if an other index rate security is redeemed. The rating of the notes does not address the payment of carry-over amounts or interest on carry-over amounts.

Accrual Notes

         Accrual notes will be entitled to payments of accrued interest commencing only on the interest payment date, or under the circumstances specified in the related prospectus supplement. Prior to the time interest is payable on any class of accrual notes, the amount of accrued interest will be added to the note principal balance thereof on each interest payment date. The principal balance of the accrual notes will begin to be paid from available funds received with respect to the student loans after the date that accrued interest is no longer being added to the principal balance of the notes. Accrued interest for each interest payment date will be equal to interest at the applicable interest rate accrued for a specified period (generally the period between interest payment dates) on the outstanding principal balance of such note immediately prior to such interest payment date.

Payments on the Notes

         The principal of the notes due at maturity or redemption in whole will be payable at the principal office of the indenture trustee upon presentation and surrender of the notes, if the notes were issued in definitive form. Payment of principal on any notes on any date scheduled for the payment of principal or in connection with a partial redemption, and all interest payments, will be made to the registered owner by check or draft mailed on the payment date by the indenture trustee to the registered owner at his address as it last appears on the registration books kept by the indenture trustee at the close of business on the record date for such payment. If interest or principal is not timely paid, it will be paid to the registered owner of the notes as of the close of business on a special record date for payment of any of the defaulted interest or principal. A special record date will be fixed by the indenture trustee whenever moneys become available for payment of the defaulted interest or principal, and notice of the special record date will be given to the registered owners of the notes. Payment of principal and interest to a securities depository or its nominee, and, upon written request delivered to the indenture trustee, to any other registered owner owning at least $1,000,000 principal amount of the notes, will be paid by wire transfer within the United States to the bank account number filed no later than the record date or special record date with the indenture trustee. All payments on the notes will be made in United States dollars.

Mandatory Redemption

         The notes of a series are subject to mandatory redemption on the interest payment date specified with respect to the series in the related prospectus supplement, in an amount equal to any proceeds from sale of the notes that have not been used to acquire student loans and that remain in the Acquisition Fund. The notes may also be subject to mandatory redemption from the proceeds of principal payments on the student loans and, until the principal balance of the student loans is not less than the percentage of the principal balance of outstanding notes as is described in the applicable prospectus supplement, from interest payments on the student loans remaining in the Revenue Fund after all other required payments have been made. We are not required to provide any direction to the indenture trustee with respect to a mandatory redemption. See "Notice and Partial Redemption of Notes" below for a discussion of the order in which notes of any series will be redeemed.

Optional Redemption

         The notes of a series are subject to optional redemption, if so provided in the applicable prospectus supplement, from funds received by the indenture trustee constituting interest on student loans remaining in the Revenue Fund after all other prior required payments have been made and not required for mandatory redemptions. See "Notice and Partial Redemption of Notes" below for a discussion of the order in which notes will be redeemed.

         The notes are subject to optional redemption, in whole only, on any interest payment date on which the aggregate current principal balance of the notes is less than or equal to 10% of the initial aggregate principal balance of all the notes issued under the indenture on their respective date of issuance. The redemption will occur on the interest payment date following the date on which funds sufficient to pay the redemption or purchase price are deposited with the indenture trustee. All notes that are redeemed will be canceled by the indenture trustee and be disposed of in a manner satisfactory to the indenture trustee and the administrator.

Redemption Price

         Upon redemption, the price to be paid to the holder of a note will be an amount equal to the principal balance plus accrued interest to the date fixed for redemption. The prospectus supplement for a series of notes will specify whether or not the carry-over amount will be included in the redemption price.

Notice and Partial Redemption of Notes

         Prior to any redemption the indenture trustee will provide prior written notice to the registered owner of any note being redeemed, and to the auction agent with respect to the auction rate securities designated for redemption.

         If less than all of the notes of any series are to be redeemed, to the extent permitted by the indenture, we will determine the notes of each class of that series to be redeemed. Generally, all of the Class A notes will be redeemed prior to redemption of any notes subordinate to the Class A notes, and all of the Class B notes will be redeemed before any notes subordinate to the Class B notes are redeemed. However, we may redeem Class B notes and other notes subordinate to Class A notes while Class A notes remain outstanding if, after the redemption of such subordinate notes, the aggregate value of the assets held in the trust estate will equal the percentage specified in the applicable prospectus supplement of all Class A notes then outstanding under the indenture.

List of Noteholders

         Unless otherwise specified in the related prospectus supplement, holders of notes evidencing not less than 25% of the aggregate outstanding principal balance of the notes may, by written request to the indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of the series.

                  SECURITY AND SOURCES OF PAYMENT FOR THE NOTES

General

         The notes are limited obligations of the Trust, secured by and payable solely from the trust estate. The following assets serve as security for the notes:

                  - student loans purchased with money from the Acquisition Fund or otherwise acquired or originated and pledged or credited to the Acquisition Fund;

                  - revenues, consisting of all principal and interest payments, proceeds, charges and other income received by the indenture trustee, the Trust or the servicer, on account of any student loan, including interest benefit payments and any special allowance payments with respect to any student loan, and investment income from all funds created under the indenture and any proceeds from the sale or other disposition of the student loans; and

                  - all moneys and investments held in the funds created under the indenture.

         In addition, the trust estate may include rights that provide credit enhancement (for example, the right to draw under any letter of credit or note insurance) or rights under certain derivative products as described in this prospectus and in the related prospectus supplement.

Flow of Funds

         The following funds will be created by the indenture trustee under the indenture for the benefit of the registered owners:

                  -  Revenue Fund

                  -  Acquisition Fund

                  -  Reserve Fund

         All funds received with respect to the student loans will be deposited in the Revenue Fund and allocated between principal and interest.

         Each trust fund will be maintained as either

                  - a segregated account with a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which has either a long-term unsecured debt rating, a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies, and whose deposits are insured by the Federal Deposit Insurance Corporation; or

                  - a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in the account, so long as any unsecured notes of the depository institution have an investment grade credit rating from each rating agency.

Acquisition Fund; Purchase and Sale of Student Loans

         We will deposit part of the proceeds from the sale of any notes into the Acquisition Fund. Money on deposit in the Acquisition Fund will be used to pay costs of issuance of the notes, to redeem notes in accordance with the provisions of any supplemental indenture, and to acquire student loans. If the administrator determines that money held in the Acquisition Fund cannot be used to acquire additional student loans, then we may redeem notes in accordance with any supplemental indenture. See "Description of the Notes--Mandatory Redemption."

         If on any note payment date the money on deposit in the Revenue Fund is not sufficient to make payments of principal and interest due on the notes, then the amount of the deficiency may be transferred from money available in the Acquisition Fund.

         The eligible lender trustee will be the legal owner of the student loans transferred to the trust estate and the indenture trustee will have a security interest in the student loans for and on behalf of the owners of the notes. The student loans will be held in the name of the eligible lender trustee for the account of the Trust, but for the benefit of the holders of the notes. Student loans pledged to the trust estate will be held by the indenture trustee or its agent or bailee on behalf of the noteholders.

Revenue Fund

         The indenture trustee will deposit into the Revenue Fund all revenues derived from student loans, from money or assets on deposit in the Acquisition Fund or the Reserve Fund, from net payments received on derivative products and any other amounts as we may direct. Subject to the limitations described under "Additional Fundings - Federal Consolidation Loans," funds received from student loans repaid in full with the proceeds of a federal consolidation loan originated by another lender may be used to purchase federal consolidation loans and add-on consolidation loans originated in connection with one or more student loans held by the Trust.

         On each note payment date and derivative payment date, except to the extent used to purchase federal consolidation loans or add-on consolidation loans , money in the Revenue Fund will be used and transferred to other funds or persons in the following order, or as otherwise specified in the related prospectus supplement:

                  - to pay operating expenses of the Trust, such as fees and reimbursable expenses of the owner trustee, the indenture trustee, the servicer and the administrator;

                  - on a parity basis, to pay interest due on any Class A notes and any derivative payment that is due and secured on a parity with the Class A notes;

                  - on a parity basis, to pay the principal of and premium, if any, due on any Class A notes;

                  - on a parity basis, to pay interest due on any Class B notes and any derivative payment that is due and secured on a parity with the Class B notes;

                  - on a parity basis, to pay the principal of and premium, if any, due on any Class B notes;

                  - to the Reserve Fund the amount, if any, described under "Reserve Fund" below, up to the maximum transfer amount specified in the prospectus supplement;

                  - to pay interest and principal and premium, if any, due on any subordinated obligations of the Trust;

                  - to pay interest accrued on the carryover amounts of the Class A notes, the carryover amounts of the Class A notes, to pay interest accrued on the carryover amounts of the Class B notes, the carryover amounts of the Class B notes; and

                  - to pay principal and premium, if any, on the Class A notes, or if no Class A notes are outstanding, to pay principal and premium, if any, on the Class B notes, or if no Class A notes or Class B notes are outstanding, and if no notes are outstanding, to pay principal and premium, if any, on any subordinated obligations of the Trust; provided, however, to the extent the indenture permits payments to the trust free from the lien of the indenture at the option of the Trust and the Trust has exercised its option to be so paid, no such principal and premium payments shall be required and the remaining money in the Revenue Fund on such payment date shall be paid to the Trust.

Reserve Fund

         Upon the sale of each series of notes, the indenture trustee will deposit to the Reserve Fund the amount, if any, specified in the related prospectus supplement. On each interest payment date, to the extent money in the Revenue Fund is not sufficient to make payment of the interest then due on the notes, the amount of the deficiency shall be paid directly from the Reserve Fund, after any transfers from the Acquisition Fund. Money in the Reserve Fund may be used to pay principal on the notes only on the date of their maturity. In addition, money in the Reserve Fund may be withdrawn to the extent specified in the related prospectus supplement.

         If the Reserve Fund is used as described above, the indenture trustee will restore the Reserve Fund to the level specified in a prospectus supplement by transfers from the Revenue Fund up to the maximum transfer amount specified in the prospectus supplement. If the full amount required to restore the Reserve Fund to the required level is not available in the Revenue Fund on the next note payment date, the indenture trustee shall continue to transfer funds, up to the maximum transfer amount, from the Revenue Fund as they become available until the deficiency in the Reserve Fund has been eliminated.

         If on any payment date the amount in the Reserve Fund exceeds the required level for any reason, the indenture trustee, at the direction of the administrator, will transfer the excess to the Trust free of the lien of the indenture.

Transfers to PHEAA Student Loan Trust I

         Transfers from the Revenue Fund may be made to the Trust free from the lien of the indenture if the balance in the Reserve Fund equals the required level specified in a prospectus supplement and only if, immediately after taking into account the transfer, the aggregate value of the assets in the trust estate, as determined in accordance with the indenture, will be equal to a percentage of the unpaid principal amount of the notes outstanding, plus accrued interest, that is stated in the applicable prospectus supplement.

Investment of Funds Held by Indenture Trustee

         Upon our order, the indenture trustee will invest amounts credited to any fund established under the indenture in investment securities described in the indenture. In the absence of an order from the administrator, and to the extent practicable, the indenture trustee will invest amounts held under the indenture in direct obligations of, or in obligations fully guaranteed by, the United States.

         Except as otherwise specified in the related prospectus supplement, investment earnings on funds deposited in the trust accounts, net of losses and investment expenses, will be deposited in the Revenue Fund on each payment date and will be treated as collections of interest on the student loans.

         The indenture trustee is not responsible or liable for any losses on investments made by it or for keeping all funds held by it fully invested at all times. Its only responsibility is to comply with our investment instructions in a non-negligent manner.

                             BOOK-ENTRY REGISTRATION

         Investors acquiring beneficial ownership interests in the notes issued in book-entry form will hold their notes through The Depository Trust Company ("DTC") in the United States, or Clearstream or Euroclear (in Europe) if they are participants of these systems, or indirectly through organizations that are participants in these systems. The book-entry notes will be issued in one or more instruments that equal the aggregate principal balance of the series of notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's name on the books of its respective depositary, which in turn will hold positions in customers' securities accounts in such depositary's name on the books of DTC. Except as described below, no person acquiring a book-entry note will be entitled to receive a physical certificate representing the notes. Unless and until Definitive Certificates are issued, it is anticipated that the only holder of the notes will be Cede & Co., as nominee of DTC.

         DTC is a New York-chartered limited-purpose trust company that performs services for its participants, some of which, and/or their representatives, own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each of its participants in notes issued in book-entry form, whether held for its own account or as nominee for another person. In general, beneficial ownership of book-entry notes will be subject to the rules, regulations and procedures governing DTC and its participants as in effect from time to time.

         Purchases of the notes under the DTC system must be made by or through a direct participant, which direct participant is listed as the owner of the notes on DTC's records. The ownership interest of each actual purchaser of each series of notes, or beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner purchased the notes. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system is discontinued for that series of notes.

         To facilitate subsequent transfers, all notes deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of such notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of notes; DTC's records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

         Delivery of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Redemption notices will be sent to Cede & Co. If less than all of a class of the notes of any series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such class to be redeemed.

         Neither DTC nor Cede & Co. will consent or vote with respect to the notes of any series. Under its usual procedures, DTC mails an omnibus proxy to the Trust, or the indenture trustee, as appropriate, as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date.

         Principal and interest payments on the notes will be made to DTC. DTC's practice is to credit direct participant's accounts on the due date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the due date. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and is the responsibility of the participant and not of DTC, the indenture trustee or the Trust, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Trust, or the indenture trustee. Disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of the direct and indirect participants.

         DTC may discontinue providing its services as securities depository with respect to the notes of any series at any time by giving reasonable notice to the Trust or the indenture trustee. In the event that a successor securities depository is not obtained, note certificates are required to be printed and delivered.

         Clearstream Banking, societe anonyme, Luxembourg, formerly Cedelbank ("Clearstream"), has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Euroclear has advised that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV (the "Euroclear operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the cooperative. The cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         The Euroclear operator has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

         Distributions with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream participant or Euroclear participant only in accordance with the relevant rules and procedures and subject to the relevant depositary's ability to effect such actions on its behalf through DTC.

         Noteholders may hold their notes in the United States through DTC or in Europe through Clearstream or Euroclear if they are participants of such systems, or indirectly through organizations that are participants in such systems.

         Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a participant in DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions to the depositaries.

         DTC has advised the Trust that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose accounts with DTC the notes are credited. Clearstream or Euroclear will take any action permitted to be taken by a noteholder under the indenture on behalf of a participant only in accordance with their relevant rules and procedures and subject to the ability of the relevant depositary to effect these actions on its behalf through DTC.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         Neither the Trust, The Pennsylvania Higher Education Assistance Agency, the depositor, the indenture trustee nor the underwriters will have any responsibility or obligation to any of DTC participants, any Clearstream participants or any Euroclear participants or the persons for whom they act as nominees with respect to

                  - the accuracy of any records maintained by DTC, Clearstream or Euroclear or any participant,

                  - the payment by DTC, Clearstream or Euroclear or any participant of any amount due to any beneficial owner in respect of the principal amount of or interest on the notes,

                  - the delivery by any participant of DTC, any Clearstream participant or any Euroclear participant of any notice to any beneficial owner that is required or permitted under the terms of the indenture or the trust agreement to be given to noteholders, or

                  -  any other action taken by DTC as the noteholder.

         The administrator may decide to discontinue use of the system of book entry transfers through DTC or a successor securities depository. In that event, note certificates will be printed and delivered.

                                ADDITIONAL NOTES

         We may, pursuant to the provisions of the indenture, issue from time to time additional notes secured by the trust estate on a parity with or junior to the Class A notes and senior to, on a parity with or subordinate to the Class B notes then outstanding. We may enter into any derivative product described in the relevant prospectus supplement that we deem necessary or desirable with respect to any or all of the notes. We may take those actions without the approval of the holders of any outstanding notes.

         We will not issue additional notes secured by the entire trust estate unless the following conditions have been satisfied:

                  - We and the indenture trustee have entered into a supplemental indenture providing the terms and forms of the additional notes;

                  - The indenture trustee has received a rating confirmation from each rating agency that has assigned a rating to any outstanding notes that such rating will not be reduced or withdrawn as a result of the issuance of the additional notes; and

                  - The indenture trustee has received an opinion of counsel to the effect that all of the foregoing conditions to the issuance of the additional notes (and any other conditions to such actions included in the indenture or any other supplemental indenture) have been satisfied.

         The indenture trustee is authorized under the indenture to establish any additional funds or accounts that it deems necessary or convenient in connection with the issuance and delivery of any additional notes.

                       SUMMARY OF THE INDENTURE PROVISIONS

         We will issue the notes pursuant to an indenture of trust between us and the indenture trustee and a supplemental indenture of trust applicable to that series as indicated in a prospectus supplement. The following is a summary of some of the provisions of the indenture. This summary is not comprehensive and reference should be made to the indenture for a full and complete statement of its provisions.

Parity and Priority of Lien

         The provisions of the indenture are generally for the equal benefit, protection and security of the registered owners of all of the notes. However, the Class A notes have priority over the Class B notes and any other subordinate class of notes with respect to payments of principal and interest, and the Class B notes have priority over any subordinate class of notes with respect to payments of principal and interest.

Sale of Student Loans Held in Trust Estate

         Student loans may be sold or otherwise disposed of by the indenture trustee free from the lien of the indenture to the extent that we determine that such action is required by the Higher Education Act or other applicable laws.

         Prior to any sale we will provide an order to the indenture trustee stating the sale price and directing that student loans be sold or otherwise disposed of and delivered. We will also deliver to the indenture trustee a certificate signed by an authorized representative of the administrator to the effect that the disposition price is equal to or in excess of the principal amount of the student loans to be sold or disposed of (plus accrued interest) or equal to or in excess of the purchase price paid by the Trust for such student loans (less principal payments received with respect to such student loans), whichever is lower, or that the sale of the student loans was required to be made by applicable law at a time when such price was not obtainable and that the administrator has used commercially reasonable efforts to maximize the proceeds of such sale.

Segregation of Funds; Priority of Lien

         We will not commingle the funds created under the indenture with funds, proceeds or investment of funds relating to other issues or series of notes issued by us or any borrowings by us, except to the extent such commingling is required by the indenture trustee for ease in administration of its duties and responsibilities. Should the indenture trustee require this permitted commingling, it will keep complete records in order that the funds, proceeds or investments under the indenture may at all times be identified by source and application, and if necessary, separated.

         The revenues and other money, student loans and other assets pledged under the indenture are and will be owned by us free and clear of any pledge, lien, charge or encumbrance, except as otherwise expressly provided in the indenture. Except as otherwise provided in the indenture, we:

                  - will not create or voluntarily permit to be created any debt, lien or charge on the student loans that would be on a parity with, subordinate to, or prior to the lien of the indenture;

                  - will not take any action or fail to take any action that would result in the lien of the indenture or the priority of that lien for the obligations thereby secured being lost or impaired; and

                  - will pay or cause to be paid, or will make adequate provisions for the satisfaction and discharge, of all lawful claims and demands that if unpaid might by law be given precedence to or any equality with the indenture as a lien or charge upon the student loans.

Derivative Products and Derivative Payments

         We are authorized under the indenture to enter into any derivative product, defined to mean a written contract under which we become obligated to pay to a counterparty on specified payment dates certain amounts in exchange for the counterparty's obligation to make payments to us on specified payment dates in specified amounts. Our obligation to make payments in connection with a derivative product may be secured by a pledge of and lien on the trust estate. That lien may be on a parity with or subordinate to the lien of any series or class of notes. We will not enter into a derivative product unless the indenture trustee has received a confirmation from each rating agency providing a rating for our notes that the derivative product will not adversely affect the rating on any of the notes.

Representations and Warranties of PHEAA Student Loan Trust I

         We represent and warrant in the indenture that:

                  - we are duly authorized under the laws of the State of Delaware to create and issue the notes and to execute and deliver the indenture and any derivative product, and to pledge collateral under the indenture to the payment of notes and any derivative payments under the indenture;

                  - all necessary action for the creation and issuance of the notes and the execution and delivery of the indenture and any derivative product has been duly and effectively taken; and

                  - the notes in the hands of the registered owners of the notes and any derivative product are and will be valid and enforceable special limited obligations of the Trust secured by and payable solely from the trust estate.

Further Covenants

         We will file financing statements and continuation statements in any jurisdiction necessary to perfect and maintain the security interest we have granted under the indenture.

         Upon written request of the indenture trustee, we will permit the indenture trustee or its agents, accountants and attorneys, to examine and inspect the property, books of account, records, reports and other data relating to the student loans, and will furnish the indenture trustee such other information as it may reasonably request. The indenture trustee is under no duty to make any examination unless requested in writing to do so by the registered owners of not less than a majority of the principal amount of the notes, and unless those registered owners have offered the indenture trustee security and indemnity satisfactory to it against any costs, expenses and liabilities that might be incurred in making any examination.

         We will cause an annual audit to be made by an independent auditing firm of national reputation and file one copy of the audit with the indenture trustee and each rating agency within 120 days after the close of each fiscal year. The indenture trustee is not obligated to review or otherwise analyze those audits.

         Each month, the administrator will provide to the indenture trustee for the indenture trustee to forward to each registered owner, a statement prepared by the servicer setting forth information with respect to the notes and student loans as of the ending of the preceding month, including the following:

                  - the aggregate amount of monies deposited in the Revenue Fund during the preceding month, including a breakdown as to the principal and interest paid on the student loan portfolio and any prepayments in full of student loans during the preceding month;

                  - the amount of principal payments made with respect to each class of notes during the preceding month;

                  - the amount of interest payments made with respect to each class of notes during the preceding month;

                  - the principal balance of student loans as of the close of business on the last day of the preceding month;

                  - the aggregate outstanding principal amount of the notes of each class;

                  - the interest rate for the applicable class of notes with respect to each interest payment;

                  - the number and principal amount of student loans that are delinquent or for which claims have been filed with a guarantee agency; and

                  - the aggregate market value of the trust estate and the outstanding principal amount of the notes as of the close of business on the last day of the preceding month.

         A copy of these reports may be obtained by any noteholder by a written request to the indenture trustee at 213 Market Street, Harrisburg, PA 17101;
Attention: Corporate Trust Services.

Enforcement of Servicing Agreement

         We will diligently enforce all terms, covenants and conditions of the servicing agreement, including the prompt payment of all amounts due from the servicer under the servicing agreement. We will not permit the release of the obligations of the servicer under the servicing agreement except in conjunction with permitted amendments or modifications and will not waive any default by the servicer under the servicing agreement without the written consent of the indenture trustee. We will not consent or agree to or permit any amendment or modification of any servicing agreement that will in any manner materially adversely affect the rights or security of the registered owners of the notes. Our rights under the servicing agreement are pledged under the indenture for the benefit of the noteholders.

Additional Covenants with Respect to the Higher Education Act

         We will verify that the indenture trustee is, or replace the indenture trustee with, an eligible lender under the Higher Education Act, and will acquire or cause to be acquired student loans only from an eligible lender.

         We are responsible, directly or through the servicer, for each of the following actions with respect to student loans originated under the Higher Education Act:

                  - Dealing with the Secretary of Education with respect to the rights, benefits and obligations under the certificates of insurance and the contract of insurance, and dealing with the guarantee agencies with respect to the rights, benefits and obligations under the guarantee agreements with respect to the student loans;

                  - Diligently enforcing, and taking all reasonable steps necessary or appropriate for the enforcement of all terms, covenants and conditions of all student loans and agreements in connection with the student loans, including the prompt payment of all principal and interest payments and all other amounts due under the student loans;

                  - Causing the student loans to be serviced by entering into a servicing agreement with the servicer for the collection of payments made for, and the administration of the accounts of, the student loans;

                  - Complying with, and causing all of the servicer's officers, directors, employees and agents to comply with, the provisions of the Higher Education Act and any regulations or rulings under the Act with respect to the student loans; and

                  - Causing the benefits of the guarantee agreements, the interest subsidy payments and the special allowance payments to flow to the indenture trustee.

Continued Existence; Successor

         We will preserve and keep in full force and effect our existence, rights and franchises as a Delaware statutory trust. We will not sell or otherwise dispose of all or substantially all of our assets, consolidate with or merge into any corporation or other entity, or permit one or more other corporations or entities to consolidate with or merge with us. These restrictions do not apply to a transfer of student loans that is made in connection with a discharge of the indenture or to a transaction where the transferee or the surviving or resulting corporation or entity, if other than the Trust, by proper written instrument for the benefit of the indenture trustee, irrevocably and unconditionally assumes the obligation to perform and observe the Trust's agreements and obligations under the indenture and the rating agencies rating the notes confirm in writing that the transaction will not result in a downgrade of the rating of any notes.

Events of Default

         For purposes of the indenture, each of the following events is defined as an event of default:

                  - default in the due and punctual payment of the principal of or interest on any of the Class A notes when due or failure to make any payment due under any other senior obligations when due;

                  - default in the due and punctual payment of the principal of or interest on any class of note junior to the Class A notes and senior to the Class B notes when due if money is available in the Funds to make such payment; provided, however, that it shall not be an event of default if there is not money available in the Funds to make such payment and any senior obligation of the Trust is outstanding;

                  - default in the due and punctual payment of the principal of or interest on any of the Class B notes when due if money is available in the Funds to make such payment; provided, however, that it shall not be an event of default if there is not money available in the Funds to make such payment and any senior obligation of the Trust is outstanding;

                  - default in the due and punctual payment of the principal of or interest on any other obligation of the Trust when due if money is available in the Funds to make such payment; provided, however, that it shall not be an event of default if there is not money available in the Funds to make such payment and any senior obligation of the Trust is outstanding;

                  - default by the trust in the performance or observance of any other of the covenants, agreements or conditions contained in the indenture or in the notes, and continuation of such default for a period of 90 days after written notice thereof by the indenture trustee to the trust; and

                  - the occurrence of an Event of Bankruptcy with respect to the Trust.

         Failure to pay carryover amounts or interest on carryover amounts shall not constitute an event of default.

         Additional events of default may be added to the indenture by any supplemental indenture.

Remedies on Default

         Possession Of Trust Estate. Upon the happening of any event of default, the indenture trustee may take possession of any portion of the trust estate that may be in the custody of others, and all property comprising the trust estate, and may hold, use, operate, manage and control those assets. The indenture trustee may also, in the name of the Trust or otherwise, conduct the business of the Trust and collect and receive all income and revenues of the trust estate. After deducting all expenses incurred and all other proper outlays authorized in the indenture, and all payments that may be made as just and reasonable compensation for its own services, and for the services of its attorneys, agents, and assistants, the indenture trustee will apply the rest of the money received by the indenture trustee as follows, or as otherwise specified in the related prospectus supplement:

         If the principal of none of the obligations under the indenture shall have become due,

                  - first, to the payment of all operating expenses of the Trust, including the fees and reimbursable expenses of the indenture trustee, the owner trustee, the servicer, the administrator, and the eligible lender trustee;

                  - second, to the payment of the interest in default on the Class A notes and to the payment of all derivative payments then due and secured on a parity with the Class A notes, in order of the maturity of the interest or derivative payment installments, with interest on the overdue installments, which payments will be made ratably to the parties entitled to the payments without discrimination or preference,

                  - third, to the payment of the interest in default on any class of notes junior to the Class A notes and senior to the Class B notes and to the payment of all derivative payments then due and secured on a parity with such notes, in order of the maturity of the interest or derivative payment installments, with interest on the overdue installments, which payments will be made ratably to the parties entitled to the payments without discrimination or preference;

                  - fourth, to the payment of the interest in default on the Class B notes and to the payment of all derivative payments then due and secured on a parity with the Class B notes, in order of the maturity of the interest or derivative payment installments, with interest on the overdue installments, which payments will be made ratably to the parties entitled to the payments without discrimination or preference; and

                  - fifth, to the payment of the interest in default on any subordinate class of notes and to the payment of all derivative payments secured on a parity with such notes, if any, then due, in order of the maturity of the interest or derivative payment installments, with interest on the overdue installments, which payments will be made ratably to the parties entitled to the payments without discrimination or preference.

         If the principal of any of the obligations under the indenture shall have become due by declaration of acceleration or otherwise,

                  - first, to the payment of all operating expenses of the Trust, including the fees and reimbursable expenses of the indenture trustee, the owner trustee, the servicer, the administrator, and the eligible lender trustee;

                  - second, to the payment of the interest in default on the Class A notes and all derivative payments then due and secured on a parity with the Class A notes, in the order of the maturity of the interest or derivative payment installments, with interest on overdue installments;

                  - third, to the payment of the principal of all Class A notes then due and all derivative payments secured on a parity with the Class A notes, which payments will be made ratably to the parties entitled to the payments without discrimination or preference;

                  - fourth, to the payment of the interest in default on any notes junior to the Class A notes and senior to the Class B notes and all derivative payments then due and secured on a parity with such notes, in the order of the maturity of the interest or derivative payment installments, with interest on overdue installments;

                  - fifth, to the payment of the principal then due of all notes junior to the Class A notes and senior to the Class B notes and all derivative payments secured on a parity with such notes, which payments will be made ratably to the parties entitled to the payments without discrimination or preference;

                  - sixth, to the payment of the interest in default on the Class B notes and all derivative payments then due and secured on a parity with the Class B notes, in the order of the maturity of the interest or derivative payment installments, with interest on overdue installments;

                  - seventh, to the payment of the principal of all Class B notes then due and all derivative payments secured on a parity with the Class B notes, which payments will be made ratably to the parties entitled to the payments without discrimination or preference;

                  - eighth, to the payment of the interest in default on any subordinate class of notes and all derivative payments then due and secured on a parity with such notes, in the order of their respective priority and the maturity of the interest or derivative payment installments, with interest on overdue installments; and

                  - ninth, to the payment of the principal of all subordinate notes then due and any derivative payment on a parity with such notes, which payments will be made ratably to the parties entitled to the payments without discrimination or preference.

         Sale Of Trust Estate. Upon the happening of any event of default and if the principal of all of the outstanding notes have been declared due and payable, then the indenture trustee may sell the trust estate to the highest bidder in accordance with the requirements of applicable law. In addition, the indenture trustee may proceed to protect and enforce the rights of the indenture trustee or the registered owners in such manner as counsel for the indenture trustee may advise, whether for the specific performance of any agreement or undertaking contained in the indenture, or in aid of the execution of any power granted to the indenture trustee, or for the enforcement of such other appropriate legal or equitable remedies as may, in the opinion of such counsel, be more effective to protect and enforce such rights. The indenture trustee is required to take any of these actions if requested to do so in writing by the registered owners of at least a majority of the principal amount of the highest priority obligations outstanding under the indenture if the indenture trustee has received reasonable indemnity and security satisfactory to it against the costs, expenses, and liabilities to be incurred in connection with such action.

         Appointment Of Receiver. If an event of default occurs, and all of the outstanding obligations under the indenture have been declared due and payable, and if any judicial proceedings are commenced to enforce any right of the indenture trustee or of the note holders under the indenture, then as a matter of right, the indenture trustee is entitled to have a receiver for the trust estate appointed.

         Accelerated Maturity. If an event of default occurs, the indenture trustee may declare, or upon the written direction by the registered owners of at least a majority of the principal amount of the highest priority obligations then outstanding under the indenture shall declare, the principal of all then outstanding obligations issued under the indenture, and the interest thereon, immediately due and payable. A declaration of acceleration upon the occurrence of a default other than a default in making payments when due requires the consent of a majority of the registered owners of each priority of obligations then outstanding.

         Direction Of Indenture Trustee. If an event of default occurs, the registered owners of at least a majority of the principal amount of the highest priority obligations then outstanding under the indenture have the right to direct and control the indenture trustee with respect to any proceedings for any sale of any or all of the trust estate, or for the appointment of a receiver, provided that the indenture trustee has received reasonable indemnity and security satisfactory to it against the costs, expenses and liabilities to be incurred in connection with such action. The registered owners cannot cause the indenture trustee to institute any proceedings that, in the indenture trustee's opinion, would be unjustly prejudicial to non-assenting registered owners of obligations outstanding under the indenture.

         Right To Enforce In Indenture Trustee. No registered owner of any obligation issued under the indenture has any right as a registered owner to institute any action or proceeding for the enforcement of the provisions of the indenture or for the appointment of a receiver or for any other remedy under the indenture. All rights of action under the indenture are vested exclusively in the indenture trustee, unless and until the indenture trustee fails to institute an action or suit after

                  - the registered owners of at least 25% of the notes shall have previously given to the indenture trustee written notice of a default under the indenture, and of the continuance thereof,

                  - the registered owners of at least 25% of the notes have made a written request upon the indenture trustee and the indenture trustee has been afforded reasonable opportunity to institute an action, suit or proceeding in its own name, and

                  - the indenture trustee has been offered reasonable indemnity and security satisfactory to it against the costs, expenses, and liabilities to be incurred on an action or proceeding in its own name.

         In addition, the indenture trustee and the noteholders will covenant that they will not at any time institute against the Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         None of the indenture trustee, the depositor, the seller, the administrator, the servicer or the eligible lender trustee in its individual capacity, or any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will be personally liable for the payment of the principal of or interest on the notes or for the agreements of the Trust contained in the indenture.

         Waivers Of Events Of Default. The indenture trustee may in its discretion waive any event of default under the indenture and rescind any declaration of acceleration of the obligations due under the indenture. The indenture trustee will waive an event of default upon the written request of the registered owners of at least a majority of the principal amount of the highest priority obligations then outstanding under the indenture. A waiver of any event of default in the payment of the principal or interest due on any obligation issued under the indenture may not be made unless prior to the waiver or rescission, provisions are made for payment of all arrears of interest or all arrears of payments of principal, and all expenses incurred by the indenture trustee in connection with such default. A waiver or rescission of one default will not affect any subsequent or other default, or impair any rights or remedies consequent to any subsequent or other default.

The Indenture Trustee

         Acceptance Of Trust. The indenture trustee has accepted the trusts imposed upon it by the indenture, and will perform those trusts, but only upon and subject to the following terms and conditions:

                  - Except during the continuance of an event of default, the indenture trustee undertakes to perform only those duties as are specifically set forth in the indenture. In the absence of bad faith on its part, the indenture trustee may conclusively rely upon certificates or opinions furnished to the indenture trustee and conforming to the requirements of the indenture as to the truth of the statements and the correctness of the opinions expressed therein.

                  - In case an event of default has occurred and is continuing, the indenture trustee, in exercising the rights and powers vested in it by the indenture, will use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  - Before taking any action under the indenture requested by registered owners, the indenture trustee may require that it be furnished by the registered owners an indemnity bond or other indemnity and security satisfactory to it for the reimbursement of all expenses it may incur and to protect it against liability arising from any action taken by the indenture trustee.

         Indenture Trustee May Act Through Agents. The indenture trustee may execute any of the trusts or powers under the indenture and perform any duty thereunder either itself or by or through its attorneys, agents, or employees. The indenture trustee will not be answerable or accountable for any default, neglect or misconduct of any such attorneys, agents or employees, if reasonable care has been exercised in the appointment, supervision, and monitoring of the work performed. All reasonable costs incurred by the indenture trustee and all reasonable compensation to all such persons as may reasonably be employed in connection with the trusts will be paid by the Trust.

         Duties of Indenture Trustee. The indenture trustee is generally under no obligation or duty to perform any act at the request of registered owners or to institute or defend any suit to protect the rights of the registered owners under the indenture unless properly indemnified and provided with security to its satisfaction. The indenture trustee is not required to take notice of any event of default under the indenture unless and until it has been specifically notified in writing of the event of default by the registered owners or an authorized representative of the Trust.

         However, the indenture trustee may begin legal action, or appear in and defend against any legal action, execute any of the trusts, enforce any of its rights or powers, or do anything else in its judgment proper, without assurance of reimbursement or indemnity. In that case the indenture trustee will be reimbursed or indemnified by the registered owners requesting that action, if any, or the Trust in all other cases, for all fees, costs, expenses, liabilities, outlays, counsel fees and other reasonable disbursements properly incurred, unless such disbursements are adjudicated to have resulted from the negligence or willful misconduct of the indenture trustee.

         If the Trust or the registered owners, as appropriate, fail to make such reimbursement or indemnification, the indenture trustee may reimburse itself from any money in its possession under the provisions of the indenture, subject only to the prior lien of the notes for the payment of the principal and interest thereon from the Revenue Fund.

         Compensation Of Indenture Trustee. The Trust will pay to the indenture trustee compensation for all services rendered by it under the indenture, and also all of its reasonable expenses, charges, and other disbursements.

         Resignation Of Indenture Trustee. The indenture trustee may resign and be discharged from the trust created by the indenture by giving written notice to the Trust specifying the date on which such resignation is to take effect. A resignation will only take effect on the day specified in such notice if a successor indenture trustee has been appointed pursuant to the provisions of the indenture and is qualified to be the indenture trustee under the requirements of the indenture.

         Removal Of Indenture Trustee. The indenture trustee may be removed

                  - at any time by the registered owners of a majority of the principal amount of the highest priority obligations then outstanding under the indenture;

                  - by the Trust for cause or upon the sale or other disposition of the indenture trustee or its trust functions; or

                  - by the Trust without cause so long as no event of default exists or has existed within the last 30 days.

         In the event an indenture trustee is removed, such removal will not become effective until

                  -  a successor indenture trustee has been appointed; and

                  - the successor indenture trustee has accepted that appointment.

         Successor Indenture Trustee. If the indenture trustee resigns, is removed, dissolved or otherwise is disqualified to act or is incapable of acting, or in case control of the indenture trustee is taken over by any public officer or officers, a successor indenture trustee may be appointed by the Trust. In this case the Trust will cause notice of the appointment of a successor indenture trustee to be mailed to the registered owners at the address of each registered owner appearing on the note registration books.

         Every successor indenture trustee

                  - will be a bank or trust company in good standing, organized and doing business under the laws of the United States or of a state therein;

                  - will have a reported capital and surplus of not less than $50,000,000;

                  - will be authorized under the law to exercise corporate trust powers, be subject to supervision or examination by a federal or state authority; and

                  - will be an eligible lender under the Higher Education Act, so long as such designation is necessary to maintain guarantees and federal benefits under the Higher Education Act, with respect to the student loans originated under the Higher Education Act.

         Merger Of The Indenture Trustee. Any corporation into which the indenture trustee is merged or with which it is consolidated, or any corporation resulting from any merger or consolidation to which the indenture trustee is a party, or any corporation succeeding to all or substantially all of the corporate trust business of the indenture trustee, will be the successor of the indenture trustee under the indenture, provided such corporation is otherwise qualified and eligible under the indenture.

Supplemental Indentures

         Supplemental Indentures Not Requiring Consent Of Registered Owners. Without the consent of noteholders, we may enter into supplemental indentures with the indenture trustee for any of the following purposes:

                  -  to cure any ambiguity or formal defect in the indenture;

                  - to grant to or confer upon the indenture trustee for the benefit of the noteholders any additional benefits, rights, remedies, or powers;

                  - to subject to the indenture additional revenues, properties or collateral;

                  - to modify, amend or supplement the indenture or any supplemental indenture so as to permit the qualification under the Trust Indenture Act of 1939 or any similar federal statute or to permit the qualification of the notes for sale under the securities laws of the United States of America or of any of the states of the United States of America;

                  - to evidence the appointment of a separate or co-indenture trustee or a co-registrar or transfer agent or the succession of a new indenture trustee under the indenture, or any additional or substitute guarantee agency or servicer;

                  - to add provisions to or to amend provisions of the indenture as may, in the opinion of counsel, be necessary or desirable to assure implementation of the Trust's student loan program in conformance with the Higher Education Act;

                  - to make any changes as are necessary in order to obtain and maintain for any of the notes an investment grade rating from a nationally recognized rating service, which changes, in the opinion of the indenture trustee are not to the material prejudice of any noteholder;

                  - to make any changes necessary to comply with the Higher Education Act and the regulations thereunder or the Internal Revenue Code and the regulations promulgated thereunder;

                  - to provide for the issuance of notes or subordinate indebtedness pursuant to the provisions of the indenture, including the creation of appropriate funds and accounts with respect to such notes or subordinate indebtedness;

                  - to make the terms and provisions of the indenture, including the lien and security interest granted by the indenture, applicable to a derivative product;

                  - to create any additional funds or accounts under the indenture deemed by the indenture trustee to be necessary or desirable;

                  - to amend the indenture to allow for any of the notes to be supported by a letter of credit or insurance policy or a liquidity agreement, including an amendment to provide for repayment to the provider of the credit support on a parity with any notes or derivative product and providing rights to the provider under the indenture, including with respect to defaults and remedies;

                  - to amend the indenture to provide for use of a surety bond or other financial guaranty instrument in lieu of cash and investment securities in all or any portion of the Reserve Fund, so long as such action shall not adversely affect the ratings on any of the notes;

                  - to make any changes as are necessary in order to qualify the sale of the student loans by the seller to the depositor and by the depositor to the Trust as a true sale under Statement of Financial Accounting Standards 140, which changes, in the opinion of the indenture trustee, are not to the material prejudice of any noteholder;

                  - except as described below, to make any other change with a confirmation by the rating agencies of their ratings of the notes; or

                  - to make any other change that, in the judgment of the indenture trustee, is not to the material prejudice of any noteholder.

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

         Supplemental Indentures Requiring Consent Of Noteholders. Any amendment of the indenture other than those listed above must be approved by the noteholders of a majority of the principal amount of each class of affected notes then outstanding under the indenture.

         None of the changes described below may be made in a supplemental indenture without the consent of all of the noteholders of each class of affected note and each affected derivative product then outstanding:

                  - an extension of the maturity date of the principal of or the interest on any obligation, or

                  - a reduction in the principal amount of any obligation or the rate of interest thereon, or

                  - a change in privilege or priority of any obligation under the indenture over any other obligation, or

                  - a reduction in the aggregate principal amount of the obligations required for consent to such supplemental indenture, or

                  - the creation of any lien on the trust estate other than a lien securing a series of notes or a derivative or other credit enhancement that secures a series of notes.

Trust Irrevocable

         The trust created by the terms and provisions of the indenture is irrevocable until the principal of and the interest due on all of our obligations under the indenture and all derivative payments are fully paid or provision is made for their payment, as provided in the indenture.

Satisfaction of Indenture

         If the registered owners of the notes and any other obligations issued under the indenture are paid all the principal of and interest due on the notes and any other obligations, at the times and in the manner stipulated in the indenture, and if each counterparty on a derivative product is paid all derivative payments then due, then the pledge of the trust estate will terminate and be discharged. The indenture trustee will execute and deliver to the Trust instruments to evidence the discharge and satisfaction of the indenture, and the indenture trustee will pay all money held by it under the indenture to the party entitled to receive it under the indenture.

         Notes and any other obligations issued under the indenture will be considered to have been paid if money for their payment or redemption has been set aside and is being held in trust by the indenture trustee. Any outstanding note will be considered to have been paid if the note is to be redeemed on any date prior to its stated maturity and notice of redemption has been given as provided in the indenture and on such date there has been deposited with the indenture trustee either money or governmental obligations the principal of and the interest on which when due will provide money sufficient to pay the principal of and interest to become due on the note.

         Any derivative payments will be considered to have been paid and the applicable derivative product terminated when payment of all derivative payments due and payable to each counterparty under derivative products has been made or duly provided for to the satisfaction of each counterparty and the respective derivative product has been terminated.

                        DESCRIPTION OF CREDIT ENHANCEMENT

General

         Credit enhancement may be provided with respect to one or more classes of the notes of any series. The amounts and types of credit enhancement arrangements and the provider of the credit enhancement, if any, will be set forth in the related prospectus supplement. Credit enhancement may be in the form of a letter of credit, the subordination of one or more classes of notes, the use of an insurance policy or surety bonds, the establishment of one or more reserve funds, interest rate swaps, or any combination of the foregoing.

         The presence of a reserve fund and other forms of credit enhancement for the benefit of any class or series of notes is intended to enhance the likelihood that noteholders of a class or series will receive the full amount of principal and interest due on the notes and to decrease the likelihood that such noteholders will experience losses. The credit enhancement will not provide protection against all risks of loss and will not guarantee payment to such noteholders of all amounts to which they are entitled unless a guarantee against losses is described in the related prospectus supplement. If losses or shortfalls occur that exceed the amount covered by the credit enhancement or that are not covered by the credit enhancement, noteholders will bear their allocable share of shortfalls. Moreover, if a form of credit enhancement covers more than one series of notes, holders of notes of one series will be subject to the risk that the credit enhancement will be exhausted by the claims of the holders of notes of one or more other series.

Subordinate Notes

         The notes will be designated Class A notes or Class B notes in the related prospectus supplement. To the extent specified in the related prospectus supplement, the rights of the Class B noteholders to receive distributions on any note payment date will be subordinated to the corresponding rights of the Class A noteholders. A class of notes on a parity with or junior to the Class A notes or senior to, on a parity with, or junior to the Class B Notes may also be issued. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, specific types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of notes in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

Letters of Credit

         If so specified in the prospectus supplement with respect to a series, deficiencies in amounts otherwise payable on the notes or certain classes of the notes will be covered by one or more letters of credit. The bank or financial institution issuing the letter of credit will be identified in the prospectus supplement. Under a letter of credit, the issuer will be obligated to honor draws in an aggregate fixed dollar amount generally equal to a percentage specified in the related prospectus supplement of the principal balance of the student loans on a specified date or of the initial aggregate principal balance of one or more classes of notes. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuer of the letter of credit will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust estate.

Note Insurance and Surety Bonds

         If so specified in the prospectus supplement with respect to a series, deficiencies in amounts otherwise payable on the notes or certain classes of the notes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The insurance policies or surety bonds may cover timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

Reserve Fund

         In addition to the Reserve Fund described in this prospectus under "Security and Sources of Payment for the Notes-Reserve Fund," one or more reserve funds may be established with respect to a series of the notes. Cash, eligible investments, a demand note, letters of credit, other contingent investments or a combination thereof, in the amounts so specified in the related prospectus supplement, may be deposited in such reserve fund. The Reserve Fund for a series may also be funded over time by depositing in the Reserve Fund a specified amount of the distributions received on the related student loans as specified in the related prospectus supplement.

         Amounts on deposit in any Reserve Fund for a series, together with the reinvestment income on those amounts, will be applied by the indenture trustee for the purposes, in the manner and to the extent described in the related prospectus supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the notes, if required as a condition to the rating of the notes of that series. If so specified in the related prospectus supplement, a Reserve Fund may be established to provide limited protection, in an amount satisfactory to each rating agency rating the notes, against certain types of losses not covered by insurance policies or other credit support. Following each interest payment date, amounts in a Reserve Fund in excess of any specified Reserve Fund requirement may be paid to the Trust free from the lien of the indenture under the conditions specified in the related prospectus supplement and will not be available for further application by the indenture trustee.

         Additional information concerning any Reserve Fund is to be set forth in the related prospectus supplement, including the initial balance of the Reserve Fund, the Reserve Fund balance to be maintained, the purposes for which funds in the Reserve Fund may be applied to make distributions to noteholders and use of investment earnings, if any, from the Reserve Fund.

             THE STUDENT LOAN PROGRAM OF PHEAA STUDENT LOAN TRUST I

General

         The Pennsylvania Higher Education Assistance Agency, as seller, will transfer equitable title to the student loans to PHEAA Student Loan Foundation, Inc. in a transaction that will be part sale and part contribution to capital. PHEAA Student Loan Foundation, Inc., as depositor, will transfer equitable title to the loans to the Trust in exchange for the net proceeds from the sale of the notes and the equity interest in the Trust. On the closing date of each student loan sale, The Pennsylvania Higher Education Assistance Agency will sell and assign to the related eligible lender trustee on behalf of the depositor, without recourse, except as provided in the loan sale and contribution agreement, legal title to the student loans. Immediately upon giving effect to that sale, the depositor will transfer legal title to the student loans to the eligible lender trustee on behalf of the Trust without recourse, except as provided in the loan sale and contribution agreement. The Trust will own equitable title to the student loans and all collections received with respect thereto for the period after the cut-off date and will pledge to the indenture trustee such equitable title and all of its rights under its loan sale and contribution agreement and the loan sale and contribution agreement between the depositor and The Pennsylvania Higher Education Assistance Agency.

         The student loans serving as collateral for the series of notes issued from time to time pursuant to the indenture or any supplemental indenture will be selected from the portfolio of student loans held by The Pennsylvania Higher Education Assistance Agency by several criteria, including:

                  - each student loan is guaranteed as to principal and interest by a guarantor and is reinsured by the Department of Education under the Federal Family Education Loan Program;

                  - each student loan was originated in the United States of America, its territories or its possessions in accordance with the Federal Family Education Loan Program;

                  - each student loan contains terms required by the program under which it was originated and any applicable guarantee agreements;

                  - each student loan provides for periodic payments that will fully amortize the amount financed over its term to maturity, exclusive of any deferral or forbearance periods; and

                  - each student loan satisfies any other criteria set forth in the related prospectus supplement.

         The same eligible lender trustee will act as eligible lender for both the depositor and the Trust. Each student loan will be identified in a schedule appearing as an exhibit to the loan sale and contribution agreement.

         The Pennsylvania Higher Education Assistance Agency will make representations, warranties and covenants with respect to the student loans sold pursuant to its respective student loan sale and contribution agreement, including the following:

                  - each loan has been duly executed and delivered and constitutes the legal, valid and binding obligation of the maker and the endorser, if any, thereof, enforceable in accordance with its terms;

                  - The Pennsylvania Higher Education Assistance Agency is the sole owner and holder of each loan and has full right and authority to sell and assign the same free and clear of all liens, pledges or encumbrances;

                  - the information provided with respect to the student loans is true and correct as of the cut-off date or the statistical cut-off date, as appropriate;

                  - each student loan, on the date on which it was transferred to the Trust, is free and clear of all security interests, liens, charges and encumbrances and no offsets, defenses or counterclaims with respect thereto have been asserted or threatened;

                  - each loan to be sold under the student loan sale and contribution agreement is guaranteed by a guarantee agency under the Federal Family Education Loan Program;

                  - The Pennsylvania Higher Education Assistance Agency, the lender that originated the loan, and any independent servicer have each exercised and shall continue to exercise, until the scheduled sale and contribution date, due diligence and reasonable care in making, administering, servicing and collecting the loans;

                  - The Pennsylvania Higher Education Assistance Agency, or the lender that originated a loan, has reported the amount of origination fees, if any, authorized to be collected with respect to the loan pursuant to Section 438(c) of the Higher Education Act to the Secretary of Education for the period in which the fee was authorized to be collected; and

                  - The Pennsylvania Higher Education Assistance Agency or originating lender has made any refund of an origination fee collected in connection with any loan which may be required pursuant to the Higher Education Act.

         At the request of the Trust or the indenture trustee, The Pennsylvania Higher Education Assistance Agency will be obligated to repurchase or substitute any loan transferred to the depositor from The Pennsylvania Higher Education Assistance Agency and transferred to the Trust if:

                  - the representations or warranties made or furnished by The Pennsylvania Higher Education Assistance Agency in or pursuant to its respective student loan sale and contribution agreement shall prove to have been materially incorrect as to the loan;

                  - the Secretary of Education or a guarantee agency, as the case may be, refuses to honor all or part of a claim filed with respect to a loan, including any claim for interest subsidy, special allowance payments, insurance, reinsurance or guarantee payments on account of any circumstance or event that occurred prior to the transfer of the loan to the Trust; or

                  - on account of any wrongful or negligent act or omission of The Pennsylvania Higher Education Assistance Agency, the originating lender or its or their servicing agents that occurred prior to the transfer of a loan to the Trust, a defense that makes the loan unenforceable is asserted by a maker or endorser, if any, of the loan with respect to his or her obligation to pay all or any part of the loan.

         Upon the occurrence of any of the conditions set forth above and upon the request of the Trust or the indenture trustee, The Pennsylvania Higher Education Assistance Agency will be required to pay to the indenture trustee the sum of the then outstanding principal balance of such loan, plus all interest accrued and unpaid on such loan, plus the applicable special allowance payments accrued and unpaid with respect to such loan from the applicable loan purchase date to and including the date of repurchase, plus all amounts owed to the Secretary of Education with respect to the repurchased loan or such greater amount as may be specified in the prospectus supplement.

                               ADDITIONAL FUNDINGS

Portfolio Purchases

         Following the closing date, using the note proceeds, the depositor will be obligated to purchase, from time to time, certain student loans from The Pennsylvania Higher Education Assistance Agency, subject to the criteria set forth in "The Student Loan Program of PHEAA Student Loan Trust I - General" in this prospectus. The Trust will be obligated to purchase from the depositor any additional student loans purchased by the depositor in accordance with its obligations.

         During the period from the closing date until the first to occur of:

                  - the payment date on which the amount on deposit in the Acquisition Fund is less than $100,000;

                  - an event of default occurring under the indenture, a servicer default occurring under the servicing agreement or an administrator default occurring under the administration agreement;

                  - an Event of Bankruptcy occurring with respect to the depositor or The Pennsylvania Higher Education Assistance Agency; or

                  -  the date specified in the prospectus supplement;

each purchase of a student loan will be funded by means of a transfer from the Acquisition Fund of an amount equal to the sum of the principal balance of such loan owed by the related borrower plus accrued borrower interest thereon.

Federal Consolidation Loans

         Following the closing date, in the event that a borrower under a student loan owned by the Trust elects to consolidate such loan under the Federal Consolidation Loan Program, the eligible lender trustee on behalf of the Trust will seek to originate a consolidation loan pursuant to the Federal Consolidation Loan Program described in this prospectus under "Federal Family Education Loan Program - Federal Consolidation Loan Program." Such origination will be funded by a transfer from the Revenue Fund of the amount required to repay in full any student loans that are being repaid in the consolidation process, which amount will be paid by the Trust to the holder or holders of such student loans to prepay such loans. No assurance can be given that the eligible lender trustee, rather than another lender, will be the lender selected by the borrower to make the federal consolidation loan. In the event that another lender makes such federal consolidation loan, any student loan owned by the trust that is being consolidated by such federal consolidation loan will be prepaid. The eligible lender trustee will not be permitted to originate federal consolidation loans (including the addition of any add-on consolidation loans) on behalf of the Trust in an aggregate amount exceeding $_____________. In addition, no federal consolidation loan may be originated by the eligible lender trustee on behalf of the Trust after __________ or having a scheduled maturity date later than ___________, 20__.

Add-on Consolidation Loans

         As described under "Federal Family Education Loan Program--Federal Consolidation Loan Program" in this prospectus, borrowers may consolidate additional student loans with an existing federal consolidation loan within 180 days from the date that the existing federal consolidation loan was made. As a result of the addition of any additional student loans, the related student loan may, in certain cases, have a different interest rate and a different final payment date. Any additional student loans added to federal consolidation loans in the Trust will be funded by means of a transfer from the Revenue Fund of the amount required to repay in full any student loans that are being discharged in the consolidation process.

                           PHEAA STUDENT LOAN TRUST I

         The Trust is a bankruptcy remote, limited purpose Delaware statutory trust organized by the depositor under the laws of the State of Delaware, for the transactions described in this prospectus and in the related prospectus supplement. The property of the Trust will consist of:

                  - a pool of student loans consisting of education loans to students and parents of students, legal title to which is held by the related eligible lender trustee on behalf of the Trust;

                  - all funds collected in respect of the student loans, including any payments made under the guarantee agreements covering the loans, after the applicable cut-off date specified in the related prospectus supplement, including interest accrued on the student loans prior to the cut-off date whether or not to be capitalized (but excluding special allowance payments and interest subsidy payments accrued prior to the cut-off date); and

                  - all moneys and investments on deposit in the Revenue Fund, the Reserve Fund, the Acquisition Fund and any other trust funds or accounts or any other form of credit or cash flow enhancement that may be obtained for the benefit of holders of one or more classes of the notes.

         To the extent provided in the applicable prospectus supplement, the notes will be secured by the property of the Trust. To facilitate servicing and to minimize administrative burden and expense, the servicer or sub-servicer will be appointed the custodian of the promissory notes representing the student loans for the Trust and the eligible lender trustee.

         The principal offices of the Trust and the eligible lender trustee will be specified in the applicable prospectus supplement.

                             ELIGIBLE LENDER TRUSTEE

         The eligible lender trustee for the Trust is Allfirst Bank, a Maryland corporation. The eligible lender trustee on behalf of the Trust will acquire legal title to all the related student loans acquired under the related loan sale and contribution agreement and will enter into a guarantee agreement with each of the guarantors with respect to the student loans. The eligible lender trustee will qualify as an eligible lender and as owner of legal title to all of the federal student loans held by the Trust for all purposes under the Higher Education Act and the guarantee agreements. Failure of an eligible lender to hold legal title to the federal student loans would result in the loss of any guarantee payments from any guarantor and any federal assistance with respect to the federal student loans. An eligible lender trustee's liability in connection with the issuance and sale of the notes is limited solely to the express obligations of the eligible lender trustee set forth in the related trust agreement and the related loan sale and contribution agreement. An eligible lender trustee may resign at any time, in which event the administrator, or its successor, will be obligated to appoint a successor eligible lender trustee.

         The administrator of the Trust may also remove the eligible lender trustee if the eligible lender trustee ceases to be eligible to continue as eligible lender trustee or if the eligible lender trustee becomes insolvent. In these circumstances, the administrator will be obligated to appoint a qualified successor eligible lender trustee. Any resignation or removal of an eligible lender trustee and appointment of a successor eligible lender trustee will not become effective until acceptance of the appointment by the successor eligible lender trustee.

         The eligible lender trustee is acting as "eligible lender" with respect to the student loans as an accommodation to the Trust and not for the benefit of any other party. Notwithstanding any responsibility that the eligible lender trustee may have to the Secretary of Education or any guarantee agency under the Higher Education Act, the eligible lender trustee will not have any responsibility for any action or inaction of the Trust or any other party in connection with the student loans and the documents, agreements, understandings and arrangements relating to the student loans.

                       PHEAA STUDENT LOAN FOUNDATION, INC.

         PHEAA Student Loan Foundation, Inc., the depositor, is a bankruptcy remote, special purpose Pennsylvania non-stock, nonprofit corporation without members, of which The Pennsylvania Higher Education Assistance Agency is the sole beneficiary. The depositor was formed to purchase student loans originated or acquired by The Pennsylvania Higher Education Assistance Agency and to transfer these student loans to the Trust. The board of directors of the depositor consists of five members, three of which are officers and employees of The Pennsylvania Higher Education Assistance Agency, and two of which are persons independent from and unaffiliated with The Pennsylvania Higher Education Assistance Agency. Because the depositor is not an institution eligible to hold legal title to student loans, the eligible lender trustee will hold legal title to the student loans on behalf of the depositor.

         By forming the depositor to acquire equitable title to the student loans being transferred to the Trust, The Pennsylvania Higher Education Assistance Agency has taken steps intended to place the student loans, transferred to the depositor presumptively beyond the reach of The Pennsylvania Higher Education Assistance Agency and its creditors, even in the event of the insolvency or liquidation of The Pennsylvania Higher Education Assistance Agency. As a separate, limited-purpose entity, the depositor's incorporation documents contain limitations including:

                  -  restrictions on the nature of its business; and

                  - a restriction on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of its directors.

         Among other things, the depositor will maintain its separate corporate identity by:

                  - maintaining records and books of accounts separate from those of The Pennsylvania Higher Education Assistance Agency;

                  - refraining from commingling its assets with the assets of The Pennsylvania Higher Education Assistance Agency; and

                  - refraining from holding itself out as having agreed to pay, or being liable for, the debts of The Pennsylvania Higher Education Assistance Agency.

         We have structured the transactions described in this prospectus to assure that the transfer of the student loans by The Pennsylvania Higher Education Assistance Agency to the depositor constitutes a "true sale" or other valid transfer of the student loans to the depositor such that the student loans and related proceeds would not be property of The Pennsylvania Higher Education Assistance Agency, even in the event of the insolvency or liquidation of The Pennsylvania Higher Education Assistance Agency.

         Upon each issuance of notes, the depositor will receive the advice of counsel that, subject to various facts, assumptions and qualifications, the transfer of the student loans by The Pennsylvania Higher Education Assistance Agency to the depositor would be characterized as a "true sale" or other valid transfer and the student loans and related proceeds would not be property of The Pennsylvania Higher Education Assistance Agency, even in the event of the insolvency or liquidation of The Pennsylvania Higher Education Assistance Agency.

         The depositor will also represent and warrant that each transfer of student loans by the depositor to the Trust is a valid sale and contribution of those loans. The depositor and The Pennsylvania Higher Education Assistance Agency will take all actions that are required so the eligible lender trustee will be treated as the legal owner of the student loans while they are held beneficially by either the depositor or the Trust.

               THE PENNSYLVANIA HIGHER EDUCATION ASSISTANCE AGENCY

         The Pennsylvania Higher Education Assistance Agency originates, purchases, sells, holds and services federally insured student loans. Authorized by the Department of Education under the Higher Education Act as an eligible lender and as a guarantor of federally insured student loans, The Pennsylvania Higher Education Assistance Agency is one of the nation's largest originators, holders, and guarantors of loans originated under the Federal Family Education Loan Program. The Pennsylvania Higher Education Assistance Agency also holds student loans that are not insured under the Higher Education Act. The Pennsylvania Higher Education Assistance Agency will provide management and administrative services to the Trust as administrator, and, as servicer, will service the student loans on behalf of the Trust

         The Pennsylvania Higher Education Assistance Agency was created pursuant to enabling legislation under the laws of the Commonwealth of Pennsylvania in 1963 as a body corporate and politic, constituting a public corporation and government instrumentality. The terms of this legislation have been changed from time to time and are subject to further legislative change.

                         SERVICING OF THE STUDENT LOANS

The Servicing Agreement

         We have entered into a servicing agreement with The Pennsylvania Higher Education Assistance Agency that continues until the earlier of

                  -  termination of the indenture;

                  - early termination after material default by the servicer as provided for in the servicing agreement; or

                  - payment in full of the student loans being serviced under the servicing agreement.

         Under the servicing agreement, the servicer is responsible for servicing, and performing all other related tasks with respect to, all the student loans acquired from time to time on behalf of the Trust. The servicer is responsible for performing all services and duties customary to the servicing of student loans including all collection practices, to do so in the same manner as the servicer has serviced student loans for parties other than the Trust and to do so in compliance with, and to otherwise comply with, all standards and procedures provided for in the Higher Education Act, the guarantee agreements and all other applicable federal and state laws. The servicer is required to maintain its eligibility as a third-party servicer under the Higher Education Act. The servicer may perform its servicing obligations under the servicing agreement through one or more subservicing agreements with other eligible third-party servicers under the Higher Education Act.

         Without limiting the foregoing, the duties of the servicer with respect to the Trust under the servicing agreement include, but are not limited to, the following:

                  - collecting and depositing into the Revenue Fund all payments with respect to the student loans, including claiming and obtaining any guarantee payments, any interest subsidy payments and special allowance payments with respect to the student loans,

                  -  responding to inquiries of borrowers on the student loans,

                  -  investigating delinquencies,

                  -  pursuing, filing and collecting any program payments,

                  -  accounting for collections,

                  - furnishing monthly and annual statements to the indenture trustee and the owner trustee, and

                  - paying taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in administering the student loans.

Servicer Covenants

         The servicer will agree that:

                  - it will satisfy all of its obligations relating to the student loans, maintain in effect all qualifications required in order to service the student loans and comply in all material respects with all requirements of law if a failure to comply would have a materially adverse effect on the interest of the Trust;

                  - it will not permit any rescission or cancellation of a student loan except as ordered by a court or other government authority or as consented to by the eligible lender trustee and the indenture trustee, except that it may write off any delinquent loan if the remaining balance of the borrower's account is less than $50;

                  - it will do nothing to impair the rights of the noteholders; and

                  - it will not reschedule, revise, defer or otherwise compromise payments due on any student loan except during any applicable interest only, deferral or forbearance periods or otherwise in accordance with all applicable standards and requirements for servicing of the student loans.

         Upon the discovery of a breach of any covenant that has a materially adverse effect on the interest of the Trust, the servicer will be obligated to purchase or provide a qualifying substitute for that student loan unless the breach is cured within the applicable cure period specified in the servicing agreement. Any breach that relates to compliance with the requirements of the Higher Education Act or the applicable guarantor but that does not affect that guarantor's obligation to guarantee payment of a student loan will not be considered to have a material adverse effect.

         The purchase or substitution and reimbursement obligations of the servicer will constitute the sole remedy available to the Trust for any uncured breach. The servicer's purchase or substitution and reimbursement obligations are contractual obligations that the Trust may enforce, but the breach of these obligations will not constitute an event of default under the indenture.

Servicing Compensation

         The servicer will receive a servicing fee for each period in an amount specified in the prospectus supplement. The servicer will also receive any other administrative fees, expenses and similar charges specified in the prospectus supplement. The servicing fee may also include specified amounts payable to the servicer for tasks it performs. The servicing fee may be subject to a maximum monthly amount. If that is the case, the related prospectus supplement will state the maximum together with any conditions to its application. The servicing fee, including any unpaid amounts from prior payment dates, will have a payment priority over the notes.

Matters Regarding the Servicer

         The servicing agreement provides that the servicer may not resign from its obligations and duties as servicer thereunder, except upon determination that the servicer's performance of the duties is no longer permissible under applicable law. No resignation will become effective until the indenture trustee or a successor servicer has assumed the servicer's servicing obligations and duties under the servicing agreement.

         The servicing agreement further provides that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the Trust or the noteholders for taking any action or for refraining from taking any action pursuant to the servicing agreement, or for errors in judgment; provided, however, that, unless otherwise limited in the related prospectus supplement, neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, the servicing agreement will provide that the servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the servicing agreement and that, in its opinion, may cause it to incur any expense or liability. Each servicing agreement will, however, provide that the servicer may undertake any reasonable action that it deems necessary or desirable in respect of the servicing agreement and the interests of the noteholders.

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

         Under the circumstances specified in the servicing agreement, any entity into which the servicer is merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the servicer, will be the successor of the servicer under the servicing agreement.

Servicer Default

         A servicer default under the servicing agreement will consist of:

                  - any failure by the servicer to deliver to the indenture trustee for deposit in any of the trust accounts any required payment, which failure continues unremedied for three business days after written notice of such failure is received by the servicer from the eligible lender trustee, the indenture trustee or the administrator or after discovery of such failure by an officer of the servicer; or

                  - any breach of a representation or warranty of the servicer contained in the servicing agreement or failure by the servicer to observe or to perform in any material respect any term, covenant or agreement set forth in the servicing agreement, which breach or failure shall:

                     - materially and adversely affect the rights of the noteholders or any derivative product counterparties; and

                     - continue unremedied for a period of 60 days after the date of discovery of such failure by an officer of the servicer or on which written notice of such breach or failure, requiring the same to be remedied, shall have been given:

                         - to the servicer, by the indenture trustee, the eligible lender trustee or the administrator; or

                         - to the servicer, the indenture trustee and the eligible lender trustee by holders of 25% or more of the notes; or

                  - the occurrence of an Event of Bankruptcy involving the servicer; or

                  - any failure by the servicer to comply with any requirements under the Higher Education Act resulting in a loss of its eligibility as a third-party servicer.

         A servicer default does not include any failure of the servicer to service a student loan in accordance with the Higher Education Act so long as the servicer is in compliance with its obligations under the servicing agreement to purchase any adversely affected student loans and to pay to the Trust the amount of any program payments lost as a result of the servicer's actions.

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

Rights Upon Servicer Default

         As long as a servicer default remains unremedied, the indenture trustee or holders of not less than 25% of the outstanding notes, by notice then given in writing to the servicer (and to the indenture trustee and the eligible lender trustee if given by the noteholders) may terminate all the rights and obligations of the servicer. Only the indenture trustee or the noteholders, and not the eligible lender trustee, will have the ability to remove the servicer if a default occurs while the notes are outstanding. Following a termination, a successor servicer appointed by the indenture trustee or the indenture trustee itself will succeed to all the responsibilities, duties and liabilities of the servicer under the servicing agreement and will be entitled to similar compensation arrangements.

         The predecessor servicer will cooperate with the successor servicer, the indenture trustee and the eligible lender trustee in effecting the termination of the responsibilities and rights of the servicer under the servicing agreement, including the transfer to the successor servicer for administration by it of all cash amounts held by the servicer for deposit at the time of transfer. All reasonable costs and expenses incurred in connection with transferring the student loans to the successor servicer shall be paid by the predecessor servicer upon presentation of reasonable documentation of such costs and expenses.

         If the indenture trustee is unwilling or unable to act as servicer, it may appoint, or petition a court for the appointment of, a successor whose regular business includes the servicing of student loans. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than that appointment has occurred, the bankruptcy trustee may have the power to prevent the indenture trustee or the noteholders from effecting the transfer.

Evidence as to Compliance

         The servicing agreement will provide that a firm of independent public accountants will furnish to the Trust, the eligible lender trustee, the indenture trustee and any derivative product counterparties an annual report attesting to the servicer's compliance with the terms of the servicing agreement, including all statutory provisions incorporated in the agreement. The accounting firm will base this report on its examination of various documents and records and on accounting and auditing procedures considered appropriate under the circumstances.

         The servicing agreement will require the servicer to deliver to the Trust, the eligible lender trustee, the indenture trustee and any derivative product counterparties concurrently with each compliance report, a certificate signed by an officer of the servicer stating that, to the officer's knowledge, the servicer has fulfilled its obligations under the servicing agreement. If there has been a material default, the officer's certificate will describe the default. The servicer has agreed to give the indenture trustee and the eligible lender trustee notice of servicer defaults under the servicing agreement.

Waiver of Past Defaults

         The holders of a majority of the outstanding notes, in the case of any servicer default that does not adversely affect the indenture trustee or the noteholders, may, on behalf of all noteholders, waive any default by the servicer, except a default in making any required deposits to or payments from any of the trust accounts in accordance with the servicing agreement. Upon any such waiver of a past default, such default shall cease to exist, and any servicer default arising therefrom shall be deemed to have been remedied for every purpose of the servicing agreement. No waiver will impair the noteholders' rights as to subsequent defaults.

         The Trust may designate another servicer with respect to its student loans. Any servicer, other than The Pennsylvania Higher Education Assistance Agency, may be appointed only if the rating agencies rating the notes provide written confirmation that the appointment of the new servicer will not adversely affect the rating on any of the notes.

                       ADMINISTRATION OF THE STUDENT LOANS

         We have entered into an administration agreement with The Pennsylvania Higher Education Assistance Agency. Under the administration agreement, the administrator will agree to provide various notices and to perform other administrative obligations required by the indenture, the trust agreement and the loan sale and contribution agreement. These services include:

                  - directing the indenture trustee to make the required distributions from the trust accounts on each monthly servicing payment date and each distribution date;

                  - preparing, based on periodic data received from the servicer, and providing annual distribution statements to the eligible lender trustee and the indenture trustee and any related federal income tax reporting information; and

                  - providing the notices and performing other administrative obligations required by the indenture, the trust agreement and the loan sale and contribution agreement.

         As compensation, the administrator will receive an administration fee specified in the prospectus supplement.

         The Pennsylvania Higher Education Assistance Agency may assign its obligations and duties as administrator to an affiliate if the rating agencies confirm that the assignment will not result in a downgrading or a withdrawal of the ratings then applicable to the notes. No resignation will become effective until a successor administrator has assumed The Pennsylvania Higher Education Assistance Agency's duties under the administration agreement.

Administrator Default

         An administrator default under the administration agreement will consist of:

                  - any failure by the administrator to direct the indenture trustee to make any required distributions from any of the trust accounts on any monthly servicing payment date or any distribution date, if the failure continues for five business days after notice or discovery; or

                  - any failure by the administrator to observe or perform in any material respect any other term, covenant or agreement in the administration agreement or a related agreement that materially and adversely affects the rights of noteholders and continues for 60 days after written notice of the failure is given to the administrator; or

                  - the occurrence of an Event of Bankruptcy involving the administrator; or

                  - any representation or warranty made by the administrator in the administration agreement or a related agreement, shall prove to be untrue or incomplete in any material respect.

Rights Upon Administrator Default

         As long as any administrator default remains unremedied, the indenture trustee or holders of not less than 25% of the outstanding notes may terminate all the rights and obligations of the administrator. Following the termination of the administrator, a successor administrator appointed by the indenture trustee or the indenture trustee itself will succeed to all the responsibilities, duties and liabilities of the administrator under the administration agreement.

         The predecessor administrator will cooperate with the successor administrator, the indenture trustee and the eligible lender trustee in effecting the termination of the responsibilities and rights of the predecessor administrator under the administration agreement. All reasonable costs and expenses incurred in connection with such transfer of responsibilities will be paid by the predecessor administrator upon presentation of reasonable documentation of such costs and expenses. The successor administrator will be entitled to similar compensation arrangements or any other compensation as set forth in the related prospectus supplement.

         If the indenture trustee is unwilling or unable to act as administrator, it may appoint, or petition a court for the appointment of, a successor administrator whose regular business includes the servicing or administration of student loans. The indenture trustee may make arrangements for compensation to be paid, which cannot be greater than the compensation to the predecessor administrator unless the compensation arrangements will not result in a downgrading of the notes.

Evidence as to Compliance

         The administration agreement will require the administrator to deliver to the Trust, the eligible lender trustee, the indenture trustee and any derivative product counterparties concurrently with each compliance report, a certificate signed by an officer of the administrator stating that, to the officer's knowledge, the administrator has fulfilled its obligations under the administration agreement. If there has been a material default, the officer's certificate will describe the default. The administrator has agreed to give the indenture trustee and the eligible lender trustee notice of administrator defaults under the administration agreement.

         You may obtain copies of these reports and certificates by a request in writing to the indenture trustee.

Waiver of Past Defaults

         The holders of a majority of the outstanding notes, in the case of any administrator default that does not adversely affect the indenture trustee or the noteholders, may, on behalf of all noteholders, waive any default by the administrator. Upon any such waiver of a past default, such default shall cease to exist, and any administrator default arising therefrom shall be deemed to have been remedied for every purpose of the administration agreement. No waiver will impair the noteholders' rights as to subsequent defaults.

            DESCRIPTION OF THE FEDERAL FAMILY EDUCATION LOAN PROGRAM

General

         The Federal Family Education Loan Program, known as FFELP, under Title IV of the Higher Education Act, provides for loans to students who are enrolled in eligible institutions, or to parents of dependent students, to finance their educational costs. Payment of principal and interest on the student loans is guaranteed by a state or not-for-profit guarantee agency against:

                  -  default of the borrower;

                  - the death, bankruptcy or permanent, total disability of the borrower;

                  - closing of the borrower's school prior to the end of the academic period;

                  - false certification by the borrower's school of his eligibility for the loan; and

                  -  an unpaid school refund.

         In addition to the guarantee payments, the holder of student loans is entitled to receive interest subsidy payments and special allowance payments from the U.S. Department of Education on eligible student loans. Special allowance payments raise the interest rate of return to student loan lenders when the statutory borrower interest rate is below an indexed market value. Subject to certain conditions, a program of federal reinsurance under the Higher Education Act entitles guarantee agencies to reimbursement from the Department of Education for between 75% and 100% of the amount of each guarantee payment.

         Four types of student loans are currently authorized under the Higher Education Act:

                  - Subsidized Stafford Loans to students who demonstrate requisite "financial need";

                  - Unsubsidized Stafford Loans to students who either do not demonstrate financial need or require additional loans to supplement their Subsidized Stafford Loans;

                  - Parent Loans for Undergraduate Students, known as "PLUS Loans," to parents of dependent students whose estimated costs of attending school exceed other available financial aid; and

                  - Consolidation Loans, which consolidate into a single loan a borrower's obligations under various federally authorized student loan programs.

         Before July 1, 1994, the Higher Education Act also authorized loans called "Supplemental Loans to Students" or "SLS Loans" to independent students and, under some circumstances, dependent undergraduate students, to supplement their Subsidized Stafford Loans. The SLS program was replaced by the Unsubsidized Stafford Loan program.

         The following is a summary of the material provisions of the Higher Education Act, the FFELP and related statutes and regulations. They, however, are not complete and are qualified in their entirety by reference to each actual statute and regulation.

         Both the Higher Education Act and the related regulations have been the subject of extensive amendments in recent years. Accordingly, we cannot predict whether future amendments or modifications might materially change any of the programs described in this prospectus or the statutes and regulations that implement them.

Legislative Matters

         The FFELP is subject to comprehensive reauthorization every 6 years and to frequent statutory and regulatory changes. The most recent reauthorization was the Higher Education Amendments of 1998. Since the 1998 reauthorization, the Higher Education Act has been amended by the Ticket to Work and Work Incentives Improvement Act of 1999 and the Consolidated Appropriations Act of 2001.

         In 1993 Congress created the William D. Ford Federal Direct Loan Program ("FDLP") pursuant to which Stafford, PLUS and federal consolidation loans may be funded directly by the U.S. Department of Treasury as well as by private lenders under the FFELP.

         The 1998 reauthorization extended the principal provisions of the FFELP and the FDLP to October 1, 2003. This legislation, as modified by the 1999 act, lowered both the borrower interest rate on Stafford Loans to a formula based on the 91 -day Treasury bill rate plus 2.3 percent (1.7 percent during in- school and grace periods) and the lender's rate after special allowance payments to the 91 -day Treasury bill rate plus 2.8 percent (2.2 percent during in - school and grace periods) for loans originated on or after October 1, 1998 and before July 1, 2003. The borrower interest rate on PLUS loans originated during this period is equal to the 91-day Treasury bill rate plus 3.1 percent.

         The 1999 act changed the financial index on which special allowance payments are computed on new loans from the 91-day Treasury bill rate to the three- month commercial paper (financial) rate for FFELP loans disbursed on or after January 1, 2000 and before July 1, 2003. For these FFELP loans, the special allowance payments to lenders are based upon the three-month commercial paper (financial) rate plus 2.34 percent (1.74 percent during in-school and grace periods). The 1999 act did not change the rate that the borrower pays on FFELP loans.

         The 2001 act changed the financial index on which the interest rate for some borrowers of SLS and PLUS loans are computed. The index was changed from the one-year Treasury bill rate to the weekly average one-year constant maturity Treasury yield. This change was effective beginning in July 200l.

         The 1998 reauthorization maintained interest rates for borrowers of Federal Direct Consolidation Loans whose applications were received prior to February 1, 1999 at 7.46 percent, which rates are adjusted annually based on a formula equal to the 91 -day Treasury bill rate plus 2.3 percent. The borrower interest rates on Federal Direct Consolidation Loans for borrowers whose applications are received on or after February 1, 1999 and before July 1, 2003 is a fixed rate equal to the lesser of the weighted average of the interest rates of the loans consolidated, adjusted up to the nearest one-eighth of one percent, and 8.25 percent.

         This is the same rate that the 1998 legislation set on federal consolidation loans for borrowers whose applications are received on or after October 1, 1998 and before July 1, 2003. The 1998 legislation, as modified by the 1999 act, sets the special allowance payment rate for federal consolidation loans at the three-month commercial paper rate plus 2.64 percent for loans disbursed on or after January 1, 2000 and before July 1, 2003. Lenders of federal consolidation loans pay a reinsurance fee to the Department of Education. All other guarantee fees may be passed on to the borrower.

Eligible Lenders, Students and Educational Institutions

         Lenders eligible to make loans under the FFELP generally include banks, savings and loan associations, credit unions, pension funds and, under some conditions, schools and guarantors. A student loan may be made to, or on behalf of, a "qualified student." A "qualified student" is an individual who

                  -  is a United States citizen, national or permanent resident;

                  - has been accepted for enrollment or is enrolled and is maintaining satisfactory academic progress at a participating educational institution;

                  - is carrying at least one-half of the normal full-time academic workload for the course of study the student is pursuing; and

                  - meets the financial need requirements for the particular loan program.

         Eligible schools include institutions of higher education, including proprietary institutions, meeting the standards provided in the Higher Education Act. For a school to participate in the program, the Department of Education must approve its eligibility under standards established by regulation.

Financial Need Analysis

         Subject to program limits and conditions, student loans generally are made in amounts sufficient to cover the student's estimated costs of attending school, including tuition and fees, books, supplies, room and board, transportation and miscellaneous personal expenses as determined by the institution. Each Stafford Loan applicant (and parents in the case of a dependent child) must undergo a financial need analysis. This requires the applicant (and parents in the case of a dependent child) to submit financial data to a federal processor. The federal processor evaluates the parents' and student's financial condition under federal guidelines and calculates the amount that the student and the family are expected to contribute towards the student's cost of education. After receiving information on the family contribution, the institution then subtracts the family contribution from the student's costs to attend the institution to determine the student's need for financial aid. Some of this need is met by grants, scholarships, institutional loans and work assistance. A student's "unmet need" is further reduced by the amount of Stafford Loans for which the borrower is eligible.

Special Allowance Payments

         The Higher Education Act provides for quarterly special allowance payments to be made by the Department of Education to holders of student loans to the extent necessary to ensure that they receive at least specified market interest rates of return. The rates for special allowance payments depend on formulas that vary according to the type of loan, the date the loan was made and the type of funds, tax-exempt or taxable, used to finance the loan. The Department makes a special allowance payment for each calendar quarter.

         The special allowance payment equals the average unpaid principal balance, including interest that has been capitalized, of all eligible loans held by a holder during the quarterly period multiplied by the special allowance percentage.

         For student loans disbursed before January 1, 2000, the special allowance percentage is computed by:

         (1) determining the average of the bond equivalent rates of 91-day Treasury bills auctioned for that quarter;

         (2)   subtracting the applicable borrower interest rate;

         (3) adding the applicable special allowance margin described in the table below; and

         (4)   dividing the resultant percentage by 4.

         If the result is negative, the special allowance payment is zero.

         Date of First Disbursement                              Special Allowance Margin
         --------------------------                              ------------------------
         Before 10/17/86.........................................3.50%
         From 10/17/86 through 09/30/92..........................3.25%
         From 10/01/92 through 06/30/95..........................3.10%
         From 07/01/95 through 06/30/98..........................2.50%for Stafford Loans that are In-School, Grace or
                                                                 Deferment
                                                                 3.10% for Stafford Loans that are in Repayment and all
                                                                 other loans
         From 07/01/98 through 12/31/99..........................2.20%for Stafford Loans that are In-School, Grace or
                                                                 Deferment
                                                                 2.80% for Stafford Loans that are in Repayment
                                                                 3.10% for PLUS, SLS and Consolidation Loans

         For student loans disbursed after January 1, 2000, the special allowance percentage is computed by:

         (1) determining the average of the bond equivalent rates of 3-month commercial paper (financial) rates quoted for that quarter;

         (2)   subtracting the applicable borrower interest rate;

         (3) adding the applicable special allowance margin described in the table below; and

         (4)   dividing the resultant percentage by 4.

         If the result is negative, the special allowance payment is zero.

         Date of First Disbursement                              Special Allowance Margin
         --------------------------                              ------------------------
         From 01/01/00...........................................1.74%.for Stafford Loans that are In-School, Grace or
                                                                 Deferment
                                                                 2.34% for Stafford Loans that are in Repayment
                                                                 2.64% for PLUS and Consolidation Loans

         Special allowance payments are available on variable rate PLUS Loans and SLS Loans made on or after July 1, 1987 and before July 1, 1994 and on any PLUS Loans made on or after July 1, 1998, only if the variable rate, which is reset annually, based on the weekly average one-year constant maturity Treasury yield for loans made before July 1, 1998 and based on the 91-day or 52-week Treasury bill, as applicable, for loans made on or after July 1, 1998, exceeds the applicable maximum borrower rate. The maximum borrower rate is between 9 percent and 12 percent.

Stafford Loan Program

         For Stafford Loans, the Higher Education Act provides for:

                  - federal insurance or reinsurance of Stafford Loans made by eligible lenders to qualified students;

                  - federal interest subsidy payments on Subsidized Stafford Loans paid by the Department of Education to holders of the loans in lieu of the borrowers' making interest payments; and

                  - special allowance payments representing an additional subsidy paid by the Department to the holders of eligible Stafford Loans.

         We refer to all three types of assistance as "federal assistance".

         Interest. The borrower's interest rate on a Stafford Loan can be fixed or variable. Stafford Loan interest rates are presented below.

Trigger Date                                  Borrower Rate          Maximum Borrower Rate         Interest Rate Margin
------------                                  -------------          ---------------------         --------------------
Before 10/01/81                                     7%                        N/A                           N/A
From 01/01/81 through
    09/12/83...............................         9%                        N/A                           N/A
From 09/13/83 through
    06/30/88...............................         8%                        N/A                           N/A
From 07/01/88 through
    09/30/92............................... 8% for 48 months;     8% for 48 months, then 10%    3.25% for loans made before
                                            thereafter, 91-day                                  7/23/92 and for loans made
                                           Treasury + Interest                                  on or before 10/1/92 to new
                                               Rate Margin                                          student borrowers;
                                                                                                3.10% for loans made after
                                                                                               7/23/92 and before 7/1/94 to
                                                                                                borrowers with outstanding
                                                                                                        FFELP loans
From 10/01/92 through
    06/30/94............................... 91-day Treasury +                 9%                           3.10%
                                           Interest Rate Margin
From 07/01/94 through
    06/30/95............................... 91-day Treasury +                8.25%                         3.10%
                                           Interest Rate Margin
From 07/01/95 through
    06/30/98............................... 91-day Treasury +                8.25%              2.50% (In-School, Grace or
                                           Interest Rate Margin                                         Deferment);
                                                                                                     3.10% (Repayment)

From 07/01/98 through 06/30/03 ............ 91-day Treasury +                8.25%             1.70% (In-School, Grace
                                          Interest Rate Margin                                 or       Deferment);
                                                                                                     2.30% (Repayment)

From 07/01/06...........................          6.8%                        N/A                           N/A

         The trigger date for Stafford Loans made before October 1, 1992 is the first day of the enrollment period for which the borrower's first Stafford Loan is made. The trigger date for Stafford Loans made on or after October 1, 1992 is the date of the disbursement of the borrower's first Stafford Loan. All Stafford Loans made on or after July 1, 1994 have a variable interest rate regardless of the applicable rate on any prior loans.

         The rate for variable rate Stafford Loans applicable for any 12-month period beginning on July 1 and ending on June 30 is determined on the preceding June 1 and is equal to the lesser of

                  -  the applicable maximum borrower rate; and

                  -  the sum of

                  - the bond equivalent rate of 91 -day Treasury bills auctioned at the final auction held before that June 1, and

                  -  the applicable interest rate margin.

         Interest Subsidy Payments. The Department of Education is responsible for paying interest on Subsidized Stafford Loans:

                  -  while the borrower is a qualified student;

                  -  during the grace period; and

                  -  during prescribed deferral periods.

         The Department of Education makes quarterly interest subsidy payments to the owner of a Subsidized Stafford Loan in an amount equal to the interest that accrues on the unpaid balance of that loan before repayment begins or during any deferral periods. The Higher Education Act provides that the owner of an eligible Subsidized Stafford Loan has a contractual right against the United States to receive interest subsidy and special allowance payments. However, receipt of interest subsidy and special allowance payments is conditioned on compliance with the requirements of the Higher Education Act, including the following:

                  -  satisfaction of need criteria; and

                  -  continued eligibility of the loan for federal reinsurance.

         If the loan is not held by an eligible lender in accordance with the requirements of the Higher Education Act and the applicable guarantee agreement, the loan may lose its eligibility for federal assistance.

         Lenders generally receive interest subsidy and special allowance payments within 45 days to 60 days after the submission of the applicable data for any given calendar quarter to the Department of Education. However, there can be no assurance that payments will, in fact, be received from the Department within that period.

         Loan Limits. The Higher Education Act generally requires that lenders disburse student loans in at least two equal disbursements. The Act limits the amount a student can borrow in any academic year. The following chart shows current and historic loan limits.

Borrower's Academic Level                 Dependent Students                        Independent Students
-------------------------                 ------------------           -----------------------------------------------
                                          Subsidized and               Additional
                                          Unsubsidized                 Unsubsidized only         Maximum Annual
                                          on or after 10/1/93          on or after 7/1/94        Total Amount
======================================================================================================================
Undergraduate (per year)
  1st year..........................            $2,625                       $4,000                    $6,625
  2nd year..........................            $3,500                       $4,000                    $7,500
  3rd year..........................            $5,500                       $5,000                   $10,000
Graduate (per year).................            $8,500                      $10,000                   $18,500
Aggregate Limit:
   Undergraduate....................           $23,000                      $23,000                   $46,000
   Graduate (including
   undergraduate)...................           $65,500                      $73,000                  $138,500

         For the purposes of the table above:

                  - The loan limits include both FFELP and FDLP loans. The amounts in the second column represent the combined maximum loan amount per year for Subsidized and Unsubsidized Stafford Loans. Accordingly, the maximum amount that a student may borrow under an Unsubsidized Stafford Loan is the difference between the combined maximum loan amount and the amount the student received in the form of a Subsidized Stafford Loan.

                  - Independent undergraduate students, graduate students and professional students may borrow the additional amounts shown in the next to last column. Dependent undergraduate students may also receive these additional loan amounts if their parents are unable to provide the family contribution amount and it is unlikely that they will qualify for a PLUS Loan.

                  - Students attending certain medical schools are eligible for higher annual and aggregate loan limits.

                  - The annual loan limits are sometimes reduced when the student is enrolled in a program of less than one academic year or has less than a full academic year remaining in his program.

         Repayment. In general, repayment of principal on a Stafford Loan does not begin while the borrower remains a qualified student, but only after the applicable grace period, which is usually 6 months. In general, each loan must be scheduled for repayment over a period of not more than 10 years after repayment begins. New borrowers on or after October 7, 1998 who accumulate outstanding loans under the FFELP totaling more than $30,000 are entitled to extend repayment for up to 25 years, subject to minimum repayment amounts and federal consolidation loan borrowers may be scheduled for repayment up to 30 years depending on the borrower's indebtedness. The Higher Education Act currently requires minimum annual payments of $600, unless the borrower and the lender agree to lower payments, except that negative amortization is not allowed. The Act and related regulations require lenders to offer a choice among standard, graduated, income-sensitive or extended repayment schedules, if applicable, to all borrowers entering repayment.

         Grace Periods, Deferral Periods and Forbearance Periods. After the borrower stops pursuing at least a half-time course of study, he generally must begin to repay principal of a Stafford Loan following the grace period. However, no principal repayments need be made, subject to some conditions, during deferment and forbearance periods.

         For borrowers whose first loans are disbursed on or after July 1, 1993, repayment of principal may be deferred, subject to a maximum deferment of 3 years:

                  - while the borrower returns to school at least half-time or is enrolled in an approved graduate fellowship program or rehabilitation program;

                  - when the borrower is seeking, but unable to find, full-time employment; or

                  - when the lender determines that repayment will cause the borrower "economic hardship," as defined in the Act.

         The Higher Education Act also permits, and in some cases requires, "forbearance" periods from loan collection in some circumstances. Interest that accrues during a forbearance period is never subsidized.

PLUS and SLS Loan Programs

         The Higher Education Act authorizes PLUS Loans to be made to parents of eligible dependent students and previously authorized SLS Loans to be made to the categories of students now served by the Unsubsidized Stafford Loan program. Only parents who have no adverse credit history or who are able to secure an endorser without an adverse credit history are eligible for PLUS Loans. The basic provisions applicable to PLUS and SLS Loans are similar to those of Stafford Loans for federal insurance and reinsurance. However, interest subsidy payments are not available under the PLUS and SLS programs and, in some instances, special allowance payments are more restricted.

         Loan Limits. PLUS and SLS Loans disbursed before July 1, 1993 are limited to $4,000 per academic year with a maximum aggregate amount of $20,000. The annual loan limits for SLS Loans first disbursed on or after July 1, 1993 range from $4,000 for first and second year undergraduate borrowers to $10,000 for graduate borrowers, with a maximum aggregate amount of $23,000 for undergraduate borrowers and $73,000 for graduate and professional borrowers.

         The annual and aggregate amounts of PLUS Loans first disbursed on or after July 1, 1993 are limited only to the difference between the cost of the student's education and other financial aid received, including scholarship, grants and other student loans.

         Interest. The interest rate for a PLUS or SLS Loan depends on the date of disbursement and period of enrollment. The interest rates for PLUS Loans and SLS Loans are presented in the following chart. Until July 1, 2001, the one-year index is the bond equivalent rate of 52-week Treasury bills auctioned at the final auction held prior to each June 1. Beginning July 1, 2001, the one-year index is the weekly average one-year constant maturity Treasury, as published by the Board of Governors of the Federal Reserve System, for the last calendar week ending on or before the June 26 immediately preceding the July 1 reset date.

                                                                            Maximum                   Interest
Trigger Date                                  Borrower Rate              Borrower Rate              Rate Margin
------------                                  -------------              -------------              -----------
Before 10/01/81.....................                9%                        N/A                       N/A
From 10/01/81 through
    10/30/82........................               14%                        N/A                       N/A
From 11/01/82 through
    06/30/87........................               12%                        N/A                       N/A
From 07/01/87 through
    09/30/92........................          1-year Index +                  12%                      3.25%
                                           Interest Rate Margin
From 10/01/92 through
    06/30/94........................          1-year Index +           PLUS 10%, SLS 11%               3.10%
                                           Interest Rate Margin
From 07/01/94 through
    06/30/98........................          1-year Index +                  9%                       3.10%
                                           Interest Rate Margin
From 07/01/98 through
    06/30/06........................        91-day Treasury +                 9%                       3.10%
                                           Interest Rate Margin

From 07/01/06.......................               7.9%                       N/A                       N/A

         For PLUS and SLS Loans made before October 1, 1992, the trigger date is the first day of the enrollment period for which the loan was made. For PLUS and SLS Loans made on or after October 1, 1992, the trigger date is the date of the disbursement of the loan.

         For PLUS or SLS Loans that bear interest based on a variable rate, the rate is set annually for 12-month periods, from July 1 through June 30, on the preceding June 1 and is equal to the lesser of

                  -  the applicable maximum borrower rate; and

                  -  the sum of:

                     - the one-year Index or the bond equivalent rate of 91-day or 52-week Treasury bills, as applicable, and

                     -   the applicable interest rate margin.

         A holder of a PLUS or SLS Loan is eligible to receive special allowance payments during any quarter if

                  -  the borrower rate is set at the maximum borrower rate; and

                  - the sum of the average of the bond equivalent rates of 91-day or 52-week Treasury bills auctioned during that quarter and the applicable interest rate margin exceeds the maximum borrower rate.

         Repayment; Deferments. Borrowers begin to repay principal on their PLUS and SLS Loans no later than 60 days after the final disbursement, subject to deferment and forbearance provisions. Borrowers may defer and capitalize repayment of interest during periods of educational enrollment, unemployment and economic hardship, as defined in the Act. Maximum loan repayment periods and minimum payment amounts for PLUS and SLS Loans are the same as those for Stafford Loans.

Consolidation Loan Program

         The Higher Education Act also authorizes a program under which borrowers may consolidate one or more of their student loans into a single federal consolidation loan that is insured and reinsured on a basis similar to Stafford and PLUS Loans. Federal consolidation loans are made in an amount sufficient to pay outstanding principal, unpaid interest, late charges and collection costs on all federally insured and reinsured student loans incurred under the FFELP that the borrower selects for consolidation, as well as loans made under various other federal student loan programs and loans made by different lenders. Under this program, a lender may make a federal consolidation loan to an eligible borrower who requests it so long as the lender holds all of the outstanding FFELP loans of the borrower, or the borrower has multiple holders of his outstanding student loans or his holder does not offer federal consolidation loans. Under certain circumstances, a FFELP borrower may obtain a federal consolidation loan under the FDLP.

         Federal consolidation loans made on or after July 1, 1994 have no minimum loan amount, although federal consolidation loans for less than $7,500 do not enjoy an extended repayment period. Applications for federal consolidation loans received on or after January 1, 1993 but before July 1, 1994 were available only to borrowers who had aggregate outstanding student loan balances of at least $7,500. For applications received before January 1, 1993, federal consolidation loans were available only to borrowers who had aggregate outstanding student loan balances of at least $5,000.

         To obtain a federal consolidation loan, the borrower must be either in repayment status or in a grace period before repayment begins. In addition, for applications received before January 1, 1993, the borrower must not have been delinquent by more than 90 days on any student loan payment. For applications received on or after January 1, 1993, delinquent or defaulted borrowers are eligible to obtain federal consolidation loans only if they re-enter repayment through loan consolidation. For applications received on or after January 1, 1993, married couples who agree to be jointly and severally liable will be treated as one borrower for purposes of loan consolidation eligibility.

         Federal consolidation loans bear interest at a fixed rate equal to the greater of the weighted average of the interest rates on the unpaid principal balances of the consolidated loans and 9 percent for loans originated before July 1, 1994. For federal consolidation loans made on or after July 1, 1994 and for which applications were received before November 13, 1997, the weighted average interest rate is rounded up to the nearest whole percent. Federal consolidation loans made on or after July 1, 1994 for which applications were received on or after November 13, 1997 through September 30, 1998 bear interest at the annual variable rate applicable to Stafford Loans subject to a cap of
8.25 percent. Federal consolidation loans for which the application is received on or after October 1, 1998 bear interest at a fixed rate equal to the weighted average interest rate of the loans being consolidated rounded up to the nearest one-eighth of one percent, subject to a cap of 8.25 percent.

         Interest on federal consolidation loans accrues and, for applications received before January 1, 1993, is paid without interest subsidy by the Department. For federal consolidation loans for which applications were received between January 1, 1993 and August 10, 1993, all interest of the borrower is paid during all deferral periods. Federal consolidation loans for which applications were received on or after August 10, 1993 are subsidized only if all of the underlying loans being consolidated were Subsidized Stafford Loans. In the case of federal consolidation loans made on or after November 13, 1997, the portion of a federal consolidation loan that is comprised of Subsidized Stafford Loans retains subsidy benefits during deferral periods.

         No insurance premium is charged to a borrower or a lender in connection with a federal consolidation loan. However, lenders must pay a monthly rebate fee to the Department at an annualized rate of 1.05 percent on principal of and interest on federal consolidation loans disbursed on or after October 1, 1993, and at an annualized rate of 0.62 percent for federal consolidation loan applications received between October 1, 1998 and January 31, 1999. The rate for special allowance payments for federal consolidation loans is determined in the same manner as for other FFELP loans.

         A borrower must begin to repay his federal consolidation loan within 60 days after his consolidated loans have been disbursed. For applications received on or after January 1, 1993, repayment schedule options include graduated or income-sensitive or extended repayment plans. Loans are repaid over periods determined by the sum of the federal consolidation loan and the amount of the borrower's other eligible student loans outstanding. The lender may, at its option, include graduated and income- sensitive repayment plans in connection with student loans for which the applications were received before that date. The maximum maturity schedule is 30 years for indebtedness of $60,000 or more.

         A borrower must consolidate his loans with his current lender if he has only FFELP loans, they are all held by the same holder and that holder makes federal consolidation loans. Otherwise, the borrower may consolidate his loans with any lender or, if he has FDLP loans or applies for an income-sensitive repayment plan, with the FDLP.

Guarantee Agencies under the FFELP

         Under the FFELP, guarantee agencies guarantee loans made by eligible lending institutions. Student loans are guaranteed as to 100% of principal and accrued interest against death or discharge. The guarantor also pays 100% of the unpaid principal and accrued interest on PLUS Loans, where the student on whose behalf the loan was borrowed dies. Guarantee agencies also guarantee lenders against default. For loans that were made before October 1, 1993, lenders are insured for 100% of the principal and unpaid accrued interest. Since October 1, 1993, lenders are insured for 98% of principal and accrued interest.

         The Secretary of Education reinsures guarantors for amounts paid to lenders on loans that are discharged or defaulted. The reimbursement rate on discharged loans is for 100% of the amount paid to the holder. The reimbursement rate for defaulted loans decreases as a guarantor's default rate increases. The first trigger for a lower reinsurance rate is when the amount of defaulted loan reimbursements exceeds 5% of the amount of all loans guaranteed by the agency in repayment status at the beginning of the federal fiscal year. The second trigger is when the amount of defaults exceeds 9% of the loans in repayment. Guarantee agency reinsurance rates are presented in the table below.

Claims Paid Date                                                   Maximum           5% Trigger        9% Trigger
----------------                                                   -------           ----------        ----------
Before October 1, 1993........................................        100%                 90%               80%
October 1, 1993 - September 30, 1998..........................         98%                 88%               78%
On or after October 1, 1998...................................         95%                 85%               75%

         After the Secretary reimburses a guarantor for a default claim, the guarantor attempts to seek repayment of the loan from the borrower. However, the Secretary requires that the defaulted guaranteed loans be assigned to the Department of Education when the guarantor is not successful. A guarantor also refers defaulted guaranteed loans to the Secretary to "offset" any federal income tax refunds or other federal reimbursement that may be due the borrowers. Some states have similar offset programs.

         To be eligible for federal reinsurance, guaranteed loans must be made by an eligible lender and meet the requirements of the regulations issued under the Higher Education Act. Generally, these regulations require that lenders determine whether the applicant is an eligible borrower attending an eligible institution, explain to borrowers their responsibilities under the loan, ensure that the promissory notes evidencing the loan are executed by the borrower, and disburse the loan proceeds as required. After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferrals and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform collection procedures that vary depending upon the length of time a loan is delinquent. The collection procedures consist of telephone calls, demand letters, skip tracing procedures and requesting assistance from the guarantor.

         A lender may submit a default claim to the guarantor after the related student loan has been delinquent for at least 270 days. The guarantor must review and pay the claim within 90 days after the lender filed it. The guarantor will pay the lender interest accrued on the loan for up to 450 days after delinquency. The guarantor must file a reimbursement claim with the Secretary within 45 days after the guarantor paid the lender for the default claim.

Student Loan Discharges

         FFELP Loans are not generally dischargeable in bankruptcy. Under the United States Bankruptcy Code, before a student loan may be discharged, the borrower must demonstrate that repaying it would cause the borrower or his family undue hardship. When a FFELP borrower files for bankruptcy, collection of the loan is suspended during the time of the proceeding. If the borrower files under the "wage earner" provisions of the Bankruptcy Code or files a petition for discharge on the grounds of undue hardship, then the lender transfers the loan to the guarantee agency which then participates in the bankruptcy proceeding. When the proceeding is complete, unless there was a finding of undue hardship, the loan is transferred back to the lender and collection resumes.

         Student loans are discharged if the borrower becomes totally and permanently disabled. A physician must certify eligibility for discharge.

         If a school closes while a student is enrolled, or within 90 days after the student withdrew, loans made for that enrollment period are discharged. If a school falsely certifies that a borrower is eligible for the loan, the loan may be discharged. Moreover, if a school fails to make a refund to which a student is entitled, the loan is discharged to the extent of the unpaid refund.

Rehabilitation of Defaulted Loans

         The Secretary of Education is authorized to enter into agreements with the guarantor under which the guarantor may sell defaulted loans that are eligible for rehabilitation to an eligible lender. For a loan to be eligible for rehabilitation, the guarantor must have received reasonable and affordable payments for 12 months, then the borrower may request that the loan be sold. Because monthly payments are usually greater after rehabilitation, not all borrowers opt for rehabilitation. Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred and the negative credit record is expunged. No student loan may be rehabilitated more than once.

Guarantor Funding

         In addition to providing the primary guarantee on FFELP loans, guarantee agencies are charged, under the Higher Education Act, with responsibility for maintaining records on all loans on which they have issued a guarantee ("account maintenance"), assisting lenders to prevent default by delinquent borrowers ("default aversion"), post-default loan administration and collections and program awareness and oversight. These activities are funded by revenues from the following statutorily prescribed sources plus earnings on investments.

Source                                   Basis
------                                   -----
Insurance Premium                        Up to 1% of the principal amount guaranteed, withheld
                                         from the proceeds of each loan disbursement

Loan Processing and Origination Fee      0.65% of the principal amount guaranteed, paid by the
                                         Department of Education

Account Maintenance Fee                  0.10% of the original principal amount of loans
                                         outstanding, paid by the Department of Education

Default Aversion Fee                     1% of the outstanding amount of loans that were
                                         reported delinquent but did not default within 300
                                         days thereafter, paid by transfers out of the Student
                                         Loan Reserve Fund

Collection Retention Fee                 24% of the amount collected on loans on which
                                         reinsurance has been paid (18.5% of the amount
                                         collected for a defaulted loan that is purchased by a
                                         lender for rehabilitation or consolidation), withheld
                                         from gross receipts

         Under the Higher Education Act, the Loan Processing and Origination Fee will reduce to 0.40% and the Collection Retention Fee will reduce to 23% beginning October 1, 2003.

         The Act requires guarantee agencies to establish two funds: a Student Loan Reserve Fund and an Agency Operating Fund. The Student Loan Reserve Fund contains the reinsurance payments received from the Department, Insurance Premiums and the Collection Retention Fee. The fund is federal property and its assets may be used only to pay insurance claims and to pay Default Aversion Fees. The Agency Operating Fund is the guarantor's property and is not subject to strict limitations on its use.

Department of Education Oversight

         The Secretary of Education has oversight powers over guarantors. If the Department of Education determines that a guarantor is unable to meet its insurance obligations, the holders of loans guaranteed by that guarantor may submit claims directly to the Department. The Department is required to pay the full guarantee payments due in accordance with guarantee claim processing standards no more stringent than those applied by the terminated guarantor. However, the Department's obligation to pay guarantee claims directly in this fashion is contingent upon its making the determination referred to above.

                 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

General

         The following discussion, which is based on the advice of counsel to be specified in the related prospectus supplement, is a general summary of all material U.S. federal income tax consequences of the purchase, ownership and disposition of notes. Except as provided below under "U.S. Federal Income Tax Treatment of Non-U.S. Holders of Notes," this summary deals only with a beneficial owner of the notes that is (i) a citizen or resident of the United States, (ii) a corporation (or other entity that is treated as a corporation for U.S. federal tax purposes) that is created or organized in or under the laws of the United States or any State thereof (including the District of Columbia),
(iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions (each, a "U.S. HOLDER"). In addition, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to that date, that elect to continue to be treated as United States persons, may also be U.S. Holders. If a partnership (including any entity that is treated as a partnership for U.S. federal tax purposes) is a beneficial owner of notes, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A beneficial owner of notes that is a trust or a partnership, and partners in such a partnership, should consult their tax advisors about the U.S. federal income tax consequences of the purchase, ownership and disposition of notes. A "NON-U.S. HOLDER" is a beneficial owner of a note that is not a U.S. Holder.

         This summary is based on interpretations of the Internal Revenue Code of 1986, as amended (the "CODE"), Treasury regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the U.S. federal income tax consequences described herein. This summary addresses only U.S. Holders that purchase notes at initial issuance and beneficially own such notes as capital assets and not as part of a "straddle," "hedge," "synthetic security" or a "conversion transaction" for U.S. federal income tax purposes, or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under U.S. federal income tax laws (such as banks, thrifts, insurance companies, retirement plans, real estate investment trusts, regulated investment companies, securities dealers or investors whose functional currency is not the U.S. dollar). This summary also does not address U.S. federal income tax and withholding issues relating to the holding of notes through partnerships or entities that are treated as partnerships for U.S. federal income tax purposes.

         There are no Treasury regulations, published rulings or judicial decisions on similar transactions. As a result, the IRS may disagree with all or a part of the discussion below. Accordingly, prospective investors are urged to consult their tax advisors with respect to the federal, state, local, foreign and any other tax consequences of investing in the notes.

Tax Characterization of the Trust

         Tax counsel to the Trust will deliver its opinion that the Trust, which issues one or more classes of notes to investors and all of the equity interests of which are retained by a single beneficial owner, will not be treated as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes, assuming that the terms of the trust agreement and related documents will be complied with.

         However, if one or more classes of notes are treated as equity rather than indebtedness for U.S. federal income tax purposes the Trust could be treated as a partnership or publicly traded partnership taxable as a corporation, as described below.

Tax Consequences to Holders of the Notes

         Treatment of the Notes as Indebtedness. There are no Treasury regulations, published rulings or judicial decisions involving the characterization for U.S. federal income tax purposes of securities with terms substantially similar to the notes. The related trust indenture will require the Trust and all holders to treat the notes as indebtedness for U.S. federal, state and local income and franchise tax purposes. Based on a number of factors, including certain representations of the Trust, certain information provided by The Pennsylvania Higher Education Assistance Agency, as seller and servicer, regarding the student loans to be acquired by the Trust, the assumption that the holders will in fact treat the notes as indebtedness for U.S. federal, state and local income and franchise tax purposes, and the assumption that the notes will be rated investment grade by a nationally recognized statistical rating agency, tax counsel to the Trust will deliver its opinion that the notes will be treated as indebtedness for U.S. federal income tax purposes. However, because no specific authority exists with respect to the characterization for U.S. federal income tax purposes of securities having terms substantially similar to the notes, the IRS could assert, and a court could ultimately hold, that the notes constitute equity in the Trust for U.S. federal income tax purposes. If the notes are treated as equity in, rather than debt of, the Trust for U.S. federal income tax purposes, there may be adverse tax consequences to a U.S. Holder of the notes. If the notes are treated as equity in the Trust, the Trust could be treated as a publicly traded partnership that would be taxable as a corporation. The Trust will not be treated as a publicly traded partnership taxable as a corporation in any taxable year in which 90% or more of its gross income consists of passive-type income such as interest. If the Trust is treated as a publicly traded partnership taxable as a corporation, it will be subject to U.S. federal income taxes at corporate tax rates on its taxable income generated by student loans and other investments. An entity-level tax could result in reduced distributions to noteholders and noteholders could be liable for a share of the tax.

         Furthermore, even if the Trust is not taxable as a corporation, the treatment of notes as equity interests in a partnership could have adverse tax consequences to holders of the notes. For example, income from the notes to tax-exempt entities (including pension funds) might be "unrelated business taxable income," income to Non-U.S. Holders might be subject to U.S. withholding tax and U.S. tax return filing requirements, individual holders might be subject to limitations on their ability to deduct their share of Trust expenses, and holders would be required to report income from the Trust for each of their respective taxable years in which the taxable year of the Trust ends. In addition, a holder that is a cash basis taxpayer would be required to report income with respect to the Trust when it accrues, rather than under the cash method of accounting. Accordingly, prospective investors are urged to consult their tax advisors with respect to the possibility that the notes could be treated as equity interests.

         The Trust's characterization of the notes as indebtedness for U.S. federal income tax purposes will be binding on U.S. Holders. Except as otherwise indicated, the balance of this summary assumes that the notes are treated as indebtedness for U.S. federal, state and local income and franchise tax purposes.

         Stated Interest. Except as otherwise provided in a related prospectus supplement, stated interest on the notes will be taxable to a U.S. Holder as ordinary interest income as the interest accrues or is paid (in accordance with the holder's method of tax accounting).

         Original Issue Discount. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the interest formula for the notes meets the requirements for "qualified stated interest" under Treasury regulations relating to original issue discount, except as set forth below. If these conditions are not satisfied with respect to a series of notes, additional tax considerations with respect to such notes will be disclosed in the related prospectus supplement.

         If so provided in a related prospectus supplement, a note will be treated as issued with original issue discount. Generally, a debt instrument will be treated as issued with original issue discount if the excess of the security's "stated redemption price at maturity" over its "issue price" (each as defined below) equals or exceeds a de minimis amount (generally 0.25% of the security's stated redemption price at maturity multiplied by the number of years to its maturity, based on the anticipated weighted average life of the securities, calculated using the "prepayment assumption," if any, used in pricing the securities, and weighing each payment by reference to the number of full years elapsed from the closing date to the anticipated date of such payment). A note's "stated redemption price at maturity" generally includes all payments on the note other than payments of "qualified stated interest," and its "remaining stated redemption price at maturity" at any time is the sum of all future payments to be made on the note other than payments of "qualified stated interest." Except as otherwise provided in a related prospectus supplement, all stated interest on the notes will be treated as qualified stated interest. The term "issue price" generally means the first price at which a substantial portion of the notes is sold, excluding sales to placement agents, underwriters, brokers or wholesalers. Generally, any de minimis original issue discount must be included in income as principal payments on the notes are received. The amount includible equals the product of the total de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the stated principal amount of the note.

         Generally, U.S. Holders will be required to include non-de minimis original issue discount on the notes in income as it accrues, before (and without regard to the timing of) receipt of the cash attributable to such income, and without regard to the U.S. Holder's method of accounting, using a constant yield method. The amount of original issue discount includible in income is the sum of the daily portions of original issue discount with respect to a note for each day during the taxable year or portion of the taxable year in which the holder holds the note. Special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. Under these provisions, the computation of original issue discount on such debt instruments must be determined by taking into account both the prepayment assumption, if any, used in pricing the debt instrument and the actual prepayment experience. As a result of these special provisions, the amount of the original issue discount on the notes issued with original issue discount that will accrue in any given accrual period may either increase or decrease depending upon the actual prepayment rate. U.S. Holders of notes should consult their tax advisors regarding the impact of the original issue discount rules in the event that notes are issued with original issue discount.

         If a U.S. Holder purchases a note issued with original issue discount at an acquisition premium -- that is, at a price that exceeds its "adjusted issue price" (as defined below), but less than its remaining stated redemption price at maturity -- the amount includible in income in each taxable year as original issue discount is reduced by that portion of the excess properly allocable to such year. No amount of original issue discount need be included in income if the purchase price equals or exceeds the remaining stated redemption price at maturity. The "adjusted issue price" of a note at any time is the sum of its issue price plus prior accruals of original issue discount, reduced by the total payments made with respect to the note in all prior periods, other than qualified stated interest payments. Acquisition premium is allocated on a pro rata basis to each accrual of original issue discount, so that the holder is allowed to reduce each accrual of original issue discount by a constant fraction.

         An initial holder who owns an interest in more than one class of notes with respect to a series should be aware that the original issue discount regulations may treat such interests as a single debt instrument for purposes of the original issue discount provisions of the Code.

         Market Discount. The notes, whether or not issued with original issue discount, may be subject to the "market discount" rules of section 1276 of the Code. In general, these rules apply if the holder purchases the note at a market discount -- that is, at a discount from its stated redemption price at maturity or, if the note was issued with original issue discount, its adjusted issue price -- that exceeds a de minimis amount specified in the Code. If the holder acquires the note at a market discount and (a) recognizes gain upon a disposition, or (b) receives payments that do not constitute qualified stated interest, the lesser of (i) such gain or payment or (ii) the accrued market discount that has not previously been included in income, will be taxed as ordinary income.

         Generally, market discount accrues in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, computed taking into account the prepayment assumption, if any, or in the case of a note issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of such period. A holder may elect, however, to determine accrued market discount under the constant yield method, computed taking into account the prepayment assumption, if any.

         Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a security with accrued market discount. A holder may elect to include market discount in gross income as it accrues. If it makes this election, the holder will not be required to defer deductions. Any such election will apply to all debt instruments acquired by the holder on or after the first day of the first taxable year to which such election applies. The adjusted basis of a security subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

         Amortizable Bond Premium. In general, if a holder purchases a note at a premium -- that is, at an amount in excess of the amount payable at maturity -- the holder will be considered to have purchased the note with "amortizable bond premium" equal to the amount of such excess. A holder may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant yield method, or one of the other methods described above under Market Discount over the remaining term of the note, using the prepayment assumption, if any. A holder's tax basis in the note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments, other than instruments the interest on which is excludable from gross income, held by the holder at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without of the consent of the IRS. Bond premium on a note held by a holder who does not elect to amortize the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the note.

         Election to Treat all Interest as Original Issue Discount. A holder may elect to include in gross income all interest with respect to the notes, including stated interest, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium, using the constant yield method described above under Original Issue Discount. Generally, this election, if made, will apply only to the specific security for which it is made. The election, if made, may not be revoked without the consent of the IRS. Holders are urged to consult their tax advisors before making this election.

         Tax Basis. Generally, a U.S. Holder's adjusted tax basis in the notes will equal the holder's cost for the notes, increased by any market discount, original issue discount and gain previously included by the holder in income with respect to the notes, and decreased by the amount of any bond premium previously amortized and by the amount of any payments other than qualified stated interest previously received by the holder with respect to the notes.

         Sale, Exchange and Retirement of Notes. Upon the sale, exchange or retirement of notes, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement of the notes and the U.S. Holder's adjusted tax basis in the notes. Any such gain or loss will be capital gain or loss if the notes were held as a capital asset, except for gain representing accrued interest, accrued market discount not previously included in income and in the event of a prepayment or redemption, any not yet accrued original issue discount. Capital gains or losses will be long-term capital gains or losses if the U.S. Holder is treated as having held the notes for more than one year at the time of such disposition. The ability to use capital losses to offset ordinary income in determining taxable income generally is limited.

         Waivers and Amendments. An indenture for a series may permit holders to waive an event of default or rescind an acceleration of notes in some circumstances upon a vote of the requisite percentage of holders. Any such waiver or rescission, or any amendment of the terms of the notes, could be treated for U.S. federal income tax purposes as a constructive exchange by a holder of the notes for new notes, upon which gain or loss might be recognized.

Tax-Exempt Organizations

         Except as otherwise provided in a related prospectus supplement, income or gain from the notes held by a tax-exempt organization will not be subject to the tax on unrelated business taxable income if the notes are not "debt financed" property.

U.S. Federal Income Tax Treatment of Non-U.S. Holders of Notes

         The following information describes the material U.S. federal income tax treatment of investors in notes that are Non-U.S. Holders. The IRS has recently issued regulations which set forth procedures to be followed by a Non-U.S. Holder in establishing foreign (Non-U.S.) status for certain purposes. Prospective investors should consult their tax advisors concerning the requirements imposed by the new regulations and their effect on the purchase, ownership and disposition of notes.

         Generally, interest paid or accrued to a Non-U.S. Holder that is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder will generally be considered "portfolio interest" and generally will not be subject to United States federal income tax and withholding tax, as long as the Non-U.S. Holder: (a) is not actually or constructively a "10-percent shareholder" with respect to the Issuer, a "controlled foreign corporation" with respect to which the Issuer is a "related person" within the meaning of the Code, unless certain exceptions apply, or a bank receiving interest on the notes in the manner described in section 881(c)(3)(A) of the Code; and (b) provides an appropriate statement, signed under penalties of perjury, identifying the Non-U.S. Holder and certifying, among other things, that the Non-U.S. Holder is not a U.S. person and providing such Non-U.S. Holder's name and address, which certification, generally, may be made on Form W-8BEN. If the information provided in the statement changes, the Non-U.S. Holder must report that change within thirty days of such change. The statement generally must be provided in the year a payment occurs or in either of the two preceding years. To the extent these conditions are not met or the interest paid or accrued to a Non-U.S. Holder is not "portfolio interest," such interest would be subject to U. S. federal income and withholding tax at a current rate of 30%, unless an income tax treaty reduces or eliminates such tax or the interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Holder (as discussed below).

         Generally, any gain realized on the sale, exchange, retirement or other taxable disposition of a note by a Non-U.S. Holder will be exempt from U. S. federal income and withholding tax, provided that: (a) such gain is not effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder; and (b) in the case of an individual Non-U.S. Holder, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year and certain other requirements are met.

         If the interest, gain or income on a note held by a Non-U.S. Holder is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, such holder -- although exempt from withholding tax previously discussed if a duly executed Form W-8ECI is furnished -- generally will be subject to U. S. federal income tax on the interest, gain or income at regular U.S. federal income tax rates. In addition, if the Non-U.S. Holder is a corporation, it may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

Backup Withholding and Information Reporting

         Backup withholding tax and certain information reporting requirements may apply to payments of principal, premium and interest (including any original issue discount) made to, and the proceeds of disposition of a note by, a U.S. Holder. Backup withholding will apply only if (i) the U.S. Holder fails to furnish its Taxpayer Identification Number to the payor in the manner required,
(ii) the IRS notifies the payor that the U.S. Holder has furnished an incorrect Taxpayer Identification Number, (iii) the IRS notifies the payor that the U.S. Holder has failed to report properly payments of interest and dividends, or (iv) under certain circumstances, the U.S. Holder fails to certify, under penalty of perjury, that it has both furnished a correct Taxpayer Identification Number and not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as, generally, corporations, tax-exempt organizations, qualified pension and profit sharing trusts, individual retirement accounts or nonresident aliens who provide certification as to their status. Each holder other than one who is not subject to the reporting requirements will be required to provide, under penalties of perjury, a certificate containing its name, address, correct U. S. federal taxpayer identification number, which includes a social security number, and a statement that the holder is not subject to backup withholding. Should a non-exempt holder fail to provide the required certification or should the IRS notify the indenture trustee that the holder has provided an incorrect U.S. federal taxpayer identification number or is otherwise subject to backup withholding, the indenture trustee or the Issuer will be required to withhold or cause to be withheld an applicable percentage of the interest otherwise payable to the holder, or the proceeds from the sale or other disposition of the notes, and remit the withheld amounts to the IRS as a credit against the holder's U. S. federal income tax liability. The applicable backup withholding percentage is 30% for 2002 and 2003, 29% for 2004 and 2005, and 28% for 2006 and thereafter, subject to increase to 31% after 2010. U.S. Holders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

         Backup withholding tax is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the holder's federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

State, Local and Foreign Taxes

         Noteholders may be subject to state, local or foreign taxes with respect to an investment in the notes. Prospective investors are urged to consult their tax advisors with respect to the state, local and foreign tax consequences of an investment in the notes.

         The United States federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a note holder's particular tax situation. Prospective purchasers should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans").
Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code ("Qualified Retirement Plans") and on Individual Retirement Accounts ("IRAs") described in Section 408(b) of the Code (collectively, "Tax-Favored Plans"). Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Title I of ERISA. However, such plans may be subject to the provisions of applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Moreover, any such governmental plan or church plan which is qualified under Section 401(a) and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         In addition to the imposition of general fiduciary requirements including those of investment prudence and diversification and the requirement that an ERISA Plan's investment be made in accordance with the documents governing the ERISA Plan, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax-Favored Plans and entities whose underlying assets include plan assets by reason of ERISA Plans or Tax-Favored Plans investing in such entities (collectively hereafter "Plan" or "Plans") and persons ("Parties in Interest" or "Disqualified Persons") who have certain specified relationships to the Plans, unless a statutory or administrative exemption is available. Certain Parties in Interest (or Disqualified Persons) that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed pursuant to Section 502(i) of ERISA or Section 4975 of the Code unless a statutory or administrative exemption is available. Section 502(l) of ERISA requires the Secretary of the U.S. Department of Labor (the "DOL") to assess a civil penalty against a fiduciary who breaks any fiduciary responsibility under or commits any other violation of part 4 of Title I of ERISA or any other person who knowingly participates in such breach or violation.

         The investment in a security by a Plan may, in certain circumstances, be deemed to include an investment in the assets of the Trust. The DOL has promulgated regulations set forth at 29 CFR SS. 2510.3-101 (the "Regulations") concerning whether or not an ERISA Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a trust fund) for purposes of the general fiduciary responsibility provisions of ERISA and for the prohibited transaction provisions of ERISA and the Code, when a Plan acquires an "equity interest" in such entity.

         Under such Regulations the assets of an ERISA Plan will not include an interest in the assets of an entity, the equity interests of which are acquired by the ERISA Plan, if at no time do ERISA Plans in the aggregate own 25% or more of the value of any class of equity interests in such entity. Because the availability of this exemption depends upon the identity of the registered owners at any time, there can be no assurance that the notes will qualify for this exemption.

         The Regulations also provide an exemption from "plan asset" treatment for securities issued by an entity if such securities are debt securities under applicable state law with no "substantial equity features." Except as otherwise specified with respect to a Series in the related prospectus supplement, the notes are intended to represent debt of the Trust for state law and federal income tax purposes; however, there can be no assurance that the DOL will not challenge such position. Assuming that a class of notes will be considered debt with no substantial equity features for purposes of the Regulations, the assets of the Trust will not be characterized as "plan assets" under the Regulations. The related prospectus supplement will set forth whether any class of notes may be purchased by Plans or governmental or church plans subject to Similar Law.

         Without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Trust or any of their respective affiliates is or becomes a Party in Interest or Disqualified Person with respect to such Plan, or in the event that a note is purchased in the secondary market by a Plan from a Party in Interest or Disqualified Person with respect to such Plan. There can be no assurance that the Trust or any of their respective affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes. However, one or more of the following prohibited transaction class exemptions may apply to the acquisition, holding and transfer of the notes: Prohibited Transaction Class Exemption ("PTCE") 84-14 (regarding investments by qualified professional asset managers), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investment funds), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding investments by in-house asset managers).

         Any ERISA Plan fiduciary considering whether to purchase notes of any Series on behalf of an ERISA Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment and the availability of any of the exemptions referred to above. Persons responsible for investing the assets of Tax-Favored Plans that are not ERISA Plans should seek similar counsel with respect to the prohibited transaction provisions of the Code. Fiduciaries of plans subject to Similar Law should make a similar determination.

                              PLAN OF DISTRIBUTION

         We may sell the notes of each series to or through underwriters by "best efforts" underwriting or a negotiated firm commitment underwriting by the underwriters, and also may sell the notes directly to other purchasers or through agents. If so indicated in the prospectus supplement, we may sell such notes, directly or through agents, through a competitive bidding process described in the applicable prospectus supplement. We intend that notes will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of the notes may be made through a combination of such methods.

         The distribution of the notes may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices based, among other things, upon existing interest rates, general economic conditions and investors' judgments as to the price of the notes.

         In connection with the sale of the notes, underwriters may receive compensation from us or from the purchasers of such notes for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the notes of a series to or through dealers and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the notes may be deemed to be underwriters and any discounts or commissions received by them from us and any profit on the resale of the notes by them may be deemed to be underwriting discounts and commissions under the Securities Act. The underwriters will be identified, and any compensation received from us will be described, in the applicable prospectus supplement.

         Under agreements that may be entered into by us, the underwriters and the agents who participate in the distribution of the notes may be entitled to indemnification by us against liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereto.

         If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase the notes from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases the institutions must be approved by us. The obligation of any purchaser under any contract will be subject to the condition that the purchaser of the notes shall not be prohibited by law from purchasing such notes. The underwriters and other agents will not have responsibility in respect of the validity or performance of these contracts.

         The underwriters may, from time to time, buy and sell notes, but there can be no assurance that an active secondary market will develop and there is no assurance that any market, if established, will continue.

                                  LEGAL MATTERS

         The validity of the notes will be passed upon by Stevens & Lee, P.C., Philadelphia and Reading, Pennsylvania as counsel to the Trust, the depositor and the seller and servicer. Other counsel, if any, passing upon legal matters for the Trust or any placement agent or underwriter will be identified in the related prospectus supplement.

                                     RATINGS

         It is a condition to the issuance of the notes that notes publicly offered be rated by at least one nationally recognized statistical rating organization in one of its generic rating categories that signifies investment grade (typically, in one of the four highest rating categories). The specific ratings for each class of notes will be described in the related prospectus supplement.

         A securities rating addresses the likelihood of the receipt by owners of the notes of payments of principal and interest with respect to their notes from assets in the trust estate. The rating takes into consideration the characteristics of the student loans, and the structural, legal and tax aspects associated with the rated notes. The rating does not address any expected schedule of principal repayments other than repayment of principal on the final maturity date and does not address the likelihood of payment of carryover interest on the notes. There is no assurance that the ratings initially assigned to any notes will not be lowered or withdrawn by the rating agency. In the event the rating initially assigned to any securities is subsequently lowered for any reason, no person or entity will be obligated to provide any credit enhancement unless otherwise specified in the related prospectus supplement.

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

         You may read and copy our registration statement and reports and other information that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov from which our registration statement and reports are available.

                                GLOSSARY OF TERMS

         Some of the terms used in this prospectus are defined below. The indenture contains the definition of other terms used in this prospectus and reference is made to the indenture for those definitions.

         "Auction Date" means, with respect to any class of auction rate securities, the date specified in the related prospectus supplement, and thereafter, the business day immediately preceding the first day of each auction period for each respective class, other than:

         (a) each auction period commencing after the ownership of the applicable auction rate securities is no longer maintained in book-entry form by the securities depository;

         (b) each auction period commencing after and during the continuance of a payment default; or

         (c) each auction period commencing less than the applicable number of business days after the cure or waiver of a payment default.

         "Book-Entry Form" or "Book-Entry System" means a form or system under which (a) the beneficial right to principal and interest may be transferred only through a book entry, (b) physical securities in registered form are issued only to a securities depository or its nominee as registered owner, with the securities "immobilized" to the custody of the securities depository, and (c) the book entry is the record that identifies the owners of beneficial interests in that principal and interest.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. Each reference to a section of the Code herein shall be deemed to include the United States Treasury Regulations, including temporary and proposed regulations, relating to such section which are applicable to the notes or the use of the proceeds thereof. A reference to any specific section of the Code shall be deemed also to be a reference to the comparable provisions of any enactment which supersedes or replaces the Code thereunder from time to time.

         "Commercial Paper Rate (90-day)" shall mean the rate determined at the end of each calendar quarter using the daily average of that quarter's bond equivalent Three-Month Financial Commercial Paper rates. The daily bond equivalent rates are calculated from the Three-Month Financial Commercial Paper discount rates published in the Federal Reserve's H.15 report. On weekends, holidays, and any other day when no H.15 rates are available, the rate from the most recent published date is used.

         "Derivative Product" shall mean a written contract or agreement between PHEAA Student Loan Trust I and a counterparty, which provides that PHEAA Student Loan Trust I's obligations thereunder will be conditioned on the absence of (i) a failure by the counterparty to make any payment required thereunder when due and payable, or (ii) a default thereunder with respect to the financial status of the counterparty, and:

         (a) under which PHEAA Student Loan Trust I is obligated to pay (whether on a net payment basis or otherwise) on one or more scheduled and specified derivative payment dates, PHEAA Student Loan Trust I derivative payments in exchange for the counterparty's obligation to pay (whether on a net payment basis or otherwise), or to cause to be paid, to PHEAA Student Loan Trust I, reciprocal payments on one or more scheduled and specified derivative payment dates in the amounts set forth in the derivative product;

         (b) for which PHEAA Student Loan Trust I's obligation to make derivative payments may be secured by a pledge of and lien on the trust estate on an equal and ratable basis with any class of PHEAA Student Loan Trust I's outstanding notes and which derivative payments may be equal in priority with any priority classification of PHEAA Student Loan Trust I's outstanding notes; and

         (c) under which reciprocal payments are to be made directly to the indenture trustee for deposit into the Revenue Fund.

         "Event of Bankruptcy" shall mean:

         (a) the person or entity shall have commenced a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or shall have made a general assignment for the benefit of creditors, or shall have declared a moratorium with respect to its debts or shall have failed generally to pay its debts as they become due, or shall have taken any action to authorize any of the foregoing; or

         (b) an involuntary case or other proceeding shall have been commenced against the person or entity seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property provided such action or proceeding is not dismissed within 60 days.

         "Federal Reimbursement Contracts" shall mean the agreements between the guarantee agency and the Secretary of Education providing for the payment by the Secretary of Education of amounts authorized to be paid pursuant to the Higher Education Act, including (but not necessarily limited to) reimbursement of amounts paid or payable upon defaulted student loans and other student loans guaranteed or insured by the guarantee agency and interest benefit payments and special allowance payments to holders of qualifying student loans guaranteed or insured by the guarantee agency.

         "Funds" shall mean the funds created under Section ____ of the Indenture and held by the indenture trustee, including the Acquisition Fund, the Revenue Fund and the Reserve Fund.

         "Guarantee" or "Guaranteed" shall mean, with respect to student loan, the insurance or guarantee by the guarantee agency pursuant to such guarantee agency's guarantee agreement of the maximum percentage of the principal of and accrued interest on such student loan allowed by the terms of the Higher Education Act with respect to such student loan at the time it was originated and the coverage of such student loan by the federal reimbursement contracts, providing, among other things, for reimbursement to the guarantee agency for payments made by it on defaulted student loans insured or guaranteed by the guarantee agency of at least the minimum reimbursement allowed by the Higher Education Act with respect to a particular student loan.

         "Guarantee Agreements" shall mean a guaranty or lender agreement between the indenture trustee and any guarantee agency, and any amendments thereto.

         "Guarantee Agency" shall mean any entity authorized to guarantee student loans under the Higher Education Act and with which the indenture trustee maintains a guarantee agreement.

         "Higher Education Act" shall mean the Higher Education Act of 1965, as amended or supplemented from time to time, or any successor federal act and all regulations, directives, bulletins, and guidelines promulgated from time to time thereunder.

         "Indenture" shall mean the indenture of trust between PHEAA Student Loan Trust I and Allfirst Bank, as indenture trustee, including all supplements and amendments thereto.

         "Treasury Bill Rate" shall mean the bond equivalent yield for auctions of 91-day United States Treasury Bills on the first day of each calendar week on which the United States Treasury auctions 91-day Treasury Bills, which currently is the United States Treasury's first business day of each week.

                            [outside back cover page]

                               $------------------

                           PHEAA STUDENT LOAN TRUST I
                                     Issuer

                         STUDENT LOAN ASSET-BACKED NOTES
                                   SERIES ____

                    =========================================

                    P R O S P E C T U S   S U P P L E M E N T

                    =========================================

                                    [------]



                                  [UNDERWRITER]

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

         WE ARE NOT OFFERING NOTES IN ANY STATE WHERE THE OFFER IS NOT
PERMITTED.

         WE REPRESENT THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND PROSPECTUS ONLY AS OF THE DATES OF THEIR RESPECTIVE COVERS.

         UNTIL __________ __, ____, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the expenses to be borne by the registrant, other than the underwriting discounts and commissions, in connection with the issuance and distribution of the notes offered hereunder.*

         SEC registration fee..................................... $92,000
         Accounting fees and expenses.............................  25,000
         Legal fees and expenses.................................. 150,000
         Printing costs..........................................   20,000
         Trustees' fees...........................................  20,000
         Rating agency fees.......................................  50,000
         Miscellaneous............................................   8,000
                                                                  --------
                  Total                                           $365,000
                                                                  ========
------------------
* Estimates based on the offering of a single series of notes offered in the aggregate principal amount of $1,000,000.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 6 of the depositor's articles of incorporation provides for the indemnification of directors or officers, in accordance with the by-laws, to the fullest extent permitted by the Nonprofit Corporation Law of the Commonwealth of Pennsylvania. Article XI of the by-laws of the depositor provides that the depositor shall indemnify and hold harmless, to the fullest extent permitted by law, any person made or threatened to be made a party to any legal action by reason of the fact that such person is or was a director, officer, employee or other corporate agent of the depositor or any subsidiary or constituent corporation or served any other enterprise at the request of the depositor against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action. The Nonprofit Corporation Law of the Commonwealth of Pennsylvania provides for the indemnification of directors and officers under certain conditions.

ITEM 16.  EXHIBITS.

         The following is a complete list of exhibits filed as part of the Registration Statement. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.

Exhibit No.        Description
-----------        -----------

   1.1             Form of Underwriting Agreement*

   3.1             Articles of Incorporation of PHEAA Student Loan Foundation,
                   Inc.*

   3.2             By-Laws of PHEAA Student Loan Foundation, Inc.*

   4.1             Form of Indenture*

   4.2             Form of Eligible Lender Trust Agreement (Issuer)*

   4.3             Form of Eligible Lender Trust Agreement (Depositor)*

   4.4             Delaware Statutory Trust Agreement*

   4.5             Proposed Amended and Restated Delaware Statutory Trust
                   Agreement *

   5.1             Opinion of Stevens & Lee with respect to legality*

   8.1             Opinion of Stevens & Lee with respect to tax matters*

  23.1             Consent of Stevens & Lee (included as part of Exhibit 5.1)*

  23.2             Consent of Stevens & Lee (included as part of Exhibit 8.1)*

  24.1             Power of Attorney (included on signature page hereof)*

  25.1             Statement of Eligibility of Allfirst Bank, Trustee on Form
                   T-1*

  99.1             Form of Loan Sale and Contribution Agreement (Depositor)*

  99.2             Form of Loan Sale and Contribution Agreement (Issuer)*

  99.3             Form of Servicing Agreement*

  99.4             Form of Sub-Servicing Agreement*

  99.5             Proposed Administration Agreement*

  99.6             Form of Custody Agreement*

  99.7             Form of Broker-Dealer Agreement*

  99.8             Form of Auction Agent Agreement*

* To be filed by amendment.

ITEM 17.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions in Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act or 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

         The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), in accordance with the rules and regulations prescribed by the Commission under Section 305 (b)(2) of the Trust Indenture Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, each Co-Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harrisburg, Commonwealth of Pennsylvania, on January 10, 2003.

                                  PHEAA STUDENT LOAN FOUNDATION,
                                  INC., as depositor of PHEAA Student Loan
                                  Trust I and Co-Registrant on behalf of PHEAA
                                  Student Loan Trust I as Co-Registrant


                                  By: /s/Lori Fehr
                                      -------------------------
                                      Lori Fehr, President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                       TITLE                                             DATE
---------                                       -----                                             ----
                                                President (Principal Executive Officer)      January 10, 2003
/s/ Lori Fehr                                   and Director
-----------------------------
Lori Fehr

                                                Treasurer (Principal Financial and           January 10, 2003
/s/ Timothy A. Guenther                         Accounting Officer) and Director
-----------------------------
Timothy A. Guenther


/s/ Mark R. Schmidt                             Director                                     January 10, 2003
-----------------------------
Mark R. Schmidt

-----------------------------                   Director                                     January __, 2003
Thomas A. Campbell

-----------------------------                   Director                                     January __, 2003
Joseph D. Freney

                                  EXHIBIT INDEX

Exhibit No.        Description
-----------        -----------

   1.1             Form of Underwriting Agreement*

   3.1             Articles of Incorporation of PHEAA Student Loan Foundation,
                   Inc.*

   3.2             By-Laws of PHEAA Student Loan Foundation, Inc.*

   4.1             Form of Indenture*

   4.2             Form of Eligible Lender Trust Agreement (Issuer)*

   4.3             Form of Eligible Lender Trust Agreement (Depositor)*

   4.4             Delaware Statutory Trust Agreement*

   4.5             Proposed Amended and Restated Delaware Statutory Trust
                   Agreement *

   5.1             Opinion of Stevens & Lee with respect to legality*

   8.1             Opinion of Stevens & Lee with respect to tax matters*

  23.1             Consent of Stevens & Lee (included as part of Exhibit 5.1)*

  23.2             Consent of Stevens & Lee (included as part of Exhibit 8.1)*

  24.1             Power of Attorney (included on signature page hereof)*

  25.1             Statement of Eligibility of Allfirst Bank, Trustee on Form
                   T-1*

  99.1             Form of Loan Sale and Contribution Agreement (Depositor)*

  99.2             Form of Loan Sale and Contribution Agreement (Issuer)*

  99.3             Form of Servicing Agreement*

  99.4             Form of Sub-Servicing Agreement*

  99.5             Proposed Administration Agreement*

  99.6             Form of Custody Agreement*

  99.7             Form of Broker-Dealer Agreement*

  99.8             Form of Auction Agent Agreement*

* To be filed by amendment.